Exhibit 10.1

Execution Version

FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”), dated as of February 10, 2020, by and among HAWK PARENT HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties signatory hereto, the Lenders (as defined below) signatory hereto (including the Incremental Term Lenders, the Incremental Revolving Lenders and the Incremental DDTL Lenders (each as defined below)) and TRUIST BANK, as successor by merger to SunTrust Bank, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties party thereto from time to time, each lender from time to time party thereto (the “ Lenders”) and the Administrative Agent are parties to that certain Revolving Credit and Term Loan Agreement, dated as of July 11, 2019 (as amended, restated, amended and restated, supplemented and/or modified prior to the date hereof and from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby), pursuant to which the Lenders have made and will make certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested, pursuant to Section 2.23 of the Credit Agreement, that (a) certain banks and financial institutions (each an “Incremental Term Lender” and, collectively, the “Incremental Term Lenders”) make an Incremental Term Loan on the date hereof in an aggregate amount equal to $46,000,000 (the “First Amendment Incremental Term Loan”), which Incremental Term Loan shall constitute an increase to the Term Loan A, (b) certain banks and financial institutions (each an “Incremental Revolving Lender” and, collectively, the “Incremental Revolving Lenders”) increase the aggregate Revolving Commitments on the date hereof by an aggregate amount equal to $10,000,000 (the “First Amendment Incremental Revolving Commitment”) and (c) certain banks and financial institutions (each an “ Incremental DDTL Lender” and, collectively, the “Incremental DDTL Lenders”) establish an Incremental Delayed Draw Term Loan facility on the date hereof in an aggregate amount equal to $60,000,000 (the “First Amendment DDTL Commitment”), which First Amendment DDTL Commitment shall be established as a new tranche of delayed draw term loans;

WHEREAS, (a) the Incremental Term Lenders have agreed severally to make the First Amendment Incremental Term Loan subject to the terms and express conditions hereof, (b) the Incremental Revolving Lenders have agreed to establish the First Amendment Incremental Revolving Commitment subject to the terms and conditions hereof and (c) the Incremental DDTL Lenders have agreed to establish the First Amendment DDTL Commitment pursuant to which the Incremental DDTL Lenders have agreed severally to make delayed draw term loans subject to the terms and express conditions hereof;

WHEREAS, upon the satisfaction or waiver of the conditions set forth in Section 8 of this Amendment, all conditions precedent to making the First Amendment Incremental Term Loan, the establishment of the First Amendment Incremental Revolving Commitment and the establishment of the First Amendment DDTL Commitment set forth in the Credit Agreement shall have been satisfied or waived; and

WHEREAS, the Borrowers have also requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement as set forth herein, and subject to the terms and conditions hereof, the Lenders and the Administrative Agent are willing to do so.

NOW THEREFORE, in consideration of the premises, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. First Amendment Incremental Term Loan. Subject to the satisfaction or waiver of the conditions set forth in Section 8 of this Amendment:

(a) Each Incremental Term Lender severally agrees to make the First Amendment Incremental Term Loan to the Borrower pursuant to Section 2.23 of the Credit Agreement on the date hereof in a principal amount equal to the amount set forth with respect to such Incremental Term Lender on Exhibit A hereto under the heading “First Amendment Incremental Term Loan Commitment Amount”. The foregoing commitment shall terminate on the First Amendment Effective Date upon the making of the First Amendment Incremental Term Loan pursuant to this Amendment.

(b) The First Amendment Incremental Term Loan shall constitute an increase to the Term Loan A and shall be on the same terms as the Term Loan A outstanding on the First Amendment Effective Date in all respects (including, without limitation, as to pricing, maturity, amortization, right of payment and security (for the avoidance of doubt, after giving effect to the amendments provided for in Section 4 of this Amendment)), other than with respect to original issue discount and upfront fees.

(c) Each Incremental Term Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and, to the extent not already a Lender prior to the date hereof, to become a Lender under the Credit Agreement, (B) from and after the First Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Loans and Commitments, shall have the obligations of a Lender thereunder, and (C) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, and on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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2. First Amendment Incremental Revolving Commitment. Subject to the satisfaction or waiver of the conditions set forth in Section 8 of this Amendment:

(a) Pursuant to Section 2.23 of the Credit Agreement, each Incremental Revolving Lender hereby establishes in favor of the Borrower the First Amendment Incremental Revolving Commitment on the date hereof in a principal amount equal to the amount set forth with respect to such Incremental Revolving Lender on Exhibit A hereto under the heading “First Amendment Incremental Revolving Commitment Amount”, pursuant to which each Incremental Revolving Lender severally agrees (to the extent of such Incremental Revolving Lender’s First Amendment Incremental Revolving Commitment) to make Revolving Loans to the Borrower, and to acquire participations in Letters of Credit and Swingline Loans, in accordance with the Credit Agreement, including, without limitation, Section 2.2 thereof.

(b) The First Amendment Incremental Revolving Commitment shall constitute an increase to the Revolving Commitments and shall be on the same terms and pursuant to the same documentation as the Revolving Commitments outstanding on the First Amendment Effective Date immediately prior to such increase (including, without limitation, as to pricing, maturity and right of payment and security (for the avoidance of doubt, after giving effect to the amendments provided for in Section 4 of this Amendment)), other than with respect to original issue discount and upfront fees.

(c) Each Incremental Revolving Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and, to the extent not already a Lender prior to the date hereof, to become a Lender under the Credit Agreement, (B) from and after the First Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Loans and Commitments, shall have the obligations of a Lender thereunder, and (C) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, and on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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3. First Amendment DDTL Commitment. Subject to the satisfaction or waiver of the conditions set forth in Section 8 of this Amendment:

(a) The Incremental DDTL Lenders hereby establish in favor of the Borrower the First Amendment DDTL Commitment on the date hereof pursuant to which, subject to the terms and conditions set forth herein and in the Credit Agreement, each Incremental DDTL Lender severally agrees to make a term loan or term loans (each, a “First Amendment Delayed Draw Term Loan”) to the Borrower from time to time during the First Amendment Delayed Draw Availability Period (as defined below), which First Amendment Delayed Draw Term Loans (i) shall not exceed, for any such Incremental DDTL Lender, the amount set forth with respect to such Incremental DDTL Lender on Exhibit A hereto under the heading “First Amendment DDTL Commitment Amount”, and (ii) may be repaid or prepaid in accordance with the provisions of the Credit Agreement, but once repaid or prepaid may not be reborrowed.

(b) The First Amendment DDTL Commitment shall constitute a separate tranche from the Closing Date DDTL Commitment and shall be available from the day after the First Amendment Effective Date to and including the nine (9) month anniversary of the First Amendment Effective Date (the “First Amendment Delayed Draw Availability Period”). Any First Amendment Delayed Draw Term Loans funded under the First Amendment DDTL Commitment shall be made on the same terms as any Delayed Draw Term Loans funded under the Closing Date DDTL Commitment in all respects (including, without limitation, as to pricing, maturity, amortization, right of payment and security (for the avoidance of doubt, after giving effect to the amendments provided for in Section 4 of this Amendment)), other than with respect to original issue discount and upfront fees.

(c) Each Incremental DDTL Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and, to the extent not already a Lender prior to the date hereof, to become a Lender under the Credit Agreement, (B) from and after the First Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Loans and Commitments, shall have the obligations of a Lender thereunder, and (C) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, and on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

4. Amendments to Credit Agreement. Subject to the satisfaction or waiver of the conditions set forth in Section 8 of this Amendment, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Exhibit B hereto.

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5. Committed Loan Notice. The execution and delivery of this Amendment by the Borrower and the satisfaction of all conditions precedent pursuant to Section 8 shall be deemed to constitute the Borrower’s request to borrow the First Amendment Incremental Term Loan on the date hereof. The First Amendment Incremental Term Loan shall be funded as a Eurodollar Loan (and each Incremental Term Lender hereby waives any prior notice required to be given with respect thereto under the Credit Agreement) with an Interest Period commencing on the date of such Borrowing and ending on the same Business Day as the current Interest Period of the Term Loan A as in effect immediately prior to the First Amendment Effective Date.

6. Acknowledgements and Consents.

(a) Each of the Loan Parties acknowledges and agrees that, for the avoidance of doubt: (i) the obligations in respect of the First Amendment Incremental Term Loan, any Revolving Loans funded under the First Amendment Incremental Revolving Commitment and any First Amendment Delayed Draw Term Loans funded under the First Amendment DDTL Commitment constitute (or will constitute when funded) Obligations, Secured Obligations and Guaranteed Obligations, as applicable, and have all the benefits thereof; (ii) the First Amendment Incremental Term Loan shall have all the rights, remedies, privileges and protections under the Loan Documents as are applicable to the Term Loan A; (iii) the First Amendment Incremental Revolving Commitment (and any Revolving Loans funded thereunder) shall have all the rights, remedies, privileges and protections under the Loan Documents as are applicable to the Revolving Commitment (and the Revolving Loans funded thereunder); (iv) the First Amendment DDTL Commitment (and any First Amendment Delayed Draw Term Loans funded thereunder) shall have all the rights, remedies, privileges and protections under the Loan Documents as are applicable to the Closing Date DDTL Commitment (and the Closing Date Delayed Draw Term Loans funded thereunder); and (v) as of the First Amendment Effective Date, after giving effect to the funding of the First Amendment Incremental Term Loan, the aggregate outstanding principal amount of the Term Loan A is $214,937,500.

(b) The parties hereto acknowledge and agree that, for the avoidance of doubt: (i) the First Amendment Incremental Term Loan, the First Amendment Incremental Revolving Commitment and the First Amendment DDTL Commitment constitute an “Incremental Term Loan”, an “Incremental Revolving Commitment” and an “Incremental Delayed Draw Term Loan”, respectively, under Section 2.23 of the Credit Agreement and are subject to all provisions of the Credit Agreement and the other Loan Documents; and (ii) to the extent any Incremental Term Lender, Incremental Revolving Lender or Incremental DDTL Lender constitutes an Additional Lender under Section 2.23(b) of the Credit Agreement, this Amendment shall constitute an instrument of joinder as required under Section 2.23(c)(i) of the Credit Agreement; provided that, notwithstanding anything herein to the contrary, the Administrative Agent and the Lenders hereby waive Section 2.23(a)(i) with respect to the First Amendment Incremental Term Loan, the First Amendment Incremental Revolving Commitment and the First Amendment DDTL Commitment.

7. No Other Amendments. The execution, delivery and effectiveness of this Amendment shall not, except as provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect

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and each Loan Party hereby ratifies and confirms its respective obligations thereunder. Except as expressly provided herein, this Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Administrative Agent’s or the Secured Parties’ security interests in, security titles to, or other Liens on, any Collateral for the Secured Obligations.

8. Conditions on Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, each of the following conditions has been met or duly waived by the Lenders in writing:

(a)

Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, each Guarantor, each Incremental Term Lender, each Incremental Revolving Lender, each Incremental DDTL Lender, each other Lender and the Administrative Agent;

(b)

Before and after giving effect to the First Amendment Incremental Term Loan, the First Amendment Incremental Revolving Commitment, the First Amendment DDTL Commitment and the consummation of the Viking Acquisition, (i) all conditions to Borrowing required pursuant to Section 3.2 of the Credit Agreement, as applicable, are satisfied and (ii) Holdings and its Restricted Subsidiaries are in compliance with the Financial Covenants, calculated in accordance with Section 2.23(a)(iv) of the Credit Agreement, in each case, after giving effect to this Amendment;

(c)

Receipt by the Administrative Agent of legal opinions and authorizing resolutions, in each case, with respect to the First Amendment Incremental Term Loan, the First Amendment Incremental Revolving Commitment and the First Amendment DDTL Commitment and consistent with those delivered on the Closing Date, other than changes to such legal opinions resulting from a change in law or change in fact or otherwise approved by the Administrative Agent;

(d)

Receipt by the Administrative Agent of a certificate executed by a Responsible Officer of the Borrower certifying that each of the conditions in Section 2.23(a) of the Credit Agreement (other than the condition in Section 2.23(a)(i)) has been satisfied;

(e)

To the extent requested by any Incremental Term Lender, Incremental Revolving Lender or Incremental DDTL Lender, receipt by the Administrative Agent of an executed promissory note evidencing such Lender’s First Amendment Incremental Term Loan, First Amendment Incremental Revolving Commitment or First Amendment DDTL Commitment, as applicable, issued by the Borrowers in accordance with Section 2.10 of the Credit Agreement;

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(f)

The Viking Acquisition shall (i) be consummated substantially concurrently with the closing and funding of the First Amendment Incremental Term Loan in accordance with the Viking Acquisition Agreement, without alteration, amendment or other change, supplement or modification of the Viking Acquisition Agreement except for waivers of conditions that are not materially adverse to the Lenders or as otherwise approved in writing by the Administrative Agent and (ii) have satisfied all of the requirements contained in the definition of “Permitted Acquisition” (as defined in the Credit Agreement prior to giving effect to this Amendment); and

(g)

The Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses and fees due and payable on or prior to the First Amendment Effective Date under the Credit Agreement or any engagement letter in respect of the arrangement of the First Amendment Incremental Term Loan, the First Amendment Incremental Revolving Commitment, the First Amendment DDTL Commitment and this Amendment.

For the purpose of determining satisfaction of the conditions specified in this Section 8, each Lender (including each Incremental Term Lender, each Incremental Revolving Lender and each Incremental DDTL Lender) that has signed and delivered this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required hereunder to be acceptable or satisfactory to such Lender. The funding of the First Amendment Incremental Term Loan, the establishment of the First Amendment Incremental Revolving Commitment and the establishment of the First Amendment DDTL Commitment shall be conclusive evidence that all conditions specified in this Section 8 were satisfied or waived.

Upon this Amendment becoming effective, the Commitments of each applicable Lender will be adjusted to give effect to the First Amendment Incremental Term Loans, the First Amendment Incremental Revolving Commitments and the First Amendment DDTL Commitments and Schedule I to the Credit Agreement shall automatically be deemed amended accordingly.

9. Representations and Warranties. Each Loan Party represents and warrants that (i) each Loan Party has taken all necessary action to authorize it to execute, deliver and perform its obligations under this Amendment in accordance with the terms hereof and to consummate the transactions contemplated hereby, (ii) at the time of and immediately after giving effect to the First Amendment Incremental Term Loan, the First Amendment Incremental Revolving Commitment, the First Amendment DDTL Commitment and the consummation of the Viking Acquisition, no Default or Event of Default exists and (iii) this Amendment has been duly executed and delivered by the Loan Parties, and is the legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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10. Acknowledgment of Perfection of Security Interests. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent, for the benefit of the Secured Parties, under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents, in each case, to the same extent as on the date such Loan Party became a party to the Guaranty and Security Agreement.

11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

12. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

13. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors in titles, and assigns.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER: HAWK PARENT HOLDINGS LLC

By:	/s/ Timothy Murphy
Name: Timothy Murphy Title: Chief Financial Officer

OTHER LOAN PARTIES:

HAWK INTERMEDIATE HOLDINGS LLC

HAWK BUYER HOLDINGS LLC

REPAY HOLDINGS, LLC

M&A VENTURES, LLC

SIGMA ACQUISITION LLC

WILDCAT ACQUISITION LLC

MARLIN ACQUIRER LLC

REPAY MANAGEMENT SERVICES LLC

TRISOURCE SOLUTIONS, LLC

MESA ACQUIRER LLC

By:	/s/ Timothy Murphy
Name: Timothy Murphy Title: Chief Financial Officer

REPAY MANAGEMENT HOLDCO INC.

By:	/s/ Timothy Murphy
Name: Timothy Murphy Title: Treasurer and Secretary

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

ADMINISTRATIVE AGENT AND LENDERS:

TRUIST BANK, as successor by merger to SunTrust Bank, as the Administrative Agent, an Incremental Term Lender, an Incremental Revolving Lender, an Incremental DDTL Lender and a Lender

By:	/s/ David Bennett
Name: David Bennett Title: Director

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

REGIONS BANK, as an Incremental Term Lender, an Incremental Revolving Lender, an Incremental DDTL Lender and a Lender

By:	/s/ Stowe Query
Name: Stowe Query Title: Director

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as an Incremental Term Lender, an Incremental Revolving Lender, an Incremental DDTL Lender and a Lender

By:	/s/ John Lauck
Name: John Lauck Title: Senior Vice President

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

FIFTH THIRD BANK, National Association as an Incremental Term Lender, an Incremental Revolving Lender, an Incremental DDTL Lender and a Lender

By:	/s/ Marisa Lake
Name: Marisa Lake Title: AVP

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

BMO HARRIS BANK N.A., as an Incremental Term Lender, an Incremental Revolving Lender, an Incremental DDTL Lender and a Lender

By:	/s/ Michael Pincus
Name: Michael Pincus Title: Managing Director

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

CITIZENS BANK, N.A., as an Incremental Term Lender, an Incremental Revolving Lender, an Incremental DDTL Lender and a Lender

By:	/s/ Jason Crowley
Name: Jason Crowley
Title: Vice President

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

CIT BANK, N.A., as an Incremental Term Lender, an Incremental Revolving Lender, an Incremental DDTL Lender and a Lender

By:	/s/ Joseph Longobardi
Name: Joseph Longobardi
Title: Authorized Signatory

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

ATLANTIC CAPITAL BANK, N.A., as a Lender

By:	/s/ Richard A. Oglesby, Jr
Name: Richard A. Oglesby, Jr
Title: President, Atlanta Division

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

CADENCE BANK, N.A., as a Lender

By:	/s/ Barbara Mulligan
Name: Barbara Mulligan
Title: Vice President

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

FIRST HORIZON BANK, as an Incremental Term Lender, an Incremental Revolving Lender, an Incremental DDTL Lender and a Lender

By:	/s/ Eric Lawson
Name: Eric Lawson
Title: Senior Vice President

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

MUFG UNION BANK, N.A., as an Incremental Term Lender, an Incremental Revolving Lender, an Incremental DDTL Lender and a Lender

By:	/s/ George Stoecklein
Name: George Stoecklein
Title: Managing Director

Signature Page to

First Amendment to Revolving Credit and Term Loan Agreement

EXHIBIT B

Amended Credit Agreement

[See attached.]

~~Execution Version~~Exhibit B to First Amendment to

Revolving Credit and Term Loan Agreement

Published Transaction CUSIP Number: 42010EAA7

Published Revolver CUSIP Number: 42010EAB5

Published Term Loan A CUSIP Number: 42010EAD1

Published Closing Date Delayed Draw Term Loan CUSIP Number: 42010EAC3

Published First Amendment Delayed Draw Term Loan CUSIP Number: 42010EAE9

REVOLVING CREDIT AND TERM LOAN AGREEMENT

dated as of July 11, 2019

(as amended by the First Amendment to Revolving Credit and Term Loan Agreement, dated as of

February 10, 2020)

among

TB ACQUISITION MERGER SUB LLC

as the Borrower prior to the consummation of the Closing Date Merger

HAWK PARENT HOLDINGS LLC

as the Borrower following the consummation of the Closing Date Merger

THE OTHER LOAN PARTIES FROM TIME TO TIME PARTY HERETO

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

~~SUNTRUST~~TRUIST BANK,

as successor by merger to SunTrust Bank,

as Administrative Agent

SUNTRUST ROBINSON HUMPHREY, INC.,

~~and~~

REGIONS BANK

and

MUFG UNION BANK, N.A.,

as Joint Lead Arrangers and Joint Book Runners

REGIONS BANK

and

MUFG UNION BANK, N.A.,

as Syndication ~~Agent~~Agents

HSBC BANK USA, NATIONAL ASSOCIATION

and

FIFTH THIRD BANK,

as Documentation Agents

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS; CONSTRUCTION		1

Section 1.1	Definitions	~~1~~2
Section 1.2	Classifications of Loans and Borrowings	~~44~~47
Section 1.3	Accounting Terms and Determination	~~44~~47
Section 1.4	Terms Generally	~~45~~48
Section 1.5	Limited Condition Acquisitions	~~45~~48
Section 1.6	Divisions	~~46~~49

ARTICLE II AMOUNT AND TERMS OF THE COMMITMENTS		~~47~~49

Section 2.1	General Description of Facilities	~~47~~49
Section 2.2	Revolving Loans	~~47~~50
Section 2.3	Procedure for Revolving and Delayed Draw Term Loan Borrowings	~~47~~50
Section 2.4	Swingline Commitment	~~48~~51
Section 2.5	Term Loan Commitments	~~49~~52
Section 2.6	Funding of Borrowings	~~50~~53
Section 2.7	Interest Elections	~~50~~53
Section 2.8	Optional Reduction and Termination of Commitments	~~51~~54
Section 2.9	Repayment of Loans	~~52~~55
Section 2.10	Evidence of Indebtedness	~~53~~57
Section 2.11	Optional Prepayments	~~54~~57
Section 2.12	Mandatory Prepayments	~~55~~58
Section 2.13	Interest on Loans	~~58~~61
Section 2.14	Fees	~~58~~61
Section 2.15	Computation of Interest and Fees	~~59~~63
Section 2.16	Inability to Determine Interest Rates	~~60~~63
Section 2.17	Illegality	~~61~~64
Section 2.18	Increased Costs	~~61~~64
Section 2.19	Funding Indemnity	~~62~~65
Section 2.20	Taxes	~~63~~66
Section 2.21	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~67~~70
Section 2.22	Letters of Credit	~~68~~72
Section 2.23	Increase of Commitments; Additional Lenders	~~73~~76
Section 2.24	Mitigation of Obligations	~~77~~80
Section 2.25	Replacement of Lenders	~~77~~81
Section 2.26	Defaulting Lenders and Potential Defaulting Lenders	~~78~~81
Section 2.27	Refinancing Amendments	~~80~~83
Section 2.28	Extension Amendments	~~81~~84
Section 2.29	Assumption by Hawk Parent	~~81~~84

ARTICLE III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT		~~81~~85

Section 3.1	Conditions to Effectiveness	~~81~~85
Section 3.2	Conditions to Each Credit Event	~~83~~87
Section 3.3	Delivery of Documents	~~84~~87

ARTICLE IV REPRESENTATIONS AND WARRANTIES		~~85~~88

Section 4.1	Existence; Power	~~85~~88
Section 4.2	Organizational Power; Authorization	~~85~~88

Section 4.3	Governmental Approvals; No Conflicts	~~85~~88
Section 4.4	Financial Statements; No Default; No Material Adverse Effect	~~85~~88
Section 4.5	Litigation and Environmental Matters	~~86~~89
Section 4.6	Compliance with Laws and Agreements	~~86~~89
Section 4.7	Investment Company Act	~~86~~90
Section 4.8	Taxes	~~86~~90
Section 4.9	Use of Proceeds; Margin Regulations	~~87~~90
Section 4.10	ERISA	~~87~~90
Section 4.11	Ownership of Property; Insurance	~~87~~91
Section 4.12	Disclosure	~~88~~91
Section 4.13	Labor Relations	~~89~~92
Section 4.14	Subsidiaries	~~89~~92
Section 4.15	Solvency	~~89~~92
Section 4.16	Deposit and Disbursement Accounts	~~89~~92
Section 4.17	Collateral Documents.	~~89~~92
Section 4.18	Subordinated Debt	~~90~~93
Section 4.19	Sanctions and Anti-Corruption Laws	~~90~~93
Section 4.20	Patriot Act	~~90~~93
Section 4.21	EEA Financial Institution; Other Regulations	~~90~~93

ARTICLE V AFFIRMATIVE COVENANTS		~~90~~94

Section 5.1	Financial Statements and Other Information	~~90~~94
Section 5.2	Notices of Material Events	~~92~~96
Section 5.3	Existence; Conduct of Business	~~93~~97
Section 5.4	Compliance with Laws	~~94~~97
Section 5.5	Payment of Taxes	~~94~~97
Section 5.6	Books and Records	~~94~~97
Section 5.7	Visitation and Inspection	~~94~~97
Section 5.8	Maintenance of Properties; Insurance	~~94~~97
Section 5.9	Use of Proceeds; Margin Regulations	~~94~~98
Section 5.10	Non-U.S. Plans	~~95~~98
Section 5.11	Cash Management	~~95~~98
Section 5.12	Additional Subsidiaries and Collateral	~~95~~99
Section 5.13	[Reserved]	~~97~~100
Section 5.14	Further Assurances	~~97~~100
Section 5.15	[Reserved]	~~97~~100
Section 5.16	Designation of Subsidiaries	~~97~~100
Section 5.17	Certain Post-Closing Matters	~~97~~101
Section 5.18	Government Regulation	~~98~~101

ARTICLE VI FINANCIAL COVENANTS		~~98~~101

Section 6.1	Total Net Leverage Ratio	~~98~~101
Section 6.2	Equity Cure	~~98~~102

ARTICLE VII NEGATIVE COVENANTS		~~99~~103

Section 7.1	Indebtedness	~~99~~103
Section 7.2	Liens	~~101~~105
Section 7.3	Fundamental Changes	~~104~~107
Section 7.4	Investments, Loans	~~104~~108
Section 7.5	Restricted Payments	~~107~~110
Section 7.6	Sale of Assets	~~108~~112

Section 7.7	Transactions with Affiliates	~~110~~113
Section 7.8	Restrictive Agreements	~~111~~114
Section 7.9	Sale and Leaseback Transactions	~~111~~115
Section 7.10	Sanctions and Anti-Corruption Laws	~~112~~115
Section 7.11	Amendment to Organization Documents	~~112~~115
Section 7.12	Material Indebtedness; Junior Financing	~~112~~116
Section 7.13	Change in Fiscal Year	~~113~~116

ARTICLE VIII EVENTS OF DEFAULT		~~113~~117

Section 8.1	Events of Default	~~113~~117
Section 8.2	Application of Proceeds from Collateral	~~116~~119

ARTICLE IX THE ADMINISTRATIVE AGENT		~~117~~121

Section 9.1	Appointment of the Administrative Agent.	~~117~~121
Section 9.2	Nature of Duties of the Administrative Agent	~~118~~121
Section 9.3	Lack of Reliance on the Administrative Agent	~~118~~122
Section 9.4	Certain Rights of the Administrative Agent	~~119~~122
Section 9.5	Reliance by the Administrative Agent	~~119~~122
Section 9.6	The Administrative Agent in its Individual Capacity	~~119~~123
Section 9.7	Successor Administrative Agent	~~119~~123
Section 9.8	Withholding Tax	~~120~~124
Section 9.9	The Administrative Agent May File Proofs of Claim	~~121~~124
Section 9.10	Authorization to Execute Other Loan Documents	~~121~~125
Section 9.11	Collateral and Guaranty Matters	~~121~~125
Section 9.12	Syndication Agents; Documentation Agent	~~122~~125
Section 9.13	Right to Realize on Collateral and Enforce Guarantee	~~122~~126
Section 9.14	Secured Bank Product Obligations and Hedging Obligations	~~122~~126

ARTICLE X MISCELLANEOUS		~~123~~126

Section 10.1	Notices	~~123~~126
Section 10.2	Waiver; Amendments	~~126~~130
Section 10.3	Expenses; Indemnification	~~129~~132
Section 10.4	Successors and Assigns	~~130~~134
Section 10.5	Governing Law; Jurisdiction; Consent to Service of Process	~~137~~141
Section 10.6	WAIVER OF JURY TRIAL	~~138~~142
Section 10.7	Right of Set-off	~~138~~142
Section 10.8	Counterparts; Integration	~~139~~142
Section 10.9	Survival	~~139~~142
Section 10.10	Severability	~~139~~143
Section 10.11	Confidentiality	~~139~~143
Section 10.12	Interest Rate Limitation	~~140~~144
Section 10.13	Waiver of Effect of Corporate Seal	~~140~~144
Section 10.14	Patriot Act	~~141~~144
Section 10.15	No Advisory or Fiduciary Responsibility	~~141~~144
Section 10.16	Location of Closing	~~141~~145
Section 10.17	Swaps	~~141~~145
Section 10.18	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~141~~145
Section 10.19	Acknowledgement Regarding Any Supported QFCs	~~142~~146

Schedules

Schedule I		Commitment Amounts
Schedule 4.14	-	Subsidiaries
Schedule 4.16	-	Deposit and Disbursement Accounts
Schedule 5.17	-	Certain Post-Closing Matters
Schedule 7.1	-	Existing Indebtedness
Schedule 7.2	-	Existing Liens
Schedule 7.4	-	Existing Investments
Schedule 7.7	-	Existing Affiliate Agreements
Schedule 7.8	-	Existing Restrictive Agreements
Schedule 7.9	-	Sale and Leaseback Transactions

Exhibits

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	[Reserved]
Exhibit C	-	Form of Affiliated Lender Assignment and Assumption
Exhibit 2.3	-	Form of Notice of Revolving Borrowing
Exhibit 2.4	-	Form of Notice of Swingline Borrowing
Exhibit 2.7	-	Form of Notice of Continuation/Conversion
Exhibit 2.12		Form of Excess Cash Flow Certificate
Exhibit 3.1	-	Form of Closing Checklist
Exhibit 5.1(c)	-	Form of Compliance Certificate

REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of July 11, 2019, by and among TB Acquisition Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), as the Borrower prior to the consummation of the Closing Date Merger, Hawk Parent Holdings LLC, a Delaware limited liability company (“Hawk Parent”), as the Borrower following the consummation of the Closing Date Merger, the other Loan Parties from time to time party hereto, the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”) and ~~SUNTRUST~~TRUIST BANK, as successor by merger to SunTrust Bank, in its capacity as administrative agent for the Lenders (including its successors in such capacity, the “Administrative Agent”), as Issuing Bank and Swingline Lender.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger (together with the exhibits and disclosure schedules thereto, and as amended, supplemented or otherwise modified, the “Closing Date Merger Agreement”) dated as of January 21, 2019 by and among Thunder Bridge Acquisition Ltd., a Cayman Islands exempted company, Merger Sub, Hawk Parent, and, solely in its capacity as the “Company Securityholder Representative” thereunder, CC Payment Holdings, L.L.C., a Delaware limited liability company, Merger Sub will be merged with and into Hawk Parent as of the Closing Date, in accordance with the terms of the Closing Date Merger Agreement, with Hawk Parent surviving such merger, as the Borrower (the “Closing Date Merger”).

WHEREAS, on the Closing Date, in order to fund a portion of the purchase price in connection with the Closing Date Merger and for such other purposes set forth herein, the Borrower ~~has~~ requested that the Lenders party hereto on the Closing Date (a) establish a $20,000,000 revolving credit facility and a $40,000,000 delayed draw term loan facility in favor of, and (b) make term loans in an aggregate principal amount equal to $170,000,000 to, the Borrower;

WHEREAS, on the First Amendment Effective Date, (a) in order to fund a portion of the purchase price in connection with the Viking Acquisition and for such other purposes set forth herein, the Borrower requested that the First Amendment Term Lenders make incremental term loans to the Borrower in an aggregate principal amount equal to $46,000,000 and (b) the Borrower requested that the First Amendment Revolving Lenders establish the First Amendment Incremental Revolving Commitment to increase the Revolving Commitments by $10,000,000 and that the First Amendment DDTL Lenders establish a $60,000,000 delayed draw term loan facility in favor of the Borrower;

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, the Issuing Bank and the Swingline Lender, to the extent of their respective Commitments ~~as defined herein, are~~, were and are, as applicable, willing severally to establish the requested ~~revolving credit facility, letter of credit subfacility and swingline subfacility and delayed draw term loan facility~~facilities and subfacilities in favor of, and ~~severally~~ to make the requested term loans to, the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the other Loan Parties party hereto, the Lenders, the Administrative Agent, the Issuing Bank and the Swingline Lender agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” shall mean (a) any Investment by the Borrower or any Restricted Subsidiary in any other Person, pursuant to which such Person shall become a Subsidiary of the Borrower or such Restricted Subsidiary or shall be merged with the Borrower or a Restricted Subsidiary or (b) any acquisition by the Borrower or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Borrower) that constitute all or substantially all of the assets of such Person or a division or business unit of such Person, whether through purchase, merger or other business combination or transaction.

“Additional Lender” shall have the meaning set forth in Section 2.23.

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.27; provided that each Additional Refinancing Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval, which shall not be unreasonably withheld, conditioned or delayed, of the Borrower and the Administrative Agent, in each case, only to the extent that such consent would be required under Section 10.4(b)(iii) if the related Refinancing Loans had been obtained by such Additional Refinancing Lender by way of assignment.

“Adjusted LIBOR” shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may reasonably be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period (provided that in no event shall the foregoing rate be less than zero), divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves required by applicable law and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum (rounded to the next 1/100th of 1.00%), as jointly determined by the Administrative Agent and the Borrower, to be the arithmetic average of the rates per annum at which deposits in U. S. Dollars in an amount equal to the amount of such Eurodollar Loan with a maturity comparable to such Interest Period are offered by major banks in the London interbank market to the Administrative Agent at approximately 10:00 A.M. (Atlanta, Georgia time), two (2) Business Days prior to the first day of such Interest Period.

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of Parent, Corsair or any other equity holder. For the purposes of this definition, “Control” shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms “Controlled by” and “under common Control with” have the meanings correlative thereto.

“Affiliated Lender” shall mean, at any time, any Lender that is a Permitted Holder or other equity holder (directly or indirectly) of the Borrower, or an Affiliate of any such Person or the Borrower (but excluding Parent, the Borrower, its Subsidiaries and any natural person).

“Affiliated Lender Assignment and Assumption” shall have the meaning set forth in Section 10.4(g).

“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Closing Date, the Aggregate Revolving Commitment Amount ~~is $20,000,000.~~was $20,000,000. On the First Amendment Effective Date, the Aggregate Revolving Commitment Amount was increased by $10,000,000 (to $30,000,000) pursuant to the First Amendment Incremental Revolving Commitment.

“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate and margin (but not any fluctuations in Adjusted LIBOR), original issue discount, upfront fees, any interest rate floor then in effect or otherwise, in each case, incurred or payable by the Borrower generally to all lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of such Indebtedness); provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment or facility fees and underwriting fees or other fees not shared with all lenders providing such Indebtedness.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” shall mean United States Executive Order 13224, signed by President George W. Bush on September 23, 2001.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean, as of any date, the percentage per annum determined by reference to the applicable Total Net Leverage Ratio in effect on such date as set forth in the Pricing Grid below (the “Pricing Grid”); provided that a change in the Applicable Margin resulting from a change in the Total Net Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the applicable financial statements required by Sections 5.1(a) and 5.1(b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin during the period of such failure shall, if so directed by the Required Lenders, be at Level I as set forth in the Pricing Grid until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin shall be at Level I as set forth in the Pricing Grid from the Closing Date through the date on which the financial statements required by Section 5.1(b) and the Compliance Certificate required by Section 5.1(c) for Fiscal Quarter ending September 30, 2019 are delivered (or, at the Borrower’s option, for the Fiscal Quarter ending June 30, 2019). In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate prior to the termination of this Agreement, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the Pricing Grid (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the Pricing Grid for such period and (iii) the Borrower shall promptly pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.

Pricing Grid

Level	Total Net Leverage Ratio	Eurodollar Loans	Base Rate Loans	Commitment Fee
I	> 3.75:1.00	3.50%	2.50%	0.50%
II	> 3.25:1.00 but < 3.75:1.00	3.25%	2.25%	0.375%
III	> 2.75:1.00 but < 3.25:1.00	3.00%	2.00%	0.375%
IV	> 2.25:1.00 but < 2.75:1.00	2.75%	1.75%	0.250%
V	< 2.25:1.00	2.50%	1.50%	0.250%

“Applicable Percentage” shall mean, as of any date, with respect to the commitment fee as of such date, the percentage per annum determined by reference to the Total Net Leverage Ratio in effect on such date as set forth in the Pricing Grid; provided that a change in the Applicable Percentage resulting from a change in the Total Net Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the applicable financial statements required by Sections 5.1(a) and 5.1(b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Percentage shall during the period of such failure, shall, if so directed by the Required Lenders, be at Level I as set forth in the Pricing Grid until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage shall be at Level I as set forth in the Pricing Grid from the Closing Date through the date on which the financial statements required by Section 5.1(b) and the Compliance Certificate required by Section 5.1(c) for Fiscal Quarter ending September 30, 2019 are delivered (or, at the Borrower’s option, for the Fiscal Quarter ending June 30, 2019). In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate prior to the termination of this Agreement, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage based upon the Pricing Grid (the “Accurate Applicable Percentage”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Percentage shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Percentage shall be reset to the Accurate Applicable Percentage based upon the Pricing Grid for such period and (iii) the Borrower shall promptly pay to the Administrative Agent, for the account of the Lenders, the accrued additional commitment fee owing as a result of such Accurate Applicable Percentage for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Auction Agent” shall mean (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Dutch Auction; provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Available Amount” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(i)	$10,000,000, plus

(ii)	the cumulative Retained Excess Cash Flow Amount for all Fiscal Years ending on or after December 31, 2020 and prior to the date of determination, plus

(iii)

the cumulative amount of cash and Permitted Investment proceeds from the sale or issuance of Qualified Capital Stock of the Borrower (so long as, to the extent constituting voting Capital Stock, such Capital Stock is pledged as Collateral pursuant to the Parent Pledge Agreement or another pledge agreement in form and substance reasonably satisfactory to the Administrative Agent) or Qualified Capital Stock of any direct or indirect parent of the Borrower after the Closing Date and on or prior to the date of determination (including upon exercise of warrants or options) (other than Specified Equity Contributions), which proceeds have been contributed to the capital of the Borrower and not previously applied for any purpose other than use in the Available Amount, plus

(iv)

the cumulative amount of all Returns (to the extent not included in Consolidated Net Income) actually received in cash by the Borrower and its Restricted Subsidiaries after the Closing Date and on or prior to the date of such determination in respect of all Investments made utilizing the Available Amount pursuant to Section 7.4(i) (in each case, up to the amount of the original Investment), plus

(v)

the cumulative amount of Declined Proceeds retained by the Borrower after the Closing Date and on or prior to the date of determination and not previously applied for any purpose other than use in the Available Amount; minus

(vi)	any amount of the Available Amount used to make Investments pursuant to Section 7.4(i) after the Closing Date, minus

(vii)	any amount of the Available Amount used to make Restricted Payments pursuant to Section 7.5(h) after the Closing Date, minus

(viii)

any amount of the Available Amount used to prepay, redeem, repurchase or otherwise acquire for value, or make any principal, interest or other payments on, any Junior Financing pursuant to Section 7.12(b) after the Closing Date.

“Availability Period” shall mean the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” shall mean~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation. rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.

“Bank Product Provider” shall mean any Person that, at the time it provides any Bank Product to any Loan Party, (i) is a Lender or an Affiliate of a Lender (other than an Excluded Affiliate) and (ii) except when the Bank Product Provider is ~~SunTrust~~Truist Bank and its Affiliates (other than an Excluded Affiliate), has provided prior written notice to the Administrative Agent which has been acknowledged in writing by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b)

shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider which has been acknowledged by the Borrower. No Bank Product Amount may be established at any time that a Default or Event of Default exists except with the consent of the Administrative Agent (which shall not be unreasonably withheld, conditioned or delayed).

“Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, including the Federal Rules of Bankruptcy Procedure and any applicable local bankruptcy rules.

“Base Rate” shall mean the highest of (i) the Prime Rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and (iii) Adjusted LIBOR determined on a daily basis for an Interest Period of one (1) month, plus one percent (1.00%) per annum (any changes in such rates to be effective as of the date of any change in such rate).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BIN/ISO Agreements” means (a) any sponsorship, depository, processing or similar agreement with a bank or financial institution providing for the use of such bank or financial institution’s BIN or ICA (or similar mechanism) to clear credit card transactions through one or more card associations, or (b) any agreement with any independent sales organization or similar entity related to, or providing for, payments processing to merchant customers.

“Borrower” shall mean (i) at all times prior to the consummation of the Closing Date Merger, Merger Sub and (ii) immediately upon consummation of the Closing Date Merger and at all times thereafter, Hawk Parent.

“Borrowing” shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.

“Business Day” shall mean any day other than (i) a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia or New York, New York are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, without duplication, software development costs, to the extent capitalized, and additions to property, plant and equipment and other expenditures of the Borrower and its Restricted Subsidiaries that are required to be capitalized under GAAP, excluding (a) any expenditure to the extent such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition consummated during or prior to such period, (b) any expenditures financed with net cash proceeds of dispositions, casualty insurance proceeds or condemnation awards pursuant to Section 2.12(a) or 2.12(b), (c) any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, (d) expenditures to the extent made with the proceeds of an equity investment in the Borrower or the Borrower’s Restricted Subsidiaries made directly or indirectly by one or more of the Parent’s equity holders which equity investment is made substantially contemporaneously with the making of the expenditure and (e) any exchange of an existing asset for another asset of approximately equal or greater value.

“Capital Lease Obligations” of any Person shall mean, subject to Section 1.3, all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralized” and “Cash Collateralization” have the corresponding meanings).

“Change in Control” shall mean the occurrence of one or more of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) but excluding Corsair and any employee benefit plan of such person or its Subsidiaries and any person or entity acting in its capacity as a trustee, agent or other fiduciary or administrator of any such plan, is or shall at any time become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the voting interests (for the election of directors or other similar governing body) in the Parent’s Capital Stock, (ii) Parent ceases to own and control, directly, beneficially and of record, 100% of the voting Capital Stock of the Borrower, or (iii) any “change in control” (or equivalent concept) shall occur under any Material Indebtedness.

“Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or, for purposes of Section 2.18(b), by the Parent Company of such Lender or the Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or each of the Loans comprising such Borrowing, is a Revolving Loan, a Swingline Loan, a Term Loan A, a Delayed Draw Term Loan, an Incremental Term Loan or an Incremental Delayed Draw Term Loan and (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Swingline Commitment, a Term Loan A Commitment, a Delayed Draw Term Loan Commitment or an Incremental Commitment.

“Closing Date” shall mean July 11, 2019.

“Closing Date DDTL Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make Delayed Draw Term Loans hereunder during the Closing Date Delayed Draw Availability Period, in a principal amount not exceeding the amount set forth with respect to such Lender on Schedule I hereto under the heading “Delayed Draw Term Loan Commitment Amount”, as such schedule may be amended pursuant to Section 2.23. The aggregate principal amount of all Lenders’ Closing Date DDTL Commitments as of the Closing Date was $40,000,000 and as of the First Amendment Effective Date is $0.

“Closing Date Delayed Draw Availability Period” shall mean the period from the day after the Closing Date to and including the nine (9) month anniversary of the Closing Date.

“Closing Date Merger” shall have the meaning set forth in the recitals hereto.

“Closing Date Merger Agreement” shall have the meaning set forth in the recitals hereto.

“Closing Date Merger Sub” shall have the meaning set forth in the recitals hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall mean all tangible and intangible property, real and personal, of any Loan Party that is or purports to be the subject of a Lien in favor of the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing and shall exclude all Excluded Property.

“Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement, the Parent Pledge Agreement, any Control Account Agreements, the Perfection Certificate, any Copyright Security Agreements, any Patent Security Agreements, any Trademark Security Agreements, and any other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture filings and stock powers.

“Commitment” shall mean a Revolving Commitment, a Swingline Commitment, a Term Loan A Commitment or a Delayed Draw Term Loan Commitment or any combination thereof (as the context shall permit or require), and shall include, where appropriate, any commitment provided pursuant to Section 2.23 or 2.27.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute thereto.

“Compliance Certificate” shall mean a certificate from an executive officer or a financial officer of the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c).

“Consolidated EBITDA” shall mean, for the Borrower and its Restricted Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period, plus (ii) to the extent deducted in determining Consolidated Net Income for such period (if applicable), and without duplication, (A) Consolidated Interest Expense, (B) provision for taxes based on income or profits or capital as determined on a consolidated basis in accordance with GAAP, including, without limitation, federal, state, local, foreign, franchise, excise, value added, and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations and any tax distributions related to the foregoing or otherwise permitted under this Agreement and (C) depreciation and amortization (including amortization of deferred financing fees) determined on a consolidated basis in accordance with GAAP, plus (iii) except with respect to clauses (F), (G) and (J) of this clause (iii), to the extent deducted in determining Consolidated Net Income for such period (if applicable), and without duplication, (A) expenses, losses, charges or write-downs deemed unusual in nature or infrequent in occurrence in accordance with GAAP, (B) non-cash charges, expenses or losses, including, without limitation, any non-cash compensation, non-cash translation (gain) loss and non-cash expense relating to the vesting of warrants, (C)(1) restructuring costs, integration costs, business optimization expenses or costs, business line consolidation, non-recurring retention, recruiting, relocation and signing bonuses and expenses, stock option and other equity-based compensation expenses, severance costs and transaction fees and expenses from the transactions contemplated herein and (2) to the extent not prohibited by this Agreement, management, monitoring, consulting and advisory fees and expenses and indemnities (including those paid on or prior to the Closing Date under the Management Agreement dated as of September 1, 2016, by and among Corsair Investments, L.P., the Borrower and Repay Holdings LLC, as amended, but excluding any dividends or distributions made to Parent in respect of Restricted Payments permitted pursuant to Section 7.5(f)), (D) accruals, losses, charges, write-downs, up-front fees, transaction costs, commissions, expenses, premiums or charges related to any equity offering, permitted investment, acquisition, disposition, recapitalization or incurrence, repayment, amendment or modification of Indebtedness permitted by this Agreement (whether or not successful, and including fees, costs and expenses of the Administrative Agent and Lenders that are paid or reimbursed) and up-front or financing fees, fees, costs, expenses (including fees, costs and expenses of any counsel, consultants or other advisors), transaction costs, commissions, expenses, premiums or charges, including, without limitation, those related to or in connection with the Related Transactions and any non-recurring merger or business acquisition transaction costs incurred during such period (in each case whether or not successful); provided, however, that the amount of expenses related to any unconsummated transactions that may be added back pursuant to this clause (D) shall be limited to $2,000,000 in any consecutive four Fiscal Quarter period, (E) any non-cash increase in expenses (1) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments or (2) due to purchase or recapitalization accounting, (F) “run rate” cost savings, operating savings, operating expense reductions and cost synergies (including, without limitation, savings related to favorable network pricing) reasonably anticipated by the Borrower in good faith to be realizable within eighteen (18) months (calculated on a pro forma basis as though such savings, reductions and synergies have been realized on the first day of such period, net of the aggregate amount of actual savings, reductions and synergy benefits realized) so long as such savings, reductions and synergies are reasonably identifiable, factually supported and set forth in reasonable detail in the applicable Compliance Certificate for such period; provided that, with respect to this clause (F), to the extent that such savings, reductions or synergies are no longer reasonably anticipated by the Borrower to be realized within eighteen (18) months, such savings, reductions and synergies shall not be included in the definition of “Consolidated EBITDA” for any period thereafter, (G) expenses or losses relating to business interruption or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), charges, losses, lost profit expenses (including litigation expenses, fees and charges) or write-offs to the extent indemnified or incurred by a third party, (H) non-cash minority interest expense, (I) letter of credit fees, (J) solely for purposes of determining compliance with the Financial Covenant in respect of any Fiscal Quarter in which the cure right under Section 6.2 is utilized (but not for the determination of the Total Net Leverage Ratio for any other purposes), the amount of proceeds from any Specified Equity Contribution in respect of such Fiscal Quarter, (K) fees, costs and expenses of the board of directors or managers or any similar governing body of the Borrower or any parent entity thereof, not to exceed $600,000 in any consecutive four Fiscal Quarter period, and (L) one-time, non-recurring costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and one-time, non-recurring costs relating to compliance with the provisions of the Securities Act of 1933 and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, in each case, in connection with the initial listing of such person’s equity securities on a securities exchange, minus (iv) the sum of income and gain items corresponding to those referred to in clauses (iii)(A), (iii)(B) and (iii)(E) above; provided that, notwithstanding the foregoing, (I) the aggregate amount added back to Consolidated Net Income (excluding non-cash amounts) to the extent supported with reasonable documentation made pursuant to clauses (iii)(C)(1) and (iii)(F) above in any period shall not in any event exceed 25% of Consolidated EBITDA before giving effect to such addbacks but after giving effect to all other addbacks contemplated hereby, (II) no cap or limitation shall apply with respect to non-cash amounts added back to Consolidated Net Income to the extent supported with reasonable documentation, and (III) the aggregate amount of Consolidated EBITDA generated from the Foreign Subsidiaries shall not exceed 15% of Consolidated EBITDA calculated before giving effect to any contribution from the Foreign Subsidiaries.

Notwithstanding anything to the contrary contained herein, if during any applicable period any Loan Party shall have consummated a Permitted Acquisition, or other Acquisition approved in writing by the Required Lenders, or any sale, transfer or other disposition of any Person, business, property or assets, Consolidated EBITDA shall be calculated (other than for purposes of Excess Cash Flow) on a Pro Forma Basis with respect to such Person, business, property or assets so acquired or disposed of.

“Consolidated Interest Expense” shall mean, for the Borrower and its Restricted Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense (net of total interest income), including, without limitation, the interest component of any payments in respect of Capital Lease Obligations, capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) with respect to interest rate Hedging Transactions during such period (whether or not actually paid or received during such period).

“Consolidated Net Income” shall mean, for the Borrower and its Restricted Subsidiaries for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis (after deduction for minority interests) in accordance with GAAP; provided that there shall be excluded from Consolidated Net Income (without duplication and to the extent otherwise included therein) (i) any gains or losses attributable to write-ups or write-downs of assets or the sale of assets (other than the sale of inventory in the ordinary course of business), (ii) any equity interest of the Borrower or any Restricted Subsidiary in the unremitted earnings of any Person that is not a Restricted Subsidiary, (iii) any income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary or the date that such Person’s assets are acquired by the Borrower or such Restricted Subsidiary, (iv) the effects of purchase and recapitalization accounting adjustments and (v) any income (or loss) attributable to the early extinguishment or cancellation of Indebtedness.

“Consolidated Total Debt” shall mean, as of any date of determination, without duplication, all Indebtedness of the Borrower and its Restricted Subsidiaries of the type described in clauses (i), (ii), (iii), (v), (vi) (only with respect to unreimbursed amounts thereunder), and (viii) (except to the extent relating to Indebtedness of the type described in clause (iv) of the definition of Indebtedness) of the definition of Indebtedness and all Guarantees by the Borrower and its Restricted Subsidiaries of the foregoing types of Indebtedness, in each case, measured on a consolidated basis as of such date.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking (other than a Loan Document) under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Account Agreement” shall mean any tri-party agreement by and among a Loan Party, the Administrative Agent and a depositary bank or securities intermediary at which such Loan Party maintains a Controlled Account, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Controlled Account” shall have the meaning set forth in Section 5.11.

“Controlled Investment Affiliates” means, as applied to any Person, any other Person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and is organized by such Person (or any Person Controlling, Controlled by or under common Control with such Person) primarily for making equity investments in the Borrower or other portfolio companies of such Person.

“Copyright” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Copyright Security Agreement” shall mean any Copyright Security Agreement executed by a Loan Party owning registered Copyrights or applications for Copyrights in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.

“Corsair” shall mean Corsair Capital LLC, a Delaware limited liability company, together with any Corsair Fund Affiliates.

“Corsair Fund Affiliates” shall mean, with respect to Corsair, any fund or investment vehicle that (i) is organized, administered or managed by Corsair, or an Affiliate of Corsair, or any entity that administers or manages Corsair or (ii) has the same principal fund adviser as Corsair, but, in each case, not including Corsair’s portfolio companies.

“Credit Agreement Refinancing Indebtedness” means secured or unsecured Indebtedness of the Borrower in the form of (a) Refinancing Revolving Commitments, Refinancing Term Commitments or Refinancing Term Loans or (b) other term loans or notes or revolving commitments governed by definitive documentation other than this Agreement (such other term loans, notes and revolving commitments, “Refinancing Facilities”); provided that:

(a) such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, or refinance, in whole or part, any Class of Term Loans, Revolving Loans or Revolving Commitments (“Refinanced Debt”);

(b) such Indebtedness is in an original aggregate principal amount not greater than the principal amount (including interest paid in kind or otherwise capitalized to principal) and/or undrawn commitments, as applicable, of such Refinanced Debt plus the sum of (a) the amount of all accrued and unpaid interest on such Refinanced Debt, (b) the amount of any premiums (including tender premiums), make-whole amounts or penalties on such Refinanced Debt, (c) the amount of all fees (including any exit consent fees) on such Refinanced Debt, (d) the amount of all fees (including arrangement, commitment, structuring, underwriting, ticking, amendment, closing and other similar fees), commissions, costs, expenses and other amounts associated with such Credit Agreement Refinancing Indebtedness and (e) the amount of all original issue discount and upfront fees associated with such Credit Agreement Refinancing Indebtedness, and the proceeds of such Indebtedness are applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of such Refinanced Debt (and, in the case of Revolving Commitments, pro rata commitment reductions);

(c) any such Indebtedness will not mature prior to the Latest Maturity Date of the Refinanced Debt, or have a shorter Weighted Average Life to Maturity than the Refinanced Debt, or have any mandatory prepayment or redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers, events of default or, if applicable, “AHYDO catch-up payments”) that could result in prepayments or redemptions of such Indebtedness prior to the Latest Maturity Date of the Refinanced Debt, or have a shorter Weighted Average Life to Maturity than, the Refinanced Debt;

(d) immediately before and after giving effect thereto and to the use of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing;

(e) such Indebtedness is not incurred or guaranteed by any Person other than a Guarantor;

(f) if such Indebtedness is secured:

(i) such Indebtedness is not secured by any assets or property of any Loan Party that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender);

(ii) such Indebtedness will rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder (as reasonably determined by the Borrower) and shall be subject to an intercreditor agreement on then prevailing market terms and reasonably acceptable to the Borrower and the Administrative Agent; and

(iii) if such Indebtedness constitutes Refinancing Revolving Commitments in the form of Pari Passu Lien Indebtedness, such Indebtedness shall be subject to customary provisions governing the pro rata payment, repayment, borrowing, Letter of Credit participations and commitment reductions of the Refinanced Debt and such Refinancing Revolving Commitments;

(g) if the Refinanced Debt was (i) contractually subordinated to the Obligations in right of payment, such Indebtedness shall be contractually subordinated to the Obligations on the same basis, (ii) contractually subordinated to the Obligations in right of security, such Indebtedness shall be contractually subordinated to the Obligations on the same basis or be unsecured or (iii) unsecured, such Indebtedness shall be unsecured;

(h) Refinancing Facilities shall be documented outside of this Agreement and the Loan Documents; and

(i) the other terms applicable to such Indebtedness are substantially identical to, or (taken as a whole as reasonably determined by the Borrower) no more favorable to the lenders or holders providing such Indebtedness than, those applicable to such Refinanced Debt; provided, further, that this clause (i) will not apply to (A) terms addressed in the preceding clauses (a) through (h), (B) interest rate, fees, funding discounts and other pricing terms, (C) redemption, prepayment or other premiums, (D) optional prepayment terms (subject to clauses, (c), (f)(ii), (f)(iii) and (g) above) and (E) covenants and other terms (including, without limitation, financial maintenance covenants) that are (1) applied to the Loans and Commitments existing at the time of incurrence of such Indebtedness (so that existing Lenders also receive the benefit of such provisions) and/or (2) applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness.

“Cure Period” shall have the meaning set forth in Section 6.2.

“Debt Fund Affiliate” shall mean any debt fund that is an Affiliate of any equity holder (directly or indirectly) or the Borrower and that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds or similar extensions of credit or securities in the ordinary course of its business and whose managers have fiduciary duties to the investors therein independent of or in addition to their duties to such Affiliate or any of its affiliates.

“Declined Proceeds” shall have the meaning set forth in Section 2.12(g).

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.13(c).

“Defaulting Lender” shall mean, at any time, subject to Section 2.26(b), (i) any Lender that has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make a Loan, to make a payment to the Issuing Bank in respect of a Letter of Credit or to the Swingline Lender in respect of a Swingline Loan or to make any other payment due hereunder (each a “funding obligation”), unless such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing), (ii) any Lender that has notified the Administrative Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with any such funding obligation hereunder, unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted on its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement, (iv) any Lender that has, for three (3) or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing. Any determination by the Administrative Agent that a Lender is a Defaulting Lender will be conclusive and binding, absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(b)) upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Bank, the Swingline Lender and the Lenders.

“Delayed Draw Availability Period” shall mean ~~the period from the day after the Closing Date to and including the nine (9) month anniversary of the Closing Date.~~, (i) for any Delayed Draw Term Loan funded under the Closing Date DDTL Commitment, the Closing Date Delayed Draw Availability Period, and (ii) for any Delayed Draw Term Loan funded under the First Amendment DDTL Commitment, the First Amendment Delayed Draw Availability Period.

“Delayed Draw Term Loan” shall mean a term loan made by a Lender to the Borrower pursuant to Section 2.5(b).

“Delayed Draw Term Loan Commitment” shall mean, with respect to each Lender, ~~the obligation of such Lender to make Delayed Draw Term Loans hereunder during the Delayed Draw Availability Period, in a principal amount not exceeding the amount set forth with respect to such Lender on Schedule I, as such schedule may be amended pursuant to Section 2.23. The aggregate principal amount of all Lenders’ Delayed Draw Term Loan Commitments as of the~~such Lender’s Closing Date ~~is $40,000,000.~~DDTL Commitment and First Amendment DDTL Commitment.

“Delayed Draw Term Loan Lender” shall mean each Lender with a Delayed Draw Term Loan Commitment or holding Delayed Draw Term Loans, in such capacity.

“Disqualified Capital Stock” shall mean any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock and cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise, or is redeemable (other than solely for Qualified Capital Stock and cash in lieu of fractional shares) at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days following the Latest Maturity Date (excluding any provisions requiring redemption upon a “change of control” or similar event; provided that such “change of control” or similar event results in the concurrent payment in full of the Obligations, (b) is convertible into or exchangeable for (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case, at any time on or prior to the date that is ninety-one (91) days following Latest Maturity Date, or (c) is entitled to receive scheduled dividends or distributions in cash prior to the time that the Obligations are paid in full in cash; provided that if such Capital Stock is issued pursuant to a plan for the benefit of employees of the Borrower (or any direct or indirect parent thereof), the Borrower or any Restricted Subsidiary or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because they may be required to be repurchased by the Borrower (or any direct or indirect parent thereof), the Borrower or any Restricted Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institutions” shall mean (i) those certain banks, financial institutions and other lenders and competitors specified to the Lead Arranger by the Borrower in writing on October 13, 2018, (ii) any Person that is a competitor of the Borrower or any of its Subsidiaries, which Person has been designated by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent from time to time (including by posting such notice to the Platform) not less than five Business Days prior to such date, and (iii) any reasonably identifiable Affiliate of any Person referred to in the foregoing clauses (i) and (ii) solely on the basis of its name; provided that (a) a competitor or an Affiliate of a competitor shall not include any Person (other than a Person identified in clause (i) of this definition) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (b) “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States.

“Domestic Foreign Holdco” shall mean any direct or indirect Domestic Subsidiary substantially all the assets of which consist of the Capital Stock and, if applicable, Indebtedness of one or more Foreign Subsidiaries.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state or district thereof or the District of Columbia (other than a Domestic Foreign Holdco).

“DQ List” shall have the meaning set forth in Section 9.4.

“Dutch Auction” means an auction (an “Auction”) conducted by the Borrower or one of its Subsidiaries in order to purchase Term Loans of any Class in accordance with the following procedures and such other procedures as may be agreed to between the Auction Agent and the Borrower:

(a) Notice Procedures. In connection with any Auction, the Borrower shall provide notification to the Auction Agent (for distribution to all Lenders holding such Class of Term Loans) of the Class of Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall specify (i) the total cash value of the bid, in a minimum amount of $1,000,000 with minimum increments of $500,000 in excess thereof (the “Auction Amount”) and (ii) the discounts to par, which shall be expressed as a range of percentages (the “Discount Range”), representing the range of purchase prices that could be paid in the Auction for such Term Loans at issue.

(b) Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction by providing the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent and shall specify (i) a discount to par (such discount being the “Reply Discount”) that must be expressed as a price, which must be within the Discount Range, and (ii) a principal amount of the applicable Loans such Lender is willing to sell, which must be in increments of $500,000 or in an amount equal to such Lender’s entire remaining amount of the applicable Loans (the “Reply Amount”). Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, each Lender wishing to participate in such Auction must execute and deliver, to be held in escrow by the Auction Agent, an assignment and acceptance agreement in a form reasonably acceptable to the Auction Agent (and shall authorize the Auction Agent to adjust the same to reflect any ratable treatment required by clause (c) below).

(c) Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Auction Agent, the Auction Agent, in consultation with the Borrower, will determine the applicable discount with respect to all Loans (the “Applicable Discount”) for the Auction, which shall be the highest Reply Discount for which the Borrower or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Borrower or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Borrower or such Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the lowest Reply Discount. The Borrower or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Borrower or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to adjustment for rounding as specified by the Auction Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five (5) Business Days from the date the Return Bid was due.

(d) Additional Procedures. Once initiated by an Auction Notice, the Borrower or its Subsidiary, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Engagement Letter” shall mean that certain engagement letter in respect of the First Amendment and the transactions contemplated therein, dated as of January 10, 2020, by and between the Borrower and the Lead Arranger.

“Environmental Laws” shall mean all applicable laws, rules, regulations, codes, ordinances, consent orders or decrees, judgments, injunctions, or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority relating to the protection of the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to public or occupational health and safety matters (with respect to exposure to Hazardous Materials).

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any of its Restricted Subsidiaries to the extent resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, or (iv) the Release or threatened Release of any Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and any successor statute thereto and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Borrower or any of its Restricted Subsidiaries under Section 414(b) or (c) of the Code or Section 4001 of ERISA or, for purposes of Section 412 of the Code and Section 302 of ERISA, Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (i) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan or Non-U.S. Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to Adjusted LIBOR.

“Event of Default” shall have the meaning set forth in Section 8.1.

“Excess Cash Flow” shall mean, without duplication, with respect to any Fiscal Year of the Borrower and its Restricted Subsidiaries, on a consolidated basis, an amount equal to (a) Consolidated EBITDA plus (b) any decrease in working capital for such period, minus (c) the sum of (i) Capital Expenditures paid in cash for such period, (ii) federal, state, foreign and local income taxes, or without duplication, franchise taxes which are in the nature of income taxes, and, to the extent added back in Consolidated EBITDA, all other taxes, for such period paid in cash and Permitted Tax Distributions, (iii) Consolidated Interest Expense paid in cash or its equivalent during such period, (iv) all principal payments made in respect of Indebtedness (including payments on Capital Leases Obligations, but excluding any such payments (A) constituting voluntary prepayments of the Term Loans and any Pari Passu Lien Indebtedness of the Borrower or any Restricted Subsidiary permitted to be outstanding under Section 7.1, (B) in respect of Indebtedness subject to re-borrowing to the extent not accompanied by a concurrent and permanent reduction of the commitments therefor or (C) made with the Available Amount) during such period, (v) cash payments made in respect of earn-out obligations during such period, to the extent such payments (A) were permitted under this Agreement and (B) were not financed with proceeds of any Indebtedness or capital contribution, (vi) any increase in working capital during such period, (vii) the purchase price paid in cash for all Permitted Acquisitions, other Acquisitions consented to by the Required Lenders, and all other Investments permitted hereby (excluding any such payments (A) financed with proceeds of any Indebtedness or capital contribution or (B) made with the Available Amount) and (viii) any amounts which were paid in cash and added back to Consolidated EBITDA pursuant to the definition thereof.

“Excess Cash Flow Percentage” shall mean set forth in Section 2.12(d).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Accounts” shall have the meaning set forth in Section 5.11(a).

“Excluded Affiliates” shall mean any Affiliate of the Lead Arranger that is engaged as a principal primarily in private equity, mezzanine financing or venture capital or any of such Affiliate’s officers, directors, employees, legal counsel, independent auditors, professionals and other experts, agents or representatives, in each case, other than a limited number of senior employees who are required, in accordance with industry regulations or the Lead Arranger’s internal policies and procedures to act in a supervisory capacity and our internal legal, compliance, risk management, credit or investment committee members.

“Excluded Merchant Reserve and Settlement Accounts” shall mean those certain merchant reserve, fee and settlement accounts (and related investment accounts) serving as collateral under any BIN/ISO Agreements entered into in the ordinary course of business and consistent with industry practice, and any accounts into which any amounts from such merchant reserve, fee and settlement accounts are swept or otherwise transferred for investment purposes, and from which such amounts have been agreed to be returned to such merchant reserve and settlement accounts the next day.

“Excluded Property” shall mean, collectively, (a) motor vehicles and other assets subject to certificates of title; (b) pledges and security interests in partnerships, joint ventures and other non-wholly owned entities to the extent prohibited by law or prohibited by agreements (not entered into in contemplation of this exclusion) containing anti-assignment clauses not overridden by the UCC or other applicable law; (c) any governmental licenses or state or local franchises, charters and authorizations to the extent a security interest therein is prohibited or restricted thereby or by applicable law, in each case, not overridden by the UCC or other applicable law; (d) any Capital Stock in or assets of any Foreign Subsidiary or Domestic Foreign Holdco (other than 100% of the issued and outstanding non-voting Capital Stock and 65% of the issued and outstanding voting Capital Stock of any direct first-tier Foreign Subsidiary or Domestic Foreign Holdco), in each case, that has not guaranteed or pledged any of its assets or suffered a pledge of more than 65% of its voting Capital Stock to secure, directly or indirectly, any Indebtedness of the Borrower or any Guarantor or any of their respective Subsidiaries that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code; (e) any fee or leasehold interest in Real Estate (and there shall be no requirement to deliver landlord lien waivers, estoppels or collateral access letters), (f) intent to use Trademark applications prior to the filing with, and the acceptance by, the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto; (g) any lease, license or other agreement (in each case, not entered into in contemplation of this exclusion) or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case, to the extent permitted under the Loan Documents, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower, a Guarantor or any of their Affiliates) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition; (h) property the pledge of which, or the grant of a security interest therein, is prohibited by any Requirement of Law, but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law; (i) any Capital Stock in any Unrestricted Subsidiary or Immaterial Subsidiary (to the extent such Immaterial Subsidiary is not a Guarantor); and (j) those assets as to which the Administrative Agent and the Borrower agree in writing that the costs of obtaining such a security interest or perfection thereof are excessive in relation to the value to the Lenders of the security to be afforded thereby; provided, however, that Excluded Property shall not include, any proceeds (as defined in the UCC) of any of the foregoing (unless such proceeds of Excluded Property would otherwise constitute Excluded Property).

“Excluded Subsidiary” shall mean (a) any Subsidiary that is not wholly owned (other than directors’ qualifying shares and nominal shares issued to the extent required by applicable Requirements of Law) by the Borrower and/or one or more of its Subsidiaries, (b) any Unrestricted Subsidiary, (c) any Subsidiary that is (i) a Foreign Subsidiary, (ii) a Domestic Foreign Holdco or (iii) a direct or indirect Subsidiary of a Foreign Subsidiary, in each case, that has not guaranteed or pledged any of its assets or suffered a pledge of more than 65% of its voting Capital Stock to secure, directly or indirectly, any Indebtedness of the Borrower or any Guarantor or any of their respective Subsidiaries that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code, (d) any Immaterial Subsidiary and (e) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the burden or cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Recipient of any payment to be made by or on account of any obligation of the Loan Parties, (a) Taxes imposed on or measured by net income (however denominated) and franchise Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any branch profits Tax imposed by the U.S. or any similar Tax imposed by any other jurisdiction in which any Loan Party is located or does business,(c) any withholding Taxes that are imposed on amounts payable to such Recipient pursuant to a law in effect on the date on which such Recipient becomes a Recipient under this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.25) or designates a new lending office, except in each case to the extent that amounts with respect to such Taxes were payable either (i) to such Recipient’s assignor immediately before such Recipient became a Recipient under this Agreement, or (ii) to such Recipient immediately before it designated a new lending office, (d) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f), and (e) Taxes imposed under FATCA.

“Existing BIN/ISO Agreements” shall mean (i) that certain Merchant ISO Agreement, dated as of September 25, 2008, by and between M&A Ventures, LLC d/b/a REPAY Realtime Electronic Payments and Merrick Bank Corporation, as amended by Amendment to Merchant ISO Agreement, dated September 12, 2010, PCI Compliance Amendment to Merchant ISO Agreement, dated September 23, 2010, and Amex OptBlue Amendment to Merchant ISO Agreement, dated March 20, 2018, (ii) that certain Merchant ISO Agreement, dated as of March 19, 2015, by and between M&A Ventures, LLC d/b/a REPAY – Realtime Electronic Payments and National Bank of Commerce, (iii) that certain Amended and Restated Merchant ISO Agreement, dated August 31, 2017, between BayCoast Bank and M&A Ventures, LLC d/b/a REPAY – Realtime Electronic Payments, (iv) that certain Merchant ISO Agreement, dated January 23, 2018, between CapStar Bank and M&A Ventures, LLC d/b/a REPAY – Realtime Electronic Payments, (v) that certain Bank - Third Party Sender ACH Agreement, dated as of July 31, 2015, by and between M&A Ventures, LLC d/b/a REPAY – Realtime Electronic Payments and North American Banking Company, and (vi) that certain Third-Party Sender Agreement, dated January 26, 2018, between Heritage Bank, Inc. and Marlin Acquirer d/b/a Repay.

“Extended Revolving Commitments” shall have the meaning set forth in Section 2.28.

“Extended Revolving Loans” shall have the meaning set forth in Section 2.28.

“Extended Term Loans” shall have the meaning set forth in Section 2.28.

“Extending Lenders” shall have the meaning set forth in Section 2.28.

“Extension Agreement” shall have the meaning set forth in Section 2.28.

“Extension Amendment” shall have the meaning set forth in Section 2.28.

“Extension Offer” shall have the meaning set forth in Section 2.28.

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code and any applicable intergovernmental agreement with respect thereto and applicable official implementing guidance thereunder.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” shall mean that certain fee letter, dated as of the Closing Date, executed by Truist Bank, as successor by merger to SunTrust Bank, and SunTrust Robinson Humphrey, Inc. and accepted by the Borrower.

“Financial Covenant” shall mean the financial covenant set forth in Section 6.1.

“Financial Model” shall mean that certain financial model delivered by the Borrower to the Lead Arranger on February 26, 2019.

“First Amendment” shall mean that certain First Amendment to Revolving Credit and Term Loan Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the other Loan Parties signatory thereto, the Lenders signatory thereto (including the First Amendment Term Lenders, the First Amendment Revolving Lenders and the First Amendment DDTL Lenders) and the Administrative Agent.

“First Amendment DDTL Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make Delayed Draw Term Loans hereunder and under Section 3 of the First Amendment during First Amendment Delayed Draw Availability Period, in a principal amount not exceeding the amount set forth with respect to such Lender on Exhibit A to the First Amendment under the heading “First Amendment DDTL Commitment Amount”, as such schedule may be amended pursuant to Section 2.23. The aggregate principal amount of all Lenders’ First Amendment DDTL Commitments as of the First Amendment Effective Date is $60,000,000.

“First Amendment DDTL Lenders” shall mean the Incremental DDTL Lenders (as defined in the First Amendment).

“First Amendment Delayed Draw Availability Period” shall mean the First Amendment Delayed Draw Availability Period (as defined in the First Amendment).

“First Amendment Effective Date” shall mean February 10, 2020.

“First Amendment Incremental Revolving Commitment” shall mean, with respect to each Lender, the obligation of such Lender, pursuant to this Agreement and Section 2 of the First Amendment, to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit and Swingline Loans in a principal amount not exceeding the amount set forth with respect to such Lender on Exhibit A to the First Amendment under the heading “First Amendment Incremental Revolving Commitment Amount”. The aggregate principal amount of all Lenders’ First Amendment Incremental Revolving Commitments as of the First Amendment Effective Date is $10,000,000.

“First Amendment Incremental Term Loan” shall mean the Incremental Term Loan made on the First Amendment Effective Date pursuant to Section 1 of the First Amendment in the aggregate principal amount of $46,000,000, which Incremental Term Loan constituted an increase to the Term Loan A outstanding on the First Amendment Effective Date.

“First Amendment Incremental Term Loan Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make First Amendment Incremental Term Loans hereunder and under Section 1 of the First Amendment on the First Amendment Effective Date, in a principal amount not exceeding the amount set forth with respect to such Lender on Exhibit A to the First Amendment under the heading “First Amendment Incremental Term Loan Commitment Amount”, as such schedule may be amended pursuant to Section 2.23. The aggregate principal amount of all Lenders’ First Amendment Incremental Term Loan Commitments as of the First Amendment Effective Date is $46,000,000.

“First Amendment Revolving Lenders” shall mean the Incremental Revolving Lenders (as defined in the First Amendment).

“First Amendment Term Lenders” shall mean the Incremental Term Lenders (as defined in the First Amendment).

“Fiscal Quarter” shall mean any fiscal quarter of the Borrower.

“Fiscal Year” shall mean any fiscal year of the Borrower.

“Foreign Person” shall mean any Person that is not a U.S. Person.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is a “controlled foreign corporation” (as defined in the Code).

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” shall mean the government of the United States, any other nation or government or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank (or similar monetary or regulatory authority), supra-national entity (including the European Union and the European Central Bank) or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing that engages in substantially similar activities.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” shall mean each Subsidiary of the Borrower that provides a Guarantee of the Obligations pursuant to the Guaranty and Security Agreement.

“Guaranty and Security Agreement” shall mean the Guaranty and Security Agreement, dated as of the Closing Date, made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Hawk Parent” shall have the meaning set forth in the introductory paragraph hereof.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, in each case that are regulated pursuant to any Environmental Law because of their dangerous or deleterious properties or characteristics.

“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Immaterial Subsidiary” shall mean any Subsidiary of the Borrower that as of any date of determination, does not have (i) assets (after eliminating intercompany obligations) in excess of 5%, individually, or 10%, when combined with the assets of all other Immaterial Subsidiaries, of the consolidated total assets of the Borrower and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Borrower as of the last day of the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements have been delivered under this Agreement or (ii) Consolidated EBITDA (after eliminating intercompany obligations) for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements have been delivered under this Agreement in excess of 5%, individually, or 10%, when combined with the Consolidated EBITDA of all Immaterial Subsidiaries, of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period; provided that, in the event that the aggregate assets or Consolidated EBITDA (in each case, after eliminating intercompany obligations) of all Immaterial Subsidiaries exceeds the applicable aggregate percentage limit specified above as of any date of determination, the Borrower shall designate one or more Immaterial Subsidiaries as not being Immaterial Subsidiaries as may be necessary such that the foregoing aggregate percentage limit shall not be exceeded, and any such Subsidiary shall thereafter be deemed to not be an Immaterial Subsidiary hereunder; provided, further, that the Borrower may re-designate Subsidiaries as Immaterial Subsidiaries so long as the Borrower is in compliance with this definition.

“Increasing Lender” shall have the meaning set forth in Section 2.23.

“Incremental Commitment” shall have the meaning set forth in Section 2.23.

“Incremental Commitment Amount” shall have the meaning set forth in Section 2.23.

“Incremental Delayed Draw Term Loan” shall have the meaning set forth in Section 2.23.

“Incremental Equivalent Debt” shall mean any Indebtedness of the Borrower in respect of senior or subordinated notes (issued in a public offering, Rule 144A offering or other private placement or a bridge financing) or loans or commitments that, in each case, are unsecured or secured by Liens on the Collateral that are either pari passu with or junior to the Liens of the Administrative Agent; provided that:

(i)	the amount of such Indebtedness could be established as an Incremental Commitment under Section 2.23(a)(i);

(ii)

such Indebtedness (w) shall be in lieu of Incremental Commitments and shall result, upon the establishment thereof, solely to the extent incurred in reliance on Section 2.23(a)(i)(A), in a dollar for dollar reduction of the amount of Incremental Commitments that may be established under Section 2.23(a)(i)(A), (x) shall not have any obligors (including any guarantors) that are not Loan Parties, (y) shall (1) not be secured by any assets that are not Collateral and (2) to the extent subordinate or secured, as applicable, be subject to a subordination or intercreditor agreement, as applicable, on then prevailing market terms and reasonably acceptable to the Administrative Agent, and (z) unless the Borrower elects otherwise, such Incremental Equivalent Debt will be deemed incurred in reliance on Section 2.23(a)(i)(B) to the extent permitted, with the balance incurred under Section 2.23(a)(i)(A); if the Borrower incurs any Incremental Equivalent Debt under Section 2.23(a)(i)(A) above substantially concurrently with its incurrence of an Incremental Equivalent Debt under Section 2.23(a)(i)(B), then the Total Net Leverage Ratio calculated pursuant to Section 2.23(a)(i)(B) will be calculated with respect to such incurrence under such Section 2.23(a)(i)(B) without regard to any incurrence of indebtedness under Section 2.23(a)(i)(A);

(iii)

before and after giving effect to any proposed Incremental Equivalent Debt (determined, in the case of any Incremental Equivalent Debt that is to be used to fund a Limited Condition Acquisition, as of the LCA Test Date (other than the determination of whether any Default or Event of Default under Section 8.1(a), 8.1(b), 8.1(h) or 8.1(i) exists or would result therefrom, which shall be determined as of the date such Limited Condition Acquisition is consummated)), no Default or Event of Default will have occurred and be continuing;

(iv)

the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) at the time of and immediately after giving effect to the incurrence of such Incremental Equivalent Debt (except to the extent that such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) as of such earlier date); provided that if such Incremental Equivalent Debt is to be used to fund a Limited Condition Acquisition, the condition set forth in this clause (iv) may be satisfied with (A) the accuracy of customary “specified representations” and “acquisition agreement representations” and (B) such other limitations or exceptions to representations and warranties as may be agreed by the lenders providing such Incremental Equivalent Debt;

(v)

before and after giving effect to any proposed Incremental Equivalent Debt (determined, in the case of any Incremental Equivalent Debt that is to be used to fund a Limited Condition Acquisition, as of the LCA Test Date), on a pro forma basis (treating the Aggregate Revolving Commitments (including any Incremental Revolving Commitments), Delayed Draw Term Loan Commitments and any Incremental Delayed Draw Term Loans as fully funded, but excluding the cash proceeds of any Incremental Equivalent Debt from cash and Permitted Investments), the Borrower and its Restricted Subsidiaries are in compliance with the Financial Covenant (on a Pro Forma Basis if such Incremental Equivalent Debt is to be used to fund an Acquisition), measuring clause (a) of the Total Net Leverage Ratio as of the date such Incremental Equivalent Debt is to be established (or, in the case of a Limited Condition Acquisition, as of the LCA Test Date) and otherwise re-computing such covenant as of the last day of the most recently ended Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.1(a) or 5.1(b) (or, if the Borrower shall have provided the Administrative Agent with monthly financial statements for the Borrower and its Restricted Subsidiaries, re-computing such covenants as of the last day of the most recently ended twelve month period) as if such Incremental Equivalent Debt was established on the first day of the relevant period for testing compliance;

(vi)

(x) the maturity date of such Indebtedness shall be no earlier than the Latest Maturity Date, (y) any such Indebtedness in the form of term loans shall have a Weighted Average Life to maturity no shorter than the then remaining Weighted Average Life to Maturity of the existing Term Loans (without giving effect to any prepayments) and (z) any such Indebtedness in the form of notes shall not have any mandatory prepayment or redemption features (other than customary change of control offers and, if applicable, “AHYDO catch-up payments”) that could result in prepayments or redemptions of such Indebtedness prior to the Latest Maturity Date; provided that the requirements of this clause (vi) shall not apply to any Incremental Equivalent Debt consisting of a customary bridge facility, so long as the long-term Indebtedness into which such bridge facility is to be converted or exchanged satisfies the requirements of this clause (vi);

(vii)

with respect to any Incremental Equivalent Debt that constitutes MFN Eligible Debt, the MFN Adjustment will apply to such Incremental Equivalent Debt (but the MFN Adjustment will not apply to any other Incremental Equivalent Debt); and

(viii)

all other terms and conditions with respect to such Indebtedness (excluding interest margins, which shall be determined by the Borrower and the applicable holders of such Indebtedness) shall be, at the option of the Borrower, either (x) reasonably satisfactory to the Administrative Agent or (y) not materially more restrictive of the Borrower and its Restricted Subsidiaries (when taken as a whole) than the terms and conditions of the Loan Documents (when taken as a whole), except, in the case of either clause (x) or (y), for covenants or other provisions applicable only to periods after the Latest Maturity Date (it being understood that (1) to the extent that any financial maintenance covenant is added for the benefit of any Incremental Equivalent Debt, the terms and conditions of such Indebtedness will be deemed not to be more restrictive than the terms and conditions of the Loan Documents if such financial maintenance covenant is also added for the benefit of the Loans and Commitments hereunder and any Incremental Commitments (it being understood and agreed that such financial maintenance covenant may be added to the Loan Documents notwithstanding any restriction in Section 10.2 to the contrary), and (2) no consent shall be required from the Administrative Agent for terms or conditions that are more restrictive than the Loan Documents if such terms are added to the Loan Documents) (it being understood and agreed that such more restrictive terms and conditions may be added to the Loan Documents notwithstanding any restriction in Section 10.2 to the contrary).

“Incremental Equivalent Term Loans” shall have the meaning set forth in the definition of “Incremental Equivalent Debt”.

“Incremental Revolving Commitment” shall have the meaning set forth in Section 2.23.

“Incremental Term Loan” shall have the meaning set forth in Section 2.23.

“Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business, but, subject to clause (a) of the last sentence of this definition, including any obligations in respect of earn-outs and other contingent acquisition consideration), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party described in clauses (i) through (vi) above secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person; provided that the amount of any such Indebtedness under this clause (viii) shall be deemed to be the lesser of (A) the total amount of third party Indebtedness secured by such Lien and (B) the fair market value of the property subject to such Lien, (ix) all obligations of such Person in respect of Disqualified Capital Stock, (x) all Off-Balance Sheet Liabilities and (xi) all Hedging Obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include (a) obligations of such Person in respect of earn-outs and other contingent acquisition consideration until such obligations become liabilities on the balance sheet of such Person in accordance with GAAP (except to the extent such obligations that are liabilities on the balance sheet of such Person are payable solely in Capital Stock) and (b) Indebtedness arising as a result of any changes in GAAP which would classify any operating leases so characterized in accordance with GAAP (as GAAP is in effect as of the Closing Date) as Capital Lease Obligations (or the equivalent) required to be reflected on a consolidated balance sheet of the Borrower in accordance with GAAP.

“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Initial Term Loan” means a Term Loan made by a Lender to the Borrower on the Closing Date pursuant to Section ~~2.5.~~2.5(a).

“Interest Period” shall mean with respect to any Eurodollar Borrowing, a period of one, two, three or six (or, if agreed to by all applicable Lenders, twelve) months (or such shorter period as may be agreed to by the Administrative Agent and the Borrower); provided that:

(i)

the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(ii)

if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

(iii)

any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;

(iv)

each principal installment of the Term Loans shall have an Interest Period ending on each installment payment date and the remaining principal balance (if any) of the Term Loans shall have an Interest Period determined as set forth above; and

(v)

no Interest Period may extend beyond the Revolving Commitment Termination Date, unless on the Revolving Commitment Termination Date the aggregate outstanding principal amount of Term Loans is equal to or greater than the aggregate principal amount of Eurodollar Loans with Interest Periods expiring after such date, and no Interest Period may extend beyond the Maturity Date.

“Investments” shall have the meaning set forth in Section 7.4.

“IP Rights” means, in each case, to the extent registered (or that a pending application for registration has been filed) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (i) patents (including all reissues, reexaminations, divisions, continuations, continuations-in-part and extensions thereof); (ii) trademarks, service marks, trade names and logos; and (iii) copyrights.

“Issuing Bank” shall mean Truist Bank, as successor by merger to SunTrust Bank, in its capacity as ~~such~~ an issuer of Letters of Credit hereunder, and any other Revolving Lender ~~approved by~~that, with the approval of the Borrower ~~to serve~~, agrees to issue Letters of Credit hereunder, in such capacity.

“Junior Financing” shall have the meaning set forth in Section 7.12(b).

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date or commitment termination date applicable to any Loan or Commitment hereunder at such time (including, without limitation, the latest maturity date of any Incremental Revolving Commitment, Incremental Term Loan, Incremental Delayed Draw Term Loan, Extended Revolving Commitment, Extended Revolving Loan, Extended Term Loan, Refinancing Term Commitment and Refinancing Term Loan), in each case as extended in accordance with this Agreement from time to time.

“LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $5,000,000.

“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit but excluding the Letters of Credit.

“LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

“Lead Arranger” shall mean SunTrust Robinson Humphrey, Inc. in its capacity as ~~the sole~~a joint lead arranger in connection with this Agreement and the First Amendment, as applicable.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, (iii) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (iv) a Lender or its Parent Company has become the subject of a Bail-In Action; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of an Undisclosed Administration or the ownership or acquisition of any equity interest in or control of a Lender or a Parent Company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership or acquisition does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender-Related Hedge Provider” shall mean any Person that, at the time it enters into a Hedging Transaction with any Loan Party, (i) is a Lender or an Affiliate of a Lender (other than an Excluded Affiliate or Disqualified Institution) and (ii) except when the Lender-Related Hedge Provider is ~~SunTrust~~Truist Bank or any of its Affiliates (other than an Excluded Affiliate or Disqualified Institution), has provided prior written notice to the Administrative Agent which has been acknowledged in writing by the Borrower of (x) the existence of such Hedging Transaction and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time. In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider. In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include, where appropriate, the Swingline Lender, each Increasing Lender, each Additional Lender that joins this Agreement pursuant to Section 2.23 and each Additional Refinancing Lender that joins this Agreement pursuant to Section 2.27.

“Letter of Credit” shall mean any stand-by or commercial letter of credit issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrower or any other Loan Party pursuant to the LC Commitment.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Limited Condition Acquisition” shall have the meaning set forth in Section 1.5.

“Liquidity” shall mean, as of any date of determination, (a) the Aggregate Revolving Commitment Amount minus (b) the aggregate Revolving Credit Exposures of all Lenders plus (c) the aggregate amount of unrestricted cash and Permitted Investments of the Loan Parties.

“Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the LC Documents, the Fee Letter, the Engagement Letter, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, any promissory notes issued hereunder, any subordination and intercreditor agreements and any and all other agreements executed in connection with any of the foregoing.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean all Revolving Loans, Swingline Loans and Term Loans in the aggregate or any of them, as the context shall require, and shall include, where appropriate, any loan made pursuant to Section 2.23 or 2.27.

“Material Adverse Effect” shall mean any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have, singularly or in conjunction with any other event, change or condition, (i) a material adverse effect on the business, financial condition, assets or results of operations of the Loan Parties and their Subsidiaries, taken as a whole, or (ii) a material and adverse effect on the material rights and remedies (taken as a whole) of the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender under the Loan Documents, taken as a whole, including the legality, validity, binding effect or enforceability of the Loan Documents.

“Material Indebtedness” shall mean all Permitted Acquisition Debt, Permitted Ratio Debt, Incremental Equivalent Debt and Credit Agreement Refinancing Indebtedness and any other Indebtedness (other than the Loans and the Letters of Credit) of the Borrower or any of its Restricted Subsidiaries, in each case, in an aggregate committed or outstanding principal amount exceeding $10,000,000.

“Material IP” means the IP Rights that are material (individually or in the aggregate) to the business and operations of the Borrower and its Subsidiaries (taken as a whole) as reasonably determined by the Borrower.

“Maturity Date” shall mean, with respect to the Term Loans, the earlier of (i) the fifth (5th) anniversary of the ~~Closing~~First Amendment Effective Date and (ii) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise) in accordance with the terms hereof.

“Merger Sub” shall have the meaning set forth in the introductory paragraph hereof.

“MFN Adjustment” means, with respect to the incurrence of any MFN Eligible Debt, in the event that the All-In Yield applicable to such MFN Eligible Debt exceeds the All-In Yield of any Term Loans (including, for purposes of this definition, any unfunded Delayed Draw Term Loans for which a Delayed Draw Term Loan Commitment exists) at the time of such incurrence by more than 50 basis points per annum, then the interest rate margins for such Term Loans (except, in the case of any such Term Loans not constituting Initial Term Loans or Delayed Draw Term Loans (funded or unfunded), to the extent otherwise agreed by the lenders providing such Term Loans) will automatically be increased on the date of incurrence of such MFN Eligible Debt to the extent necessary so that the All-In Yield of such Term Loans is equal to the All-In Yield of such MFN Eligible Debt minus 50 basis points (provided that if such MFN Eligible Debt includes an interest rate floor greater than the applicable interest rate floor under such Term Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under such Term Loans shall be required, but only to the extent an increase in the interest rate floor in such Term Loans would cause an increase in the interest rate then in effect with respect thereto).

“MFN Eligible Debt” means any Indebtedness incurred as Incremental Term Loans, Incremental Delayed Draw Term Loans, Incremental Equivalent Debt, Permitted Acquisition Debt or Permitted Ratio Debt that is, in each case, Pari Passu Lien Indebtedness in the form of term loans.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) the Borrower, any of its Restricted Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, any Subsidiary or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.

“Non-Guarantor Acquisition” shall have the meaning set forth in the definition of Permitted Acquisition.

“Non-Public Information” shall mean any material non-public information (within the meaning of United States federal and state securities laws) with respect to the Borrower, its Affiliates or any of their securities or loans.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower or one or more of its Restricted Subsidiaries primarily for the benefit of employees of the Borrower or such Restricted Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or similar payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Notices of Borrowing” shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(b).

“Notice of Revolving Borrowing” shall have the meaning set forth in Section 2.3.

“Notice of Swingline Borrowing” shall have the meaning set forth in Section 2.4.

“Obligations” shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent, the Issuing Bank, any Lender (including the Swingline Lender) or the Lead Arranger pursuant to this Agreement or any other Loan Document, including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel required to be paid by the Borrower to the Administrative Agent, the Issuing Bank or any Lender (including the Swingline Lender) under this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided that in no event shall “Obligations” of any Guarantor include any Excluded Swap Obligation of such Guarantor.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person or (ii) any Synthetic Lease Obligation.

“Organization Documents” shall mean, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other organization document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Capital Stock of a Person.

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended and in effect from time to time, and any successor statute thereto.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25).

“Parent” shall mean Repay Holdings Corporation, a Delaware corporation.

“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Pledge Agreement” shall mean that certain Pledge Agreement dated as of the Closing Date, made by the Parent in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time, pursuant to which the Parent has pledged 100% of the voting Capital Stock of the Borrower as Collateral.

“Pari Passu Lien Indebtedness” means any Indebtedness of any Loan Party that is secured by Liens on Collateral that rank pari passu in priority with the Liens on Collateral that secure the Obligations.

“Participant” shall have the meaning set forth in Section 10.4(d).

“Participant Register” shall have the meaning set forth in Section 10.4(d).

“Patent” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Patent Security Agreement” shall mean any Patent Security Agreement executed by a Loan Party owning Patents in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.

“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Perfection Certificate” shall mean the Perfection Certificate, dated as of the Closing Date, delivered by the Loan Parties to the Administrative Agent in connection with the closing of the Credit Agreement.

“Permits” shall mean, with respect to any Person, any permit, approval, consent, authorization, license, registration, accreditation, certificate, certification, certificate of need, concession, grant, franchise, variance or permission from any Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” shall mean ~~any~~(a) the Viking Acquisition and (b) any other Acquisition by a Loan Party or any Restricted Subsidiary that occurs when the following conditions have been satisfied:

(i)

before and after giving effect to such Acquisition (determined, in the case of a Limited Condition Acquisition, as of the LCA Test Date (other than the determination of whether any Event of Default under Section 8.1(a), 8.1(b), 8.1(h) or 8.1(i) exists or would result therefrom, which shall be determined as of the date such Limited Condition Acquisition is consummated)), no Event of Default exists or would result therefrom;

(ii)

after giving effect to such Acquisition (determined, in the case of a Limited Condition Acquisition, as of the LCA Test Date), on a Pro Forma Basis, the Borrower and its Restricted Subsidiaries are in compliance with the Financial Covenant, measuring Consolidated Total Debt as of the date of such Acquisition (or, in the case of a Limited Condition Acquisition, as of the LCA Test Date) and otherwise re-computing such covenants as of the last day of the most recently ended Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.1(a) or 5.1(b) (or, if the Borrower shall have provided the Administrative Agent with monthly financial statements for the Borrower and its Restricted Subsidiaries, re-computing such covenants as of the last day of the most recently ended twelve month period) as if such Acquisition had occurred, and any Indebtedness incurred in connection therewith was incurred, on the first day of the relevant period for testing compliance;

(iii)	the Person or assets being acquired is in the same type of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related thereto;

(iv)	such Acquisition shall not be hostile; and

(v)

any Person acquired in connection with such Acquisition (or formed to facilitate the consummation of such Acquisition) shall become a Guarantor in accordance with and to the extent required under Section 5.12; provided that the Borrower and its Restricted Subsidiaries shall not make Permitted Acquisitions of Persons that do not become Guarantors or purchase of assets that are acquired directly by Restricted Subsidiaries that are not Guarantors (each a “Non-Guarantor Acquisition”) for aggregate consideration, together with any Investments made in reliance on the proviso in Section 7.4(d) (in each case determined as of the date of making any such Investment), in excess of $10,000,000.

“Permitted Acquisition Debt” means Indebtedness of the Borrower and/or any Restricted Subsidiary incurred or assumed in connection with a Permitted Acquisition; provided that:

(i)

subject to the provisions of Section 1.5 to the extent an LCA Election has been made with respect to a Permitted Acquisition to be funded with the proceeds of such Indebtedness, immediately before and after giving effect thereto and to the use of the proceeds thereof no Default or Event of Default has occurred and is continuing or would result therefrom;

(ii)	if such Indebtedness is assumed, such Indebtedness shall not have been incurred in contemplation of such Permitted Acquisition;

(iii)

if such Indebtedness is secured on a pari passu basis with the Obligations under this Agreement, then immediately after giving effect to the incurrence or assumption of such Indebtedness (treating such Indebtedness as fully funded, but excluding the cash proceeds of such Indebtedness from cash and Permitted Investments) and on a Pro Forma Basis if such Indebtedness is to be used to fund an Acquisition, the Total Net Leverage Ratio shall be equal to or less than 4.00:1.00;

(iv)

such Indebtedness does not mature prior to the Latest Maturity Date for the Term Loans at the time such Indebtedness is incurred or assumed, or have a shorter Weighted Average Life to Maturity than the Term Loans at the time such Indebtedness is incurred or assumed;

(v)	if such Indebtedness is secured, then such Indebtedness shall be subject to an intercreditor agreement on then prevailing market terms and reasonably acceptable to the Administrative Agent;

(vi)	if such Indebtedness constitutes MFN Eligible Debt, then the MFN Adjustment will apply;

(vii)	if such Indebtedness is incurred, such Indebtedness is not guaranteed by any Person other than a Guarantor; and

(viii)

the aggregate principal amount of Permitted Acquisition Debt incurred or assumed by Restricted Subsidiaries that are not Loan Parties shall not exceed, when aggregated with (x) Permitted Ratio Debt incurred by Restricted Subsidiaries that are not Loan Parties, (y) Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor in reliance on Section 7.1(d) and (z) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Guarantor in reliance on Section 7.1(e), $15,000,000 at any time outstanding.

“Permitted Encumbrances” shall mean:

(a)	Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings or for which adequate reserves are being maintained in accordance with GAAP;

(ix)

statutory or common law Liens of landlords or lessors, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(x)	pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(xi)

deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(xii)

judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(xiii)

customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; and

(xiv)

easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole.

provided that the term “Permitted Encumbrances” shall not include any Lien securing indebtedness for borrowed money.

“Permitted Holders” shall mean (x) those certain equity holders who, prior to the Closing Date, own (directly or indirectly) Capital Stock of Hawk Parent and who, after giving effect to the Related Transactions, will own (directly or indirectly) Capital Stock of the Parent, and (y) Corsair and its Controlled Investment Affiliates.

“Permitted Investments” shall mean:

(i)

direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii)

commercial paper having a rating of at least A-1 or the equivalent thereof by S&P or at least P 1 or the equivalent thereof by Moody’s and in each case maturing not more than six months after the date of acquisition by such Person;

(iii)

certificates of deposit, bankers’ acceptances and time deposits maturing within 12 months of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv)

fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above;

(v)	mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above; and

(vi)

in the case of any Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (i) through (v) customarily utilized in countries in which a Foreign Subsidiary operates for short term cash management purposes.

“Permitted Ratio Debt” means Indebtedness incurred or assumed by the Borrower and/or any one or more Restricted Subsidiaries; provided that:

(i)

subject to the provisions of Section 1.5 to the extent an LCA Election has been made with respect to a Permitted Acquisition immediately before and after giving effect thereto and to the use of the proceeds thereof no Default or Event of Default has occurred and is continuing or would result therefrom;

(ii)

immediately after giving effect to the incurrence or assumption of such Indebtedness (treating such Indebtedness as fully funded, but excluding the cash proceeds of such Indebtedness from cash and Permitted Investments) and on a Pro Forma Basis if such Indebtedness is to be used to fund an Acquisition, the Total Net Leverage Ratio shall be equal to or less than the lesser of (x) 4.00:1.00 and (y) the Total Net Leverage Ratio permitted under Section 6.1 as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered (or were required to be delivered);

(iii)

such Indebtedness does not mature prior to the Latest Maturity Date for the Term Loans at the time such Indebtedness is incurred, or have a shorter Weighted Average Life to Maturity than the Term Loans at the time such Indebtedness is incurred;

(iv)	if such Indebtedness is secured, then such Indebtedness shall be subject to an intercreditor agreement on then prevailing market terms and reasonably acceptable to the Administrative Agent;

(v)

the interest rate, fees, and original issue discount for any Indebtedness will be as determined by the Borrower and the Persons providing such Indebtedness; provided that the MFN Adjustment will apply to any such Indebtedness that constitutes MFN Eligible Debt; and

(vi)

such Indebtedness is not guaranteed by any Person other than a Guarantor and is not secured by any assets or property of the Borrower or any Restricted Subsidiary that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender);

(vii)

the aggregate principal amount of Permitted Ratio Debt incurred by Restricted Subsidiaries that are not Loan Parties shall not exceed, when aggregated with (x) Permitted Acquisition Debt incurred by Restricted Subsidiaries that are not Loan Parties, (y) Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor in reliance on Section 7.1(d) and (z) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Guarantor in reliance on Section 7.1(e), $15,000,000 at any time outstanding; and

(viii)

the other covenants and events of default applicable to such Indebtedness are substantially identical to, or (taken as a whole as reasonably determined by the Borrower) no more favorable to the lenders or holders providing such Permitted Ratio Debt than, those applicable to the Loans and Commitments under the Loan Documents at the time of incurrence of such Permitted Ratio Debt; provided that (x) this clause (viii) will not apply to (A) interest rate, fees, funding discounts and other pricing terms, (B) optional prepayment, redemption or offer to repurchase terms (which shall be no more onerous than those applicable to the Initial Term Loan), and (C) covenants and other terms that are (1) applied to the Loans and Commitments existing at the time of incurrence of such Permitted Ratio Debt (so that existing Lenders also receive the benefit of such provisions), (2) applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness or (3) on current market terms for such type of Indebtedness (as reasonably determined by the Borrower) and (y) if such Indebtedness contains any financial maintenance covenants, such covenants shall not be tighter than (or in addition to) those contained in this Agreement for any period ending on or prior to the Latest Maturity Date except to the extent such financial maintenance covenant is also applied to the Loans and Commitments existing at the time of incurrence of such Permitted Ratio Debt (so that existing Lenders also receive the benefit of such financial maintenance covenant).

“Permitted Tax Distributions” shall mean any distributions permitted to be made pursuant to Section 7.5(d).

“Permitted Third Party Bank” shall mean any bank or other financial institution with whom any Loan Party maintains a Controlled Account and with whom a Control Account Agreement has been executed.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by the Borrower or any ERISA Affiliate or to which the Borrower has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Platform” shall have the meaning set forth in Section 10.1(c).

“Potential Defaulting Lender” shall mean, at any time, subject to Section 2.26(b), any Lender as to which the Administrative Agent has notified the Borrower that (i) an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any financial institution affiliate of such Lender, (ii) such Lender has (or its Parent Company or a financial institution affiliate thereof has) notified the Administrative Agent in writing, or has stated publicly, that it does not intend to comply with its funding obligations under any other loan agreement, credit agreement or other financing agreement, unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with any applicable default, will be specifically identified in such writing or public statement), or (iii) such Lender, if a Revolving Lender, has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination by the Administrative Agent that a Lender is a Potential Defaulting Lender will be conclusive and binding, absent manifest error, and such Lender shall be deemed to be a Potential Defaulting Lender (subject to Section 2.26(b)) upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Bank, the Swingline Lender and the Lenders.

“Pricing Grid” shall have the meaning set forth in the definition of Applicable Margin.

“Prime Rate” shall mean the rate of interest that the Administrative Agent announces from time to time as its prime lending rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Prior Indebtedness” shall mean indebtedness under that certain Revolving Credit and Term Loan Agreement dated as of September 28, 2017, by and among M&A Ventures, LLC, Sigma Acquisition LLC, Wildcat Acquisition LLC, and Batch Acquisition LLC, as borrowers, the lenders party thereto, SunTrust Bank, as administrative agent, and the other parties thereto, as amended from time to time prior to the Closing Date.

“Proceeding” shall mean any investigation, inquiry, litigation, review, hearing, suit, claim, audit, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Pro Forma Basis” shall mean, (i) with respect to any Person, business, property or asset acquired in a Permitted Acquisition or other Acquisition approved in writing by the Required Lenders, the inclusion as “Consolidated EBITDA” of the Consolidated EBITDA for such Person, business, property or asset as if such Acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP, and (ii) with respect to any Person, business, property or asset sold, transferred or otherwise disposed of, the exclusion from “Consolidated EBITDA” of the Consolidated EBITDA for such Person, business, property or asset so disposed of during such period as if such disposition had been consummated on the first day of the applicable period, in accordance with GAAP, in each case, with respect to both the foregoing clauses (i) and (ii), with any addbacks to Consolidated EBITDA related thereto to be subject to the limitations set forth in the definition of “Consolidated EBITDA”.

“Pro Rata Share” shall mean (i) with respect to any Class of Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment of such Class (or, if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure or Term Loan, as applicable), and the denominator of which shall be the sum of all Commitments of such Class of all Lenders (or, if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure or Term Loans, as applicable, of all Lenders) and (ii) with respect to all Classes of Commitments and Loans of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or, if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), unused Delayed Draw Term Loan Commitment and Term Loan and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or, if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments), unused Delayed Draw Term Loan Commitments and Term Loans.

“Public Lender” shall mean any Lender who does not wish to receive Non-Public Information and who may be engaged in investment and other market related activities with respect to the Borrower, its Affiliates or any of their securities or loans.

“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.

“Real Estate” shall mean all real property owned or leased by the Borrower and its Restricted Subsidiaries.

“Recipient” shall mean, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement executed by (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.27.

“Refinancing Facilities” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Loans” means any Refinancing Term Loans or Refinancing Revolving Loans.

“Refinancing Revolving Commitments” means one or more Classes of commitments in respect of Revolving Loans hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.

“Refinancing Term Commitments” means one or more Classes of Term Loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Register” has the meaning set forth in Section 10.4(c).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” ~~shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.~~

~~“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.~~

~~“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.~~ shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Rejection Notice” shall have the meaning set forth in Section 2.12(g).

“Related Parties” shall mean, with respect to any specified Person, such Person’s controlled Affiliates (excluding Excluded Affiliates) and the respective officers, directors, employees, agents, advisors and controlling persons of such Person and such Person’s controlled Affiliates.

“Related Transaction Documents” shall mean the Loan Documents, the Closing Date Merger Agreement and all other agreements or instruments executed in connection with the Related Transactions.

“Related Transactions” shall mean, collectively, the making of the initial Loans on the Closing Date, the repayment in full of the Prior Indebtedness, the consummation of the Closing Date Merger and the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all Related Transaction Documents.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Material into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building or facility.

“Required Delayed Draw Term Loan Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Delayed Draw Term Loan Commitments at such time or, if the Lenders have no Delayed Draw Term Loan Commitments outstanding, then Lenders holding more than 50% of the aggregate Delayed Draw Term Loans of the Lenders at such time; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Delayed Draw Term Loan Commitments and Delayed Draw Term Loans shall be excluded for purposes of determining Required Delayed Draw Term Loan Lenders.

“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments, Delayed Draw Term Loan Commitments and Term Loans at such time or, if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the aggregate outstanding Revolving Credit Exposure and Term Loans of the Lenders at such time; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments, Revolving Credit Exposure, Delayed Draw Term Loan Commitments and Term Loans shall be excluded for purposes of determining Required Lenders.

“Requirement of Law” for any Person shall mean any law (statutory or common), ordinance, treaty, rule, regulation, order, or other legal requirement, or written determination of a Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean any of the president, the chief executive officer and the chief financial officer (and their equivalents) of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

“Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Capital Stock, or any options, warrants or other rights to purchase such Capital Stock whether now or hereafter outstanding, or any management or similar fees.

“Restricted Subsidiary” shall mean any Subsidiary other than an Unrestricted Subsidiary. Unless the context otherwise specifies, a Restricted Subsidiary shall refer to a Restricted Subsidiary of the Borrower.

“Retained Excess Cash Flow Amount” shall mean, with respect to any Fiscal Year, commencing with the Fiscal Year ending December 31, 2020, the product of (a) the Retained Excess Cash Flow Percentage for such Fiscal Year and (b) Excess Cash Flow for such Fiscal Year (it being understood for the avoidance of doubt that, solely for purposes of this definition, Excess Cash Flow for any Fiscal Year shall be deemed to be zero until the Excess Cash Flow calculation certificate contemplated in Section 2.12(d) shall have been received by the Administrative Agent for such Fiscal Year).

“Retained Excess Cash Flow Percentage” shall mean, with respect to any Fiscal Year, commencing with the Fiscal Year ending December 31, 2020, (a) 100% minus (b) the Excess Cash Flow Percentage for such Fiscal Year.

“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from an asset sale or disposition or otherwise) and other amounts received or realized in respect of such Investment, in each case on an after-tax basis.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule I, as such schedule ~~may be~~was adjusted pursuant to the First Amendment to give effect to the First Amendment Incremental Revolving Commitment and as such schedule may be further amended pursuant to Section 2.23, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

“Revolving Commitment Termination Date” shall mean the earliest of (i) the fifth (5th) anniversary of the ~~Closing~~First Amendment Effective Date, (ii) the date on which the Revolving Commitments are terminated in whole pursuant to Section 2.8 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure.

“Revolving Lender” shall mean each Lender with a Revolving Commitment (or, if all Revolving Commitments have been terminated, each Lender with Revolving Credit Exposure), in such capacity.

“Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sale and Leaseback Transaction” shall have the meaning set forth in Section 7.9.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) to the extent the Borrower or any other Loan Party acquires any Foreign Subsidiaries or engages in any business operations located outside of the U.S., the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any Sanctions as of the relevant time.

“Sanctioned Person” shall mean, at any time, (a) any Person or Governmental Authority listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or, to the extent the Borrower or any other Loan Party acquires any Foreign Subsidiaries or engages in any business operations located outside of the U.S., by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Screen Rate” shall mean the rate specified in clause (i) of the definition of Adjusted LIBOR.

“Secured Parties” shall mean the Administrative Agent, the Lenders, the Issuing Bank, the Lender-Related Hedge Providers and the Bank Product Providers.

“Solvent” shall mean, with respect to the Borrower and its Subsidiaries on a particular date, that on such date (a) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of the Borrower and its Subsidiaries, taken as a whole; (b) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, contemplated as of such date; and (c) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification Topic 450).

“Specified Equity Contribution” shall have the meaning set forth in Section 6.2.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

“Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.

“Swingline Lender” shall mean Truist Bank, as successor by merger to SunTrust Bank, and its successors in such capacity.

“Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Tax Receivable Agreement” shall mean that certain Tax Receivable Agreement dated as of or about the Closing Date, among Hawk Parent, Parent and the other parties from time to time party thereto, as amended from time to time.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including an interest, additions to tax or penalties applicable thereto.

“Term Lender” shall mean each Lender holding Term Loans, in such capacity.

“Term Loan” shall mean a term loan made by a Lender to the Borrower pursuant to Section 2.5, 2.23 or 2.27.

“Term Loan A” shall mean a term loan made by a Lender to the Borrower pursuant to Section 2.5(a) (for the avoidance of doubt and as applicable, as such term loan was increased on the First Amendment Effective Date by the First Amendment Incremental Term Loan).

“Term Loan A Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make a Term Loan A hereunder, in a principal amount not exceeding the amount set forth with respect to such Lender on Schedule I, as such schedule was adjusted pursuant to the First Amendment to give effect to the First Amendment Incremental Term Loans and as such schedule may be further amended pursuant to Section 2.23 or 2.27. The aggregate principal amount of all Lenders’ Term Loan A Commitments as of the Closing Date ~~is $170,000,000.~~was $170,000,000. On the First Amendment Effective Date, the Term Loan A Commitment was increased by $46,000,000 pursuant to the First Amendment Incremental Term Loan.

“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Term Loan A Commitment and Delayed Draw Term Loan Commitment. ~~The aggregate principal amount of all Lenders’ Term Loan Commitments as of the Closing Date is $210,000,000.~~

“Total Net Leverage Ratio” shall mean, as of any date, the ratio of (a)(i) Consolidated Total Debt as of such date minus (ii) up to $~~20,000,000~~25,000,000 of unrestricted cash and Permitted Investments of the Borrower and its Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement.

“Trademark” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Trademark Security Agreement” shall mean any Trademark Security Agreement executed by a Loan Party owning registered Trademarks or applications for Trademarks in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.

“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted LIBOR or the Base Rate.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” shall mean in relation to a Lender or its Parent Company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Pension Liability” of any Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code and Non-U.S. Plan required to be funded shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a funding basis, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA or the applicable provision of non-U.S. law (excluding any accrued but unpaid contributions).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as amended and in effect from time to time in the State of New York.

“United States” or “U.S.” shall mean the United States of America.

“Unrestricted Subsidiary” shall mean any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.16 subsequent to the Closing Date.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(f)(ii).

“Viking Acquisition” shall mean the direct or indirect acquisition by Repay Holdings, LLC of all of the outstanding equity interests of CDT Technologies, LTD, a Texas limited partnership, pursuant to the terms of the Viking Acquisition Agreement.

“Viking Acquisition Agreement” shall mean that certain Securities Purchase Agreement, dated as of the First Amendment Effective Date, by and among Repay Holdings, LLC, CDT Holdings, LLC, a Texas limited liability company, and the other parties thereto.

“ Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower, any other Loan Party or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. “Revolving Loan” or “Term Loan”) or by Type (e.g. “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g. “Revolving Eurodollar Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “Eurodollar Borrowing”) or by Class and Type (e.g. “Revolving Eurodollar Borrowing”).

Section 1.3 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend the Financial Covenant to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend the Financial Covenant for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary at “fair value”, as defined therein. Notwithstanding any other provision contained herein, any lease that is treated as an operating lease for purposes of GAAP as of the Closing Date shall not be treated as Indebtedness or as a Capital Lease Obligation and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Closing Date, that would be treated as an operating lease for purposes of GAAP as of the Closing Date shall be treated as an operating lease), in each case for purpose of this Agreement, notwithstanding any actual or proposed change in the application of GAAP after the Closing Date.

Section 1.4 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, and (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement. Any reference herein or in any other Loan Document to the satisfaction, repayment or payment in full of the Obligations shall mean (a) the repayment in full in immediately available funds of the Obligations (other than (A) letters of credit (including Letters of Credit) that have been cancelled, Cash Collateralized or otherwise backstopped on terms reasonably satisfactory to the Issuing Bank (including by “grandfathering” on terms reasonably acceptable to the Issuing Bank of the applicable letters of credit into a future credit facility), (B) contingent reimbursement obligations (other than those described in clause (C) below) that have been Cash Collateralized or otherwise backstopped on terms reasonably satisfactory to the Administrative Agent, (C) contingent indemnification obligations not yet due and payable and for which no claim has been made and (D) except to the extent the Administrative Agent has been notified in writing such obligations are then due and payable, Hedging Obligations and Bank Product Obligations) and (b) all Commitments have expired or been terminated. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.5 Limited Condition Acquisitions.

(a) For purposes of (i) determining compliance with any provision of this Agreement that requires the calculation of the Total Net Leverage Ratio, (ii) determining compliance with representations and warranties or the occurrence of any Default or Event of Default (other than an Event of Default under Section 8.1(a), 8.1(b), 8.1(h) or 8.1(i)) or (iii) testing availability under baskets set forth herein (including, in each case, with respect to the incurrence of Indebtedness under an Incremental Commitment incurred in connection therewith), in each case, in connection with a Permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing (any such Permitted Acquisition, a “Limited Condition Acquisition”), at the irrevocable option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such Limited Condition Acquisition condition is satisfied shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into by the applicable purchaser(s) (the “LCA Test Date”), and if, after giving pro forma effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent test period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio, basket or other requirement, such ratio, basket or other requirement, as applicable, shall be deemed to have been complied with for such Limited Condition Acquisition.

(b) If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket (other than maintenance testing of the Financial Covenant) on or following the relevant LCA Test Date and prior to the date on which all Limited Condition Acquisitions have either (i) been consummated or (ii) been terminated or expired in accordance with the terms of the definitive agreements applicable thereto without consummation, any such ratio or basket shall be (A) calculated (and tested) on a pro forma basis assuming all pending Limited Condition Acquisitions and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated, (B) calculated (and tested) on a pro forma basis assuming each pending Limited Condition Acquisition (independent of, and without giving effect to, any other pending Limited Condition Acquisition) and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (C) calculated (and tested) assuming all pending Limited Condition Acquisitions have been terminated or expired in accordance with the terms of the definitive agreements applicable thereto without consummation. Notwithstanding anything set forth herein to the contrary, (x) in no event shall more than three Limited Condition Acquisitions be pending at any time and (y) any determination in connection with any Limited Condition Acquisition of compliance with representations and warranties or as to the occurrence or absence of any Default or Event of Default hereunder as of the date the definitive agreements for such Limited Condition Acquisition are entered into by the applicable purchaser(s) (rather than the date of consummation of the applicable Limited Condition Acquisition) shall not be deemed to constitute a waiver of or consent to any breach of representations and warranties hereunder or any Default or Event of Default hereunder that may exist at the time of consummation of such Limited Condition Acquisition.

Section 1.6 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1 General Description of Facilities. Subject to and upon the terms and conditions herein set forth and, in the case of clauses (i), (vii) and (viii) below, in the First Amendment, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2; (ii) the Issuing Bank may issue Letters of Credit in accordance with Section 2.22; (iii) the Swingline Lender may make Swingline Loans in accordance with Section 2.4; (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed the Aggregate Revolving Commitment Amount in effect from time to time; (v) each Lender severally agrees to make a Term Loan A to the Borrower in a principal amount not exceeding such Lender’s Term Loan A Commitment on the Closing Date; ~~and~~ (vi) each Lender severally agrees to make Delayed Draw Term Loans to the Borrower in a principal amount not exceeding such Lender’s ~~Delayed Draw Term Loan Commitment in effect from time to time~~Closing Date DDTL Commitment in effect during the Closing Date Delayed Draw Availability Period; (vii) each Lender severally agrees to make a First Amendment Incremental Term Loan to the Borrower in a principal amount not exceeding such Lender’s First Amendment Incremental Term Loan Commitment on the First Amendment Effective Date; and (viii) each Lender severally agrees to make Delayed Draw Term Loans to the Borrower in a principal amount not exceeding such Lender’s First Amendment DDTL Commitment in effect during the First Amendment Delayed Draw Availability Period.

Section 2.2 Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

Section 2.3 Procedure for Revolving and Delayed Draw Term Loan Borrowings.

(a) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing, substantially in the form of Exhibit 2.3 attached hereto (a “Notice of Revolving Borrowing”), (x) prior to 12:00 p.m. (or such later time as the Administrative Agent may reasonably permit) on the requested date of each Base Rate Borrowing and (y) prior to 12:00 p.m. (or such later time as the Administrative Agent may reasonably permit) three (3) Business Days prior to the requested date of each Eurodollar Borrowing; provided that any Notice of Revolving Borrowing to be made on the Closing Date (whether a Eurocurrency Borrowing or Base Rate Borrowing) may be given not later than 12:00 p.m. (or such later time as the Administrative Agent may reasonably agree), one Business Day prior to the date of the proposed Borrowing, which notice may be subject to the effectiveness of the Credit Agreement. Each Notice of Revolving Borrowing shall be irrevocable (other than any Notice of Revolving Borrowing in connection with (x) a Borrowing of Revolving Loans on the Closing Date or (y) the consummation of a Permitted Acquisition) and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall not be less than $500,000 or a larger multiple of $100,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $250,000 or a larger multiple of $100,000 (or, in each case, such lesser amount (i) as agreed to by the Administrative Agent (which agreement shall not be unreasonably withheld, conditioned or delayed) or (ii) if such amount constitutes the remaining Aggregate Revolving Commitment Amount); provided that Base Rate Loans made pursuant to Section 2.4 or Section 2.22(d) may be made in lesser amounts as provided therein. Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

(b) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Delayed Draw Term Loan Borrowing (x) prior to 12:00 p.m. (or such later time as the Administrative Agent may reasonably permit) on the requested date of any such Borrowing that is a Base Rate Borrowing and (y) prior to 12:00 p.m.

(or such later time as the Administrative Agent may reasonably permit) three (3) Business Days prior to the requested date of any such Borrowing that is a Eurodollar Borrowing. Each such notice of a Delayed Draw Term Loan Borrowing shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of Delayed Draw Term Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Delayed Draw Term Loan Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrowers may request. Promptly following the receipt of a notice of a Delayed Draw Term Loan Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Delayed Draw Term Loan to be made as part of the requested Delayed Draw Term Loan Borrowing.

(c) At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed eight (8).

Section 2.4 Swingline Commitment.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender shall make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitment Amount and the aggregate Revolving Credit Exposures of all Lenders; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

(b) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing, substantially in the form of Exhibit 2.4 attached hereto (a “Notice of Swingline Borrowing”), prior to 12:00 p.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify (i) the principal amount of such Swingline Borrowing, (ii) the date of such Swingline Borrowing (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Borrowing should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. The aggregate principal amount of each Swingline Loan shall not be less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 2:00 p.m. on the requested date of such Swingline Borrowing.

(c) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (each of which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan.

(d) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender.

(e) Each Lender’s obligation to make a Base Rate Loan pursuant to subsection (c) of this Section or to purchase participating interests pursuant to subsection (d) of this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or would reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Loan Party, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

Section 2.5 Term Loan Commitments.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single term loan to the Borrower on the Closing Date in a principal amount equal to the Term Loan A Commitment of such Lender. The execution and delivery of this Agreement by the Borrower and the satisfaction of all conditions precedent pursuant to Section 3.1 shall be deemed to constitute the Borrower’s request to borrow the Term Loan A on the Closing Date.

(b) Subject to the terms and conditions set forth herein, each Lender severally agrees to make a term loan or term loans to the Borrower from time to time during the applicable Delayed Draw Availability Period, which Delayed Draw Term Loans (i) shall not exceed, for any such Lender, the applicable Delayed Draw Term Loan Commitment of such Lender, and (ii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed.

(c) The Term Loans may be, from time to time, Base Rate Loans or Eurodollar Loans or a combination thereof; provided that on the Closing Date all Term Loans shall be Base Rate Loans (unless the Borrower executes a funding indemnity in form and substance reasonably satisfactory to the Administrative Agent).

Section 2.6 Funding of Borrowings.

(a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided that the Swingline Loans will be made as set forth in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date (or, if such proposed date is the Closing Date, promptly after the conditions in Section 3.1 have been satisfied (or waived by the Lead Arranger)), to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

(b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.7 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit 2.7 attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 12:00 p.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y)

prior to 12:00 p.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing, and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Eurodollar Borrowing with a one-month term. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing with an Interest Period of greater than one (1) month if an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loan shall be permitted except on the last day of the Interest Period in respect thereof.

(d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.8 Optional Reduction and Termination of Commitments.

(a) Unless previously terminated, all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date. The Term Loan A Commitments shall terminate on the Closing Date upon the making of the Term Loans pursuant to Section 2.5(a). Upon the making of any Delayed Draw Term Loan pursuant to Section 2.5(b), the corresponding portion of the applicable Delayed Draw Term Loan Commitment shall terminate; provided that (i) the entire ~~Delayed Draw Term Loan~~Closing Date DDTL Commitment shall be terminated on the last day of the Closing Date Delayed Draw Availability Period and (ii) the entire First Amendment DDTL Commitment shall be terminated on the last day of the First Amendment Delayed Draw Availability Period, in each case, unless otherwise sooner terminated in accordance with the terms hereof.

(b) Upon at least one (1) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable; provided that a notice of commitment reduction under this Section 2.8(b) may, to the extent delivered in connection with a termination of the Aggregate Revolving Commitments in whole, state that such notice is conditional upon the effectiveness of other credit facilities, the receipt of proceeds from the issuance of other Indebtedness or equity or the consummation of a change of control or an asset sale, in which case such notice of commitment termination may be rescinded by the Borrower (by notice to the Administrative Agent on or prior to the specified date of termination) if such condition is not satisfied), the Borrower may reduce the Aggregate Revolving

Commitments in part or terminate the Aggregate Revolving Commitments in whole, in each case without penalty or premium; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $1,000,000 and any larger multiple of $500,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders. Any such reduction in the Aggregate Revolving Commitment Amount below the principal amount of the Swingline Commitment and the LC Commitment shall result in a dollar-for-dollar reduction in the Swingline Commitment and the LC Commitment.

(c) The Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.21(e) will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that, before and after giving effect to such termination the aggregate outstanding Revolving Credit Exposure of all Lenders may not exceed the Aggregate Revolving Commitment Amount; provided, further, that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender.

Section 2.9 Repayment of Loans.

(a) The outstanding principal amount of all Revolving Loans and Swingline Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.

(b) The Borrower unconditionally promises to pay to the Administrative Agent for the account of the Lenders holding the Term Loan A the principal amount of the Term Loan A ~~made pursuant to Section 2.5(a)~~ in installments payable on the dates and in the respective amounts shown below (it being understood and agreed that installments with respect to the First Amendment Incremental Term Loan shall not commence until June 30, 2020 and that the installment payable on March 31, 2020 shall be for the account of the Lenders holding the portion of the Term Loan A not constituting the First Amendment Incremental Term Loan):

Date of Payment	Amount of Term Loan A Payment
~~December 31, 2019~~	~~$~~	~~1,062,500.00~~
March 31, 2020		$1,062,500.00
June 30, 2020	$	~~1,062,500.00~~1,375,500.00
September 30, 2020	$	~~1,062,500.00~~1,375,500.00
December 31, 2020	$	~~1,062,500.00~~1,375,500.00
March 31, 2021	$	~~1,062,500.00~~1,375,500.00
June 30, 2021	$	~~1,062,500.00~~1,375,500.00

September 30, 2021	$	~~2,125,000.00~~1,375,500.00
December 31, 2021	$	~~2,125,000.00~~1,375,500.00
March 31, 2022	$	~~2,125,000.00~~2,750,000.00
June 30, 2022	$	~~2,125,000.00~~2,750,000.00
September 30, 2022	$	~~3,187,500.00~~2,750,000.00
December 31, 2022	$	~~3,187,500.00~~2,750,000.00
March 31, 2023	$	~~3,187,500.00~~4,125,000.00
June 30, 2023	$	~~3,187,500.00~~4,125,000.00
September 30, 2023	$	~~3,187,500.00~~4,125,000.00
December 31, 2023	$	~~3,187,500.00~~4,125,000.00
March 31, 2024	$	~~3,187,500.00~~4,125,000.00
June 30, 2024		$4,125,000.00
September 30, 2024		$4,125,000.00
December 31, 2024		$4,125,000.00

provided that, to the extent not previously paid, the entire unpaid principal balance of the Term Loan A (including, for the avoidance of doubt, any portion thereof made as the First Amendment Incremental Term Loan) shall be due and payable in full on the Maturity Date.

(c) The Borrower unconditionally promises to pay to the Administrative Agent for the account of the Lenders holding Delayed Draw Term Loans the principal amount of each Delayed Draw Term Loan made pursuant to Section 2.5(b) in installments payable on the last day of each March, June, September and December, commencing on the last day of the first full calendar quarter ending after the date of funding of such Delayed Draw Term Loan, with each such installment being in the aggregate principal amount for all such Lenders equal to (i) in the case of any such installment due on or before ~~June 30, 2021,~~the second anniversary of the First Amendment Effective Date, 0.625% of the initial principal amount of such Delayed Draw Term Loan, (ii) in the case of any such installment due after ~~June 30, 2021~~the second anniversary of the First Amendment Effective Date but on or before ~~June 30, 2022,~~the third anniversary of the First Amendment Effective Date, 1.25% of the initial principal amount of such Delayed Draw Term Loan and (iii) in the case of any such installment due after ~~June 30, 2022~~the third anniversary of the First Amendment Effective Date, but on or before ~~March 31, 2024,~~the fifth anniversary of the First Amendment Effective Date, 1.875% of the initial principal amount of such Delayed Draw Term Loan (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement); provided that, to the extent not previously paid, the entire unpaid principal balance of the Delayed Draw Term Loans shall be due and payable in full on the Maturity Date.

Section 2.10 Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment, the Term Loan A Commitment and the Delayed Draw Term Loan Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and, in the case of each Eurodollar Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.7, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b) This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form reasonably approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

Section 2.11 Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any Eurodollar Borrowing, 12:00 p.m. not less than three (3) Business Days prior to the date of such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one (1) Business Day prior to the date of such prepayment, and (iii) in the case of any prepayment of any Swingline Borrowing, prior to 1:00 p.m. on the date of such prepayment or, in each case such shorter period as the Administrative Agent may agree (such agreement not to be unreasonably withheld, conditioned or delayed). Each such notice shall be irrevocable (but, to the extent delivered in connection with a prepayment of the Term Loans in full or a prepayment of all outstanding Revolving Loans (and termination of the Aggregate Revolving Commitments in whole), may be conditioned upon the consummation of another transaction) and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or, in the case of a Swingline Loan, pursuant to Section 2.4 (or, in each case, such lesser amount to the extent outstanding). Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing and, in the case of a prepayment of a Term Loan Borrowing, shall be applied to installments of the Term Loans as directed by the Borrower (and absent any such direction, to the remaining installments of the Term Loans in direct order of maturity thereof); provided that, notwithstanding the foregoing, all voluntary prepayments of Term Loan Borrowings shall be applied pro rata among such Borrowings and any outstanding Credit Agreement Refinancing Indebtedness of the same class as such Borrowings incurred pursuant to a Refinancing Amendment.

Section 2.12 Mandatory Prepayments.

(a) Within ten (10) Business Days after receipt by the Borrower or any of its Restricted Subsidiaries of any net cash proceeds of any sale or disposition by the Borrower or any of its Restricted Subsidiaries of any of its assets, the Borrower shall make a prepayment in an amount equal to all such proceeds, net of (i) commissions and other reasonable and customary transaction costs, fees and expenses (including any underwriting, brokerage or other customary selling commissions, legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT, income, withholding, transfer and other taxes arising therefrom) properly attributable to such transaction and payable by the Borrower or any Restricted Subsidiary in connection therewith (in each case, paid to non-Affiliates), (ii) payments of unassumed liabilities relating to the assets sold, transferred or otherwise disposed of at the time of, or within 90 days after, the date of such sale, transfer or other disposition, (iii) taxes (including any tax distributions related to the foregoing or otherwise permitted under this Agreement paid or reasonably estimated to be payable as a result thereof, (iv) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) or purchase price adjustments, in each case associated with such sale or property loss, including liabilities that are required to be repaid as a result thereof, (v) any funded escrow established pursuant to the documents evidencing any such sale, transfer or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale, transfer or disposition (provided that to the extent that any amounts are released from such escrow to the Borrower or a Restricted Subsidiary, such amounts, net of any related expenses, shall constitute net cash proceeds of such sale, transfer or disposition) and (vi) any amount required to be paid or prepaid on Indebtedness (other than the Obligations (including any Incremental Commitments), any Incremental Equivalent Debt and any Credit Agreement Refinancing Indebtedness) secured by the property subject thereto (other than a Lien that ranks subordinated to the Lien securing the Obligations); provided that Borrower shall not be required to make a mandatory prepayment hereunder with respect to (x) proceeds from the sales or dispositions of inventory in the ordinary course of business, (y) proceeds from sales or disposition of assets of up to $3,000,000 during any four (4) Fiscal Quarter period and (z) proceeds from sales or disposition of assets that are reinvested in assets (other than inventory) used or usable in the business of the Borrower and its Restricted Subsidiaries within 365 days following receipt thereof or committed to be reinvested pursuant to a binding contract prior to the expiration of such 365-day period and actually reinvested within 180 days following the date of such commitment. Any such prepayment shall be applied in accordance with subsection (e) of this Section.

(b) Within five (5) Business Days after receipt by the Borrower or any of its Restricted Subsidiaries of any net cash proceeds from any casualty insurance policies or eminent domain, condemnation or similar proceedings, the Borrower shall make a prepayment in an amount equal to all such proceeds, net of (i) costs, fees and expenses properly attributable to such event and payable by the Borrower or any Restricted Subsidiary in connection therewith (in each case, paid to non-Affiliates), (ii) taxes (including any tax distributions related to the foregoing or otherwise permitted under this Agreement paid or reasonably estimated to be payable as a result thereof, (iii) in the case of any such event regarding a non-wholly owned Restricted Subsidiary, the pro rata portion of such proceeds that is contractually required (including pursuant to the organizational documents of such Subsidiary) to be paid to third Persons holding minority interests of such Subsidiary at the time of such event (with such portion not to exceed such third Person’s proportionate share of such proceeds based on its relative holding of Capital Stock in such Subsidiary), (iv) any funded escrow established in connection with any such event (provided that to the extent that any amounts are released from such escrow to the Borrower or a Restricted Subsidiary, such amounts, net of any related expenses, shall constitute net cash proceeds of such event), (v) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities or liabilities (contingent or otherwise), in each case associated with such property loss, including liabilities that are required to be repaid as a result thereof and (vi) any amount required to be paid or prepaid on Indebtedness (other than the Obligations (including any Incremental Commitments), any Incremental Equivalent Debt and any Credit Agreement Refinancing Indebtedness) secured by the property subject thereto (other than a Lien that ranks subordinated to the Lien securing the Obligations); provided that Borrower shall not be required to make a prepayment hereunder with respect to (x) proceeds from casualty insurance policies or eminent domain, condemnation or similar proceedings of up to $3,000,000 during any four (4) Fiscal Quarter period and (y) proceeds from casualty insurance policies or eminent domain, condemnation or similar proceedings that are reinvested in assets (other than inventory, except to the extent inventory was the subject of casualty) used or usable in the business of the Borrower and its Restricted Subsidiaries within 365 days following receipt thereof or committed to be reinvested pursuant to a binding contract prior to the expiration of such 365-day period and actually reinvested within 180 days following the date of such commitment. Any such prepayment shall be applied in accordance with subsection (e) of this Section.

(c) No later than five (5) Business Days following the date of receipt by the Borrower or any of its Restricted Subsidiaries of any proceeds from any issuance of Indebtedness by the Borrower or any of its Restricted Subsidiaries, the Borrower shall make a mandatory prepayment in an amount equal to all such proceeds of Indebtedness; provided that, in the case of any such issuance of Indebtedness, such mandatory prepayment shall be net of underwriting discounts and commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrower or a Restricted Subsidiary in connection therewith (in each case, paid to non-Affiliates); provided, further, that the Borrower shall not be required to make a mandatory prepayment with respect to proceeds of Indebtedness permitted hereunder (other than any Credit Agreement Refinancing Indebtedness). Any such prepayment shall be applied in accordance with subsection (e) of this Section.

(d) Commencing with the Fiscal Year ending December 31, 2020, no later than ten (10) Business Days after the date on which the Borrower’s annual audited financial statements for such Fiscal Year are required to be delivered pursuant to Section 5.1(a), to the extent that the Total Net Leverage Ratio as of the last day of such Fiscal Year is greater than 3.25:1.00, the Borrower shall make a prepayment in an amount equal to 50% (such percentage, including as it may be reduced as described below, the “Excess Cash Flow Percentage”) of Excess Cash Flow for such Fiscal Year; provided that (i) the Excess Cash Flow Percentage shall be reduced to (A) 25% if the Total Net Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 3.25:1.00 but greater than 2.75:1.00 and (B) 0% if the Total Net Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 2.75:100, and (ii) at the option of the Borrower, any amount required to by prepaid under this subsection (d) shall be reduced on a dollar-for-dollar basis by the sum of (x) voluntary prepayments of the Term Loans and any Pari Passu Lien Indebtedness of the Borrower or any Restricted Subsidiary permitted to be outstanding under

Section 7.1 and (y) solely to the extent accompanied by a permanent reduction in the Revolving Commitments in accordance with Section 2.8(b), voluntary prepayments of the Revolving Loans, in each case, made prior to the date such prepayment is required under this subsection (d) (without duplication in any subsequent Fiscal Year). Any such prepayment shall be applied in accordance with subsection (e) of this Section. Any such prepayment shall be accompanied by a certificate signed by a Responsible Officer of the Borrower certifying in reasonable detail the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in the form of Exhibit 2.12 attached hereto or any other form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed).

(e) Any prepayments made by the Borrower pursuant to subsection (a), (b), (c) or (d) of this Section shall be applied to the principal balance of the Term Loans and any Pari Passu Lien Indebtedness of the Borrower or any Restricted Subsidiary permitted to be outstanding under Section 7.1 that may share in such prepayments pro rata to the Lenders based on their Pro Rata Shares of the Term Loans and such other Indebtedness, if any, and applied to the next four (4) installments of the Term Loans in direct order of maturity and then to the remaining installments of the Term Loans on a pro rata basis (excluding, for certainty, the final payment due on the Maturity Date); provided that any prepayment of Term Loans with the proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt.

(f) If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.8 or otherwise, the Borrower shall immediately repay the Swingline Loans and the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19. Each prepayment shall be applied as follows: first, to the Swingline Loans to the full extent thereof; second, to the Base Rate Loans to the full extent thereof; and third, to the Eurodollar Loans to the full extent thereof. If, after giving effect to prepayment of all Swingline Loans and Revolving Loans, the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrower shall Cash Collateralize their reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon.

(g) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayments required to be made pursuant to subsection (a), (b), (c) and (d) of this Section not later than 1:00 p.m. at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment expected to be made by the Borrower. The Administrative Agent will promptly notify each applicable Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Pro Rata Share of the prepayment. Each Lender may reject all (but not less than all) of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) required to be made pursuant to subsection (a), (b), (c) or (d) of this Section by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided, however, in no event may the proceeds of any Credit Agreement Refinancing Indebtedness be rejected. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment. Any Declined Proceeds shall be retained by the Borrower.

(h) Notwithstanding anything to the contrary contained herein, the Borrower and the other Loan Parties shall not be required to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory prepayments hereunder) to the extent that, and only for so long as, any such repatriation could, in the Borrower’s good faith determination, reasonably be expected to have adverse Tax consequences for the Borrower or any direct or indirect parent of the Borrower, or any Subsidiary.

Section 2.13 Interest on Loans.

(a) The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each Eurodollar Loan at Adjusted LIBOR for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.

(b) The Borrower shall pay interest on each Swingline Loan at the lesser of (i) the Base Rate plus the Applicable Margin and (ii) the Swingline Lender’s quoted rate for Swingline Loans, in each case, in effect from time to time.

(c) Notwithstanding Section 2.13(a) or 2.13(b), automatically after an Event of Default has occurred and is continuing under Section 8.1(a), 8.1(b), 8.1(h) or 8.1(i), the Borrower shall pay interest (“Default Interest”), except to the extent owed to a Defaulting Lender, with respect to all past due Eurodollar Loans at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for such Eurodollar Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all past due Base Rate Loans and all other past due Obligations hereunder (other than Loans), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans.

(d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans and Swingline Loans shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Commitment Termination Date or the Maturity Date, as the case may be. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date or the Maturity Date, as the case may be. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

(e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.14 Fees.

(a) The Borrower shall pay ~~to the Administrative Agent for its own account~~(i) the fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent pursuant to the Fee Letter and (ii) the fees in the amounts and at the times previously agreed upon by the Borrower and the Lead Arranger pursuant to the Engagement Letter.

(b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage per annum on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing such commitment fee, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.

(c) The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including, without limitation, any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled or Cash Collateralized, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

(d) The Borrower agrees to pay to the Administrative Agent for the account of each Lender with a Delayed Draw Term Loan Commitment, a commitment fee, which shall accrue (i) in the case of the Closing Date DDTL Commitment, from and after the date that is thirty-one (31) days after the Closing Date, at the rate of 0.50% per annum on the daily amount of the outstanding ~~Delayed Draw Term Loan~~Closing Date DDTL Commitment of such Lender during the Closing Date Delayed Draw Availability Period and (ii) in the case of the First Amendment DDTL Commitment, from and after the date that is thirty-one (31) days after the First Amendment Effective Date, at the rate of 0.50% per annum on the daily amount of the outstanding First Amendment DDTL Commitment of such Lender during the First Amendment Delayed Draw Availability Period.

(e) Accrued fees under Sections 2.14(b), 2.14(c) and 2.14(d) shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Commitment Termination Date (and, if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided that any such fees accruing under Section 2.14(c) after the Revolving Commitment Termination Date shall be payable on demand.

(f) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to commitment fees accruing with respect to its Revolving Commitment during such period pursuant to Section 2.14(b), letter of credit fees accruing during such period pursuant to Section 2.14(c) or commitment fees accruing with respect to its Delayed Draw Term Loan Commitment during such period pursuant to Section 2.14(d) (in each case, without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees), provided that (x) to the extent that a portion of the LC Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.26, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments, and (y) to the extent any portion of such LC Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Bank. The pro rata payment provisions of Section 2.21 shall automatically be deemed adjusted to reflect the provisions of this subsection.

Section 2.15 Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.16 Inability to Determine Interest Rates. (a) If, prior to the commencement of any Interest Period for any Eurodollar Borrowing:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, or

(ii) the Administrative Agent shall have received notice from the Required Lenders that Adjusted LIBOR does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing or a Notice of Conversion/Continuation has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing on such date, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) above have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Screen Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 10.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.16(b), only to the extent the Screen Rate for the applicable currency and/or such Interest Period is not available or published at such time on a current basis), (x) any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Notice of Revolving Borrowing that requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing; provided, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 2.17 Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and, if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

Section 2.18 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of Adjusted LIBOR hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in Adjusted LIBOR) or the Issuing Bank;

(ii) impose on any Lender, the Issuing Bank or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein; or

(iii) subject any Recipient to any Taxes (other than Indemnified Taxes, Other Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender or the Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within thirty (30) days after receipt of such notice and demand the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amounts as will compensate such Lender or the Issuing Bank for any such increased costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital (or on the capital of the Parent Company of such Lender or the Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, the Issuing Bank or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies or the policies of such Parent Company with respect to capital adequacy), then, from time to time, such Lender or the Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within thirty (30) days after receipt of such notice and demand the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amounts as will compensate such Lender, the Issuing Bank or such Parent Company for any such reduction suffered.

(c) A certificate of such Lender or the Issuing Bank setting forth the amount in reasonable detail or amounts necessary to compensate such Lender, the Issuing Bank or the Parent Company of such Lender or the Issuing Bank, as the case may be, specified in subsection (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

(d) With respect to any request for compensation or other payment under Sections 2.16, 2.17, 2.18, or 2.20 of this Agreement, failure or delay on the part of any Lender or the Issuing Bank or other Recipient (as applicable) to demand compensation shall not constitute a waiver of such Person’s right to demand such compensation; provided that the Borrower (and the other Loan Parties) shall not be required to compensate such a Recipient for any amount incurred or reductions suffered if such Recipient notifies the Borrower in writing of the event that gives rise to such request more than nine months after such event; provided that if the circumstances giving rise to such request is retroactive, then such nine-month period shall be extended to include the period of retroactive effect thereof.

Section 2.19 Funding Indemnity. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (unless such notice is revocable and is revoked in accordance with its terms) or (d) any assignment to a Replacement Lender required to be made pursuant to Section 2.25, then, in any such event, the Borrower shall compensate each Lender, within thirty (30) days after written demand from such Lender (which demand must be given by such Lender promptly following the event giving rise to such compensation), for any loss, cost or expense attributable to such event (excluding, for the avoidance of doubt, any lost profits). In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at Adjusted LIBOR applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if Adjusted LIBOR were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.20 Taxes.

(a) For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(b) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes; provided that if any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Withholding Agent shall make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the Borrower or other Loan Party, as applicable, shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made.

(c) Without duplication of any obligation under subsection (a) of this Section, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Without duplication of any obligation under this Section, the Borrower shall indemnify each Recipient, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by such Recipient or required to be withheld or deducted from a payment to such Recipient (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Recipient shall use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of the Recipient result in any additional unreimbursed costs or expenses or be otherwise disadvantageous to such Recipient in the good faith exercise of its discretion. A certificate as to the amount of such payment or liability delivered to the Borrower by the applicable Recipient, setting forth in good faith and reasonable detail a description and calculation of the applicable Indemnified Taxes or Other Taxes (with a copy to the Administrative Agent in the case of a Recipient other than the Administrative Agent) shall be conclusive, absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower or other Loan Party, as applicable, shall deliver to the Administrative Agent an original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Tax Forms. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), -(f)(ii)(B) and -(f)(ii)(F) below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly executed originals of IRS Form W-9 certifying, to the extent such Lender is legally entitled to do so, that such Lender is exempt from U.S. federal backup withholding tax.

(B) Any Lender that is a Foreign Person shall, to the extent it is legally entitled to do so, (w) on or prior to the date such Lender becomes a Lender under this Agreement, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this subsection, and (z) from time to time upon the reasonable request by the Borrower or the Administrative Agent, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) if such Lender is claiming eligibility for benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly executed originals of IRS Form W-8BEN or W-8BEN-E, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty, and

(y) with respect to any other applicable payments under any Loan Document, duly executed originals of IRS Form W-8BEN or W-8BEN-E, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) duly executed originals of IRS Form W-8ECI, or any successor form thereto, certifying that the payments received by such Lender are effectively connected with such Lender’s conduct of a trade or business in the United States;

(3) if such Lender is claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, duly executed originals of IRS Form W-8BEN or W-8BEN-E, or any successor form thereto, together with a certificate (a “U.S. Tax Compliance Certificate”) upon which such Lender certifies that (1) such Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, or the obligation of the Borrower hereunder is not, with respect to such Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that Section, (2) such Lender is not a 10% shareholder of the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, (3) such Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code, and (4) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Lender; or

(4) if such Lender is not the beneficial owner (for example, a partnership or a participating Lender granting a typical participation), duly executed originals of IRS Form W-8IMY, or any successor form thereto, accompanied by IRS Form W-9, IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of such direct or indirect partner.

(C) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(D) If the Administrative Agent is a U.S. Person, it shall deliver to the Borrower on or prior to the date on which it becomes the Administrative Agent under this Agreement with two duly completed copies of Internal Revenue Service Form W-9. If the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it shall provide to the Borrower on or prior to the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower):

(1) two executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account; and

(2) two executed copies of IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a U.S. person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).

(E) Each Lender and the Administrative Agent agree that if any form or certification it previously delivered under this Section expires or becomes obsolete or inaccurate in any respect and such Lender or the Administrative Agent is not legally entitled to provide an updated form or certification, it shall promptly notify the Borrower and the Administrative Agent (in the case of a Lender) of its inability to update such form or certification.

(F) If a payment made to a Lender or the Administrative Agent or any other Recipient under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or the Administrative Agent or Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or the Administrative Agent or Recipient shall deliver to the Borrower and the Administrative Agent (in the case of a Lender) at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent (in the case of a Lender) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent (in the case of a Lender) as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or the Administrative Agent or Recipient has complied with such Lender or the Administrative Agent’s or other Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (F), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 2.21 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by any of them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.18, 2.19 or 2.20, or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes, except as required by applicable law. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.18, 2.19, 2.20 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Loans and unreimbursed LC Disbursements then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal and unreimbursed LC Disbursements.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure, Term Loans and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Credit Exposure or Term Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure and Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure and Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure or Term Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Notwithstanding anything herein to the contrary, any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, reimbursement of LC Disbursements, indemnity payments or other amounts) will be retained by the Administrative Agent in a segregated non-interest bearing account until the Revolving Commitment Termination Date, at which time the funds in such account will be applied by the Administrative Agent, to the fullest extent permitted by law, in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank and the Swingline Lender under this Agreement; third, to the payment of interest due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them; fourth, to the payment of fees then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such fees then due and payable to them; fifth, to the payment of principal and unreimbursed LC

Disbursements then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably in accordance with the amounts thereof then due and payable to them; sixth, to the ratable payment of other amounts then due and payable to the Lenders hereunder that are not Defaulting Lenders; and seventh, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

Section 2.22 Letters of Credit.

(a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to subsections (d) and (e) of this Section, will issue, at the request of the Borrower, Letters of Credit for the account of the Borrower or any other Loan Party or Restricted Subsidiary on the terms and conditions hereinafter set forth; provided that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof (which may occur automatically), one year after the date such renewal or extension becomes effective, so long as (x) the Borrower and the Issuing Bank have the option to prevent such renewal or extension prior to the effectiveness thereof and (y) neither the Issuing Bank nor the Borrower shall permit any such renewal or extension to extend any Letter of Credit beyond the date set forth in clause (B) below) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date (unless Cash Collateralized or otherwise backstopped in a manner reasonably acceptable to the applicable Issuing Bank (including by “grandfathering” on terms reasonably acceptable to the Issuing Bank of the applicable letters of credit into a future credit facility)); (ii) each Letter of Credit shall be in a stated amount of at least $100,000 (or such lesser amount as the applicable Issuing Bank shall agree); and (iii) the Borrower may not request any Letter of Credit if, after giving effect to such issuance, (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate Revolving Credit Exposure of all Lenders would exceed the Aggregate Revolving Commitment Amount. Each Revolving Lender shall be deemed to have purchased, and hereby irrevocably and unconditionally purchases from the relevant Issuing Bank without recourse a participation in each Letter of Credit equal to such Revolving Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit on the date of issuance. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

(b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance (or such shorter period as the Issuing Bank may agree) specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, renewed or extended, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall reasonably approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

(c) At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice, and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent, on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit, directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in subsection (a) of this Section or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.

(d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

(e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) of this Section in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any Subsidiary, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the

Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

(f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to subsection (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.13(c).

(g) If any Event of Default shall occur and be continuing, on the second (2nd) Business Day after the date on which the Borrower receives written notice from the Administrative Agent or the Required Lenders demanding that the Borrower’s reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this subsection, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to 103% of the aggregate LC Exposure of all Lenders as of such date plus any accrued and unpaid fees thereon; provided that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default described in Section 8.1(h) or 8.1(i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Borrower agrees to execute any documents and/or certificates reasonably required to effectuate the intent of this subsection. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to Cash Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence of an Event of Default, such Cash Collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(h) Upon the request of any Lender or the Borrower, but no more frequently than quarterly, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit then outstanding. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

(i) The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement;

(ii) the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

(v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder; or

(vi) the existence of a Default or an Event of Default.

Neither the Administrative Agent, the Issuing Bank, any Lender nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j) Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98), International Chamber of Commerce Publication No. 590 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit.

Section 2.23 Increase of Commitments; Additional Lenders.

(a) From time to time after the Closing Date and subject solely to the conditions set forth in this Section 2.23, the Borrower and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Revolving Commitments (each such increase, an “Incremental Revolving Commitment”), increase the aggregate Delayed Draw Term Loan Commitments and/or add one or more delayed draw term loan facilities (each such increase or additional facility, an “Incremental Delayed Draw Term Loan”), and/or increase the aggregate Term Loan A Commitments and/or add one or more term loan facilities (each such increase or additional facility, an “Incremental Term Loan”; the Incremental Revolving Commitment together with the commitment for each Incremental Term Loan and Incremental Delayed Draw Term Loan are herein referred to as an “Incremental Commitment” and the principal amount of each Incremental Commitment is referred to herein as the “Incremental Commitment Amount”), so long as the following conditions are satisfied:

(i) the aggregate principal amount of all Incremental Commitments established pursuant to this Section (other than the First Amendment Incremental Term Loan, the First Amendment Incremental Revolving Commitment and the First Amendment DDTL Commitment, which shall not be subject to this Section 2.23(a)(i)) shall not exceed an amount equal to the sum of (A) $40,000,000 and (B) the maximum amount that would result in a Total Net Leverage Ratio, on a pro forma basis (treating the amount of any Incremental Revolving Commitments extended on such date, Delayed Draw Term Loan Commitments and any Incremental Delayed Draw Term Loans as fully funded, but excluding the cash proceeds of any Incremental Commitment Amounts or Incremental Equivalent Debt from cash and Permitted Investments) (and on a Pro Forma Basis if such Incremental Commitment is to be used to fund an Acquisition), of not more than 4.00:1.00 as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered (or, if the Borrower shall have provided the Administrative Agent with monthly financial statements for the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent, as of the most recently ended twelve month period); provided that, in any event, the aggregate amount of Incremental Revolving Commitments shall not exceed $25,000,000; provided, further, that the aggregate principal amount of Incremental Equivalent Debt established after the Closing Date in reliance on clause (i)(A) above shall result in a dollar for dollar reduction in the amount of Incremental Commitments permitted to be established pursuant to clause (i)(A) of this Section. Unless the Borrower elects otherwise, each Incremental

Commitment will be deemed incurred first under clause (i)(B) above to the extent permitted, with the balance incurred under clause (i)(A) above. If the Borrower incurs an Incremental Commitment under clause (i)(A) above substantially concurrently with its incurrence of an Incremental Commitment under clause (i)(B) above, then the Total Net Leverage Ratio calculated pursuant to this subsection (i) will be calculated with respect to such incurrence under clause (i)(B) above without regard to any incurrence of indebtedness under clause (i)(A) above;

(ii) before and after giving effect to any proposed Incremental Commitment (determined, in the case of any Incremental Commitment that is to be used to fund a Limited Condition Acquisition, as of the LCA Test Date (other than the determination of whether any Event of Default under Section 8.1(a), 8.1(b), 8.1(h) or 8.1(i) exists or would result therefrom, which shall be determined as of the date such Limited Condition Acquisition is consummated)), no Default or Event of Default will have occurred and be continuing;

(iii) the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) at the time of and on the date of the incurrence of such Incremental Commitment (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) as of such earlier date); provided that if such Incremental Commitment is to be used to fund a Limited Condition Acquisition, the condition set forth in this clause (iii) may be satisfied with (A) the accuracy of customary “specified representations” and “acquisition agreement representations” and (B) such other limitations or exceptions to representations and warranties as may be agreed by the lenders providing such Incremental Commitment;

(iv) after giving effect to any proposed Incremental Commitment (determined, in the case of any Incremental Commitment that is to be used to fund a Limited Condition Acquisition, as of the LCA Test Date), on a pro forma basis (treating the Incremental Revolving Commitments, Delayed Draw Term Loan Commitments and any Incremental Delayed Draw Term Loans as fully funded, but excluding the cash proceeds of any Incremental Commitment Amounts or Incremental Equivalent Debt from cash and Permitted Investments), the Borrower and its Restricted Subsidiaries are in compliance with the Financial Covenant (on a Pro Forma Basis if such Incremental Commitment is to be used to fund an Acquisition), measuring clause (a) of the Total Net Leverage Ratio as of the date such Incremental Commitment is to be established (or, in the case of a Limited Condition Acquisition, as of the LCA Test Date) and otherwise re-computing such covenant as of the last day of the most recently ended Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.1(a) or 5.1(b) (or, if the Borrower shall have provided the Administrative Agent with monthly financial statements for the Borrower and its Restricted Subsidiaries, re-computing such covenants as of the last day of the most recently ended twelve month period) as if such Incremental Commitment was established on the first day of the relevant period for testing compliance;

(v) all Incremental Delayed Draw Term Loans and Incremental Term Loans established pursuant to this Section as increases to the aggregate Delayed Draw Term Loan Commitments and Term Loan A Commitments, respectively, shall be on the exact same terms (other than original issue discount and upfront fees and subject to clause (ix) below) and pursuant to the same documentation (other than the amendment evidencing such Incremental Delayed Draw Term Loans or Incremental Term Loans) applicable to the Delayed Draw Term Loan and the Term Loan A, respectively;

(vi) subject to clause (d) of this Section, all Incremental Delayed Draw Term Loans and Incremental Term Loans established as a new tranche of delayed draw term loans or term loans shall be on terms and pursuant to documentation to be determined; provided that:

(A) to the extent such terms and documentation are not consistent with the Delayed Draw Term Loan or the Term Loan A, as applicable, except to the extent permitted by clause (ix) below, they shall be reasonably satisfactory to the Administrative Agent (except for covenants and other provisions applicable only to periods after the Latest Maturity Date);

(B) if such Indebtedness contains any financial maintenance covenants, such covenants shall not be tighter than (or in addition to) those contained in this Agreement for any period ending on or prior to the Latest Maturity Date;

(C) the final maturity date for any such Incremental Delayed Draw Term Loan or Incremental Term Loan shall be no earlier than the Latest Maturity Date for the Delayed Draw Term Loan and the Term Loan A, respectively; and

(D) the Weighted Average Life to Maturity for any such Incremental Delayed Draw Term Loan or Incremental Term Loan shall be no shorter than the remaining Weighted Average Life to Maturity of the Delayed Draw Term Loan and the Term Loan A, respectively;

(vii) any Incremental Revolving Commitments provided pursuant to this Section shall be on terms (including pricing and maturity but excluding upfront fees) and pursuant to documentation applicable to the Revolving Commitments outstanding immediately prior to such incurrence;

(viii) (A) obligations in respect of any Incremental Commitments (1) shall constitute Obligations, (2) shall have the same guarantees as the Obligations and (3) shall rank pari passu in right of payment and security with the other Loans and (B) and all collateral securing any such Incremental Commitments shall also secure all other Obligations; and

(ix) with respect to any Incremental Delayed Draw Term Loans and Incremental Term Loans that constitute MFN Eligible Debt, the MFN Adjustment will apply to such Incremental Delayed Draw Term Loans and Incremental Term Loans.

(b) The Borrower shall provide at least 10 Business Days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment. The Borrower may also, but is not required to, specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to provide any Incremental Commitment, which fees may be variable based upon the amount any such Lender is willing to provide. Each Increasing Lender shall as soon as practicable, and in any case within 5 Business Days following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Incremental Commitment that it is willing to provide. No Lender (or any successor thereto) shall have any obligation, express or implied, to provide any portion of any requested Incremental Commitment, and any decision by a Lender to provide any portion of any such Incremental Commitment shall be made in its sole discretion independently from any other Lender. Only the consent of each Increasing Lender shall be required to establish an Incremental Commitment pursuant to this Section. No Lender that declines to provide any requested Incremental Commitment may be replaced with respect to any of its existing Commitments or Loans as a result thereof without such Lender’s consent. If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will provide any Incremental Commitment within 5 Business Days after receipt of such notice, such Lender shall be deemed to have declined to do so. The Borrower may accept some or all of the amounts offered by existing Lenders or may designate new lenders (subject to the restrictions set forth in Section 10.4, as if such Loans were being acquired via assignment) as additional Lenders hereunder in accordance with this Section (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Commitment and, in the case of any proposed Incremental Revolving Commitments or Incremental Delayed Draw Term Loans, such Additional Lenders shall be acceptable to the Administrative Agent (such approval not to be unreasonably withheld). The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of any Incremental Commitments among the Increasing Lenders and the Additional Lenders. The sum of the portion of any proposed Incremental Commitment that is to be provided by Increasing Lenders plus the portion of such Incremental Commitment that is to be provided by Additional Lenders shall not, in the aggregate, exceed the proposed Incremental Commitment Amount.

(c) Subject to subsections (a) and (b) of this Section, any Incremental Commitment requested by the Borrower shall be effective upon delivery to the Administrative Agent of each of the following documents:

(i) an executed copy of an instrument of joinder or amendment, in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrower, each Additional Lender and each Increasing Lender, setting forth such Incremental Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;

(ii) to the extent reasonably required by the Administrative Agent after consultation with the Borrower, legal opinions and authorizing resolutions, in each case, with respect to such Incremental Commitment and consistent with those delivered on the Closing Date, other than changes to such legal opinions resulting from a change in law or change in fact;

(iii) a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in subsection (a) of this Section has been satisfied; and

(iv) to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Incremental Commitment, issued by the Borrower in accordance with Section 2.10.

Upon the effectiveness of any such Incremental Commitment, the Commitments and Pro Rata Share of each Lender will be adjusted, as applicable, to give effect to such Incremental Commitment, and Schedule I shall automatically be deemed amended accordingly.

(d) If any Incremental Delayed Draw Term Loans or Incremental Term Loans are to have terms that are different from the Delayed Draw Term Loans and Term Loan A, respectively, outstanding immediately prior to such incurrence (any such Delayed Draw Term Loans or Incremental Term Loans, the “Non-Conforming Credit Extensions”), all such terms shall be as set forth in a separate assumption agreement among the Borrower, the Lenders providing such Incremental Term Loans and the Administrative Agent, the execution and delivery of which agreement shall be a condition to the effectiveness of the Non-Conforming Credit Extensions; provided that, for the avoidance of doubt, all Non-Conforming Credit Extensions shall be subject to Section 2.23(a). The scheduled principal payments on the Term Loan A to be made pursuant to Sections 2.9(b) shall be ratably increased after the incurrence of any Incremental Term Loan constituting an increase the aggregate Term Loan A Commitments. After the incurrence of any Non-Conforming Credit Extensions, all optional and mandatory prepayments of Term Loans shall be allocated ratably between the then-outstanding Term Loans and such Non-Conforming Credit Extensions (or, in the case of such Non-Conforming Credit Extensions, a less than ratable basis to the extent agreed to in the applicable assumption agreement). If the Borrower incurs Incremental Revolving Commitments under this Section, the Borrower shall, after such time, repay and incur Revolving Loans ratably as between the Incremental Revolving Commitments and the Revolving Commitments outstanding immediately prior to such incurrence and no amounts shall be payable by the Borrower pursuant to Section 2.19 in connection therewith. Notwithstanding anything to the contrary in Section 10.2, the Administrative Agent is expressly permitted to amend the Loan Documents to the extent necessary to give effect to any increase pursuant to this Section and mechanical changes necessary or advisable in connection therewith (including amendments to implement the requirements in the preceding two sentences, amendments to ensure pro rata allocations of Eurodollar Loans and Base Rate Loans between Loans incurred pursuant to this Section and Loans outstanding immediately prior to any such incurrence and amendments to implement ratable participation in Letters of Credit between the Incremental Revolving Commitments and the Revolving Commitments outstanding immediately prior to any such incurrence).

Section 2.24 Mitigation of Obligations. If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.25 Replacement of Lenders. If (a) any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (b) any Lender is a Defaulting Lender or (c) in connection with any proposed amendment, modification, termination, waiver or consent contemplated by Section 10.2(b) that requires the consent of each Lender or each Lender directly and adversely affected thereby, more than 50% (in dollar amount) of such Lenders, as applicable, shall have consented to such amendment, modification, termination, waiver or consent, but one or more of such Lenders shall not have consented thereto (each a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b), including, to the extent required therein, the consent of the Administrative Agent), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or 2.20, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (ii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments, and (iii) in the case of a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non-Consenting Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.26 Defaulting Lenders and Potential Defaulting Lenders.

(a) If a Revolving Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:

(i) the LC Exposure and the Swingline Exposure of such Defaulting Lender will, subject to the limitation in the proviso below, automatically be reallocated (effective no later than one (1) Business Day after the Administrative Agent has actual knowledge that such Revolving Lender has become a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitments (calculated as if the Defaulting Lender’s Revolving Commitment was reduced to zero and each Non-Defaulting Lender’s Revolving Commitment had been increased proportionately); provided that the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation; and

(ii) to the extent that any portion (the “unreallocated portion”) of the LC Exposure and the Swingline Exposure of any Defaulting Lender cannot be reallocated pursuant to clause (i) above for any reason, or with respect to the LC Exposure and the Swingline Exposure of any Potential Defaulting Lender, the Borrower will, not later than two (2) Business Days after demand by the Administrative Agent (at the direction of the Issuing Bank and/or the Swingline Lender), (x) Cash Collateralize the obligations of the Borrower to the Issuing Bank or the Swingline Lender in respect of such LC Exposure or such Swingline Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of the LC Exposure and the Swingline Exposure of such Defaulting Lender or the LC Exposure and the Swingline Exposure of such Potential Defaulting Lender, (y) in the case of such Swingline Exposure, prepay in full the unreallocated portion thereof, or (z) make other arrangements reasonably satisfactory to the Administrative Agent, the Issuing Bank and the Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender;

provided that, subject to Section 10.18, neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender.

(b) If the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender agree in writing in their discretion that any Defaulting Lender has ceased to be a Defaulting Lender or any Potential Defaulting Lender has ceased to be a Potential Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice, and subject to any conditions set forth therein, the LC Exposure and the Swingline Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and such Lender will purchase at par such portion of outstanding Revolving Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender, as the case may be, and will be a Non-Defaulting Lender (and such Revolving Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing). If any cash collateral has been posted with respect to the LC Exposure or the Swingline Exposure of such Defaulting Lender or Potential Defaulting Lender, the Administrative Agent will promptly return such cash collateral to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(c) So long as any Lender is a Defaulting Lender or a Potential Defaulting Lender, the Issuing Bank will not be required to issue, amend, extend, renew or increase any Letter of Credit, and the Swingline Lender will not be required to fund any Swingline Loans, as applicable, unless it is satisfied that 100% of the related LC Exposure and Swingline Exposure after giving effect thereto is fully covered or eliminated by any combination reasonably satisfactory to the Issuing Bank or the Swingline Lender, as the case may be, of the following:

(i) in the case of a Defaulting Lender, the Swingline Exposure and the LC Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders as provided in subsection (a)(i) of this Section;

(ii) in the case of a Defaulting Lender or a Potential Defaulting Lender, without limiting the provisions of subsection (a)(ii) of this Section, the Borrower Cash Collateralizes its reimbursement obligations in respect of such Letter of Credit or such Swingline Loan in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit or such Swingline Loan, or the Borrower makes other arrangements reasonably satisfactory to the Administrative Agent, the Issuing Bank and the Swingline Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender; and

(iii) in the case of a Defaulting Lender or a Potential Defaulting Lender, the Borrower agrees that the face amount of such requested Letter of Credit or the principal amount of such requested Swingline Loan will be reduced by an amount equal to the unreallocated, non-Cash Collateralized portion thereof as to which such Defaulting Lender or such Potential Defaulting Lender would otherwise be liable, in which case the obligations of the Non-Defaulting Lenders in respect of such Letter of Credit or such Swingline Loan will, subject to the limitation in the proviso below, be on a pro rata basis in accordance with the Commitments of the Non-Defaulting Lenders, and the pro rata payment provisions of Section 2.21 will be deemed adjusted to reflect this provision; provided that the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reduction.

Section 2.27 Refinancing Amendments.

(a) On one or more occasions after the Closing Date, the Borrower may obtain (i) from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in the form of Refinancing Loans or Refinancing Commitments, in each case pursuant to a Refinancing Amendment, or (ii) from any bank, other financial institution or institutional investor that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness in any other form, such other Credit Agreement Refinancing Indebtedness, in each case to refinance (and to reduce on a dollar-for-dollar or greater basis) all or any portion of the Loans and/or Commitments then outstanding under this Agreement.

(b) The effectiveness of any Refinancing Amendment will be subject only to the satisfaction on the date thereof of such of the conditions set forth in Sections 3.1 and 3.2 as may be requested by the providers of applicable Refinancing Loans or such other conditions as the Borrower may agree. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement will be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Loans and/or Refinancing Commitments incurred or extended pursuant thereto (including any amendments necessary to treat the Term Loans or Revolving Loans subject thereto as Refinancing Term Loans or Refinancing Revolving Loans, respectively).

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.27(a) shall be in an aggregate principal amount that is not less than $5,000,000.

(d) No Lender (or any successor thereto) shall have any obligation, express or implied, to provide any portion of any requested Credit Agreement Refinancing Indebtedness, and any decision by a Lender to provide any portion of any such Indebtedness shall be made in its sole discretion independently from any other Lender. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any Person other than the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), the Borrower and the Persons providing the applicable Refinancing Loans and/or Refinancing Commitments, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit

Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.27, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment. This Section 2.27 shall supersede any provisions in Section 2.21 or 10.2 to the contrary.

(e) Refinancing Loans and/or Refinancing Commitments may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to make all or any portion of any Refinancing Loan) or by any Additional Refinancing Lender on terms permitted by this Section 2.27; provided that the Administrative Agent and each Issuing Bank will have consented (in each case, such consent not to be unreasonably withheld, conditioned or delayed) to any such Person’s providing Refinancing Loans or Refinancing Commitments if such consent would be required under Section 10.4(b)(iii), respectively, for an assignment of Loans or Commitments to such Person.

Section 2.28 Extension Amendments. Notwithstanding anything to the contrary herein but subject to the terms of any applicable subordination or intercreditor agreement, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, an “Extension Offer”) to all the Lenders of any Class to make one or more amendments or modifications to (A) allow the maturity and scheduled amortization of the Loans and/or Revolving Commitments of the accepting Lenders to be extended and (B) increase the Applicable Margin, Applicable Percentage or other fees payable with respect to the Loans and/or Revolving Commitments of the accepting Lenders (each, an “Extension Amendment”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (x) the terms and conditions of the requested Extension Amendment and (y) the date on which such Extension Amendment is requested to become effective. An Extension Amendment shall become effective only with respect to the Loans and/or Revolving Commitments of the Lenders that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and/or Revolving Commitments as to which such Lender’s acceptance has been made (such Loans, to the extent Term Loans, “Extended Term Loans” and, to the extent Revolving Loans, “Extended Revolving Loans”, and such Revolving Commitments, “Extended Revolving Commitments”). The Borrower, each other Loan Party and each Extending Lender shall execute and deliver to the Administrative Agent a modification agreement (an “Extension Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of such Extension Amendment and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Extension Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extension Amendment evidenced thereby and only with respect to the Loans and Commitments of the Extending Lenders as to which such Lenders’ acceptance has been made.

Section 2.29 Assumption by Hawk Parent. Effective immediately upon the funding of the initial Loans hereunder and the consummation of the Closing Date Merger on the Closing Date, Hawk Parent shall, by its execution of this Agreement, automatically become the Borrower hereunder and assume all of the Obligations of Merger Sub as the Borrower hereunder as if Hawk Parent had initially incurred them. Without limiting the generality of the foregoing, Hawk Parent hereby expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained herein or in any other Loan Document which are binding upon, and to be observed or performed by, the Borrower. The Administrative Agent and each Lender hereby consent to the foregoing assumption.

ARTICLE III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 3.1 Conditions to Effectiveness. The obligations of the Lenders (including the Swingline Lender) to make their initial Loans and the obligation of the Issuing Bank to issue any Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a) The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent:

(i) a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii) a certificate of an authorized signatory of each Loan Party attaching and certifying copies of its bylaws, or partnership agreement or limited liability company agreement, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each signatory of such Loan Party executing the Loan Documents to which it is a party;

(iii) certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where failure to be qualified to do business as a foreign corporation or limited liability company could reasonably be expected to have a Material Adverse Effect;

(iv) favorable written opinions of Chapman and Cutler LLP, counsel to the Loan Parties, and such local counsel as shall be necessary, in each case, addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

(v) certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing;

(vi) a certificate, dated the Closing Date and signed by the chief financial officer of the Borrower, confirming as of the Closing Date and after giving effect to the Related Transactions and the incurrence of the Indebtedness and obligations being incurred in connection with this Agreement and the Related Transactions on the Closing Date, the Borrower and its Restricted Subsidiaries, taken as a whole, are Solvent;

(vii) the Guaranty and Security Agreement, duly executed by the Borrower and each other Loan Party, and the Parent Pledge Agreement, duly executed by Parent, together with, to the extent applicable, (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Guaranty and Security Agreement and the Parent Pledge Agreement, as requested by the Administrative Agent and to the extent required thereby in order to perfect such Liens, duly authorized by the Loan Parties and Parent, as applicable, (B) copies of UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal names of the Loan Parties and Parent, as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances, other Liens not prohibited under Section 7.2 and Liens to be released on the Closing Date, (C) a Perfection Certificate, duly completed and executed by the Borrower, (D) duly executed Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements, (E) original certificates evidencing all issued and outstanding shares of Capital Stock required to be pledged under the Guaranty and Security Agreement and the Parent Pledge Agreement and (F) stock or membership interest powers or other appropriate instruments of transfer executed in blank;

(viii) certificates of insurance, in form and detail reasonably acceptable to the Administrative Agent; and

(ix) all other agreements, documents, certificates, instruments and other items set forth on the closing checklist attached hereto as Exhibit 3.1, other than those that are specified therein as permitted to be delivered after the Closing Date.

(b) All the existing third party Indebtedness of the Borrower and its Subsidiaries (excluding any Indebtedness permitted to remain outstanding after the Closing Date pursuant to the Loan Documents (including pursuant to Section 7.1), but including the Prior Indebtedness) will be refinanced or repaid in full (or substantially simultaneously with the initial Borrowing under this Agreement shall be refinanced or repaid in full), all commitments in respect thereof terminated, and all security and guaranties in respect thereof discharged and released (other than any obligations which survive such termination by their express terms).

(c) The Administrative Agent shall have obtained CUSIP numbers for the Loans and Commitments, as applicable.

(d) The Closing Date Merger shall have been consummated, or substantially simultaneously with the funding of the initial Loans hereunder, shall be consummated, in accordance with the terms of the Closing Date Merger Agreement.

(e) The Administrative Agent shall have received such other documents, certificates, information and legal opinions as the Administrative Agent or the Required Lenders shall have reasonably requested, including, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.

The funding of the initial Loans hereunder shall be conclusive evidence that the foregoing conditions were satisfied or waived.

Section 3.2 Conditions to Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to Section 2.26(c) and the satisfaction of the following conditions:

(a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;

(b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects);

(c) the Borrower shall have delivered the required Notice of Borrowing; and

(d) in the case of any Borrowing of a Delayed Draw Term Loan,

(i) after giving effect to such Borrowing and any other transactions to be entered into in connection therewith (on a Pro Forma Basis), the Borrower and its Restricted Subsidiaries have a Total Net Leverage Ratio of not more than 4.25:1.00, measuring clause (a) of the Total Net Leverage Ratio as of the date of such Borrowing and otherwise re-computing such covenants as of the last day of the most recently ended Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.1(a) or 5.1(b) (or, if the Borrower shall have provided the Administrative Agent with monthly financial statements for the Borrower and its Restricted Subsidiaries, re-computing such covenants as of the last day of the most recently ended twelve month period) as if such Borrowing and any other transactions to be entered into in connection therewith had occurred on the first day of the relevant period for testing compliance, and the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer of the Borrower certifying to the foregoing;

(ii) such Borrowing shall have been requested to be funded during the applicable Delayed Draw Availability Period;

(iii) such Borrowing shall be in an amount not less than $5,000,000;

(iv) not more than six (6) Delayed Draw Term Loans shall have been requested following the First Amendment Effective Date; and

(v) the Administrative Agent shall have received payment of all fees, expenses and other amounts required by the terms of any Loan Document to be paid on the date of the funding of any Delayed Draw Term Loan, including reimbursement or payment of all reasonable, documented and invoiced out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel, subject to Section 10.3(a)) required to be reimbursed or paid by any Loan Party under any Loan Document on the date of the funding of any Delayed Draw Term Loan.

Each Borrowing of a Loan (other than any Loan made pursuant to Section 2.23, which shall be governed by the joinder agreement and other agreements executed in connection therewith) and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in subsections (a), (b) and, if applicable, (d) of this Section.

Section 3.3 Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent on behalf of each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants, both before and after giving effect to the Related Transactions, to the Administrative Agent, each Lender and the Issuing Bank as follows:

Section 4.1 Existence; Power. The Borrower and each of its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

Section 4.2 Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been authorized by all necessary organizational and, if required, shareholder, partner or member action. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3 Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to the Borrower or any of its Restricted Subsidiaries or any judgment, order or ruling of any Governmental Authority except, in the case of clauses (a) and (b), as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (c) will not violate any Organization Document of the Borrower or any of its Restricted Subsidiaries, (d) will not violate or result in a default under any material Contractual Obligation of the Borrower or any of its Restricted Subsidiaries except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (f) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents or otherwise permitted hereunder.

Section 4.4 Financial Statements; No Default; No Material Adverse Effect.

(a) As of the Closing Date, the Borrower has furnished to each Lender (i) the audited consolidated balance sheet of Repay Holdings, LLC and its Subsidiaries as of December 31, 2018, and the related audited consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, prepared by Grant Thornton LLP and (ii) the unaudited consolidated balance sheet of Repay Holdings, LLC and its Subsidiaries as of March 31, 2019, and the related unaudited consolidated statements of income and cash flows for the Fiscal Quarter and year-to-date period then ended. Such financial statements fairly present in all material respects the consolidated financial condition of Repay Holdings, LLC and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii).

(b) As of the Closing Date, the pro forma unaudited consolidated balance sheet of Hawk Parent and its Restricted Subsidiaries included in the Financial Model was prepared giving pro forma effect to the funding of the Loans and the other Related Transactions, was based on the unaudited consolidated balance sheets of Hawk Parent and its Subsidiaries and was prepared in accordance with GAAP, subject to normal year-end audit adjustments, adjustments with respect to purchase accounting, the absence of footnotes and adjustments that would otherwise be required in a manner consistent with GAAP.

(c) As of the Closing Date, no Default or Event of Default has occurred and is continuing. Since December 31, 2018, no Material Adverse Effect has occurred.

Section 4.5 Litigation and Environmental Matters.

(a) No litigation, proceeding or, to the knowledge of any Loan Party, investigation of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of any Loan Party, threatened in writing against or, to the knowledge of any Loan Party, affecting the Borrower or any of its Restricted Subsidiaries (i) as to which an adverse determination would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which would reasonably be expected to render this Agreement or any other Loan Document invalid or unenforceable.

(b) Neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) to the knowledge of any Loan Party, has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability; in each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.6 Compliance with Laws and Agreements. The Borrower and each of its Restricted Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except in the case of each of clause (a) and (b) where non-compliance, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 4.7 Investment Company Act. Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time.

Section 4.8 Taxes. Except as could not otherwise reasonably be expected to result in a Material Adverse Effect, the Borrower and its Restricted Subsidiaries and each other Person for whose taxes the Borrower or any of its Restricted Subsidiaries could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, in each case except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP.

Section 4.9 Use of Proceeds; Margin Regulations. The proceeds of the Loans will be used in accordance with Section 5.9. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

Section 4.10 ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan and Non-U.S. Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would reasonably be expected to adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would reasonably be expected to adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification). No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect. There exists no Unfunded Pension Liability with respect to any Plan or Non-U.S. Plan that would reasonably be expected to result in a Material Adverse Effect. None of the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan. There are no actions, suits or claims pending against or involving a Plan or Non-U.S. Plan (other than routine claims for benefits) or, to the knowledge of the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan or Non-U.S. Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each of its Restricted Subsidiaries and each ERISA Affiliate have made all contributions to or under each Plan, Non-U.S. Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan. No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has

applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA. Except as would reasonably not be expected to result in a Material Adverse Effect, none of the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions. As of the Closing Date, neither the Borrower nor any Restricted Subsidiaries sponsor, maintain or contribute to any Non-U.S. Plan.

Section 4.11 Ownership of Property; Insurance.

(a) Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, except with respect to intellectual property, which is discussed in subsection (b) of this Section, including all such properties reflected in the most recent audited consolidated balance sheet of the Borrower delivered in connection herewith or purported to have been acquired by the Borrower or any of its Restricted Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), except such defects in title incurred in the ordinary course of business which, either individually or in the aggregate, do not in any case materially detract from the value of the Collateral, taken as a whole, or interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries, in each case, free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of the Borrower and its Restricted Subsidiaries are valid and subsisting and are in full force.

(b) Each of the Borrower and its Restricted Subsidiaries owns, or to each Loan Party’s knowledge, is licensed or otherwise has the right to use, all material patents, trademarks, service marks, trade names, copyrights and other intellectual property necessary for the conduct of its business, and, to each Loan Party’s knowledge, the use thereof by the Borrower and its Restricted Subsidiaries does not infringe in any material respect on the rights of any other Person.

(c) The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any applicable Restricted Subsidiaries operates.

(d) As of the Closing Date, neither the Borrower nor any of its Restricted Subsidiaries owns any Real Estate.

Section 4.12 Disclosure.

(a) No written factual information (other than projections, estimates, forecasts, pro formas, budgets and other forward looking information (collectively, “Forward Looking Information”) and general economic or industry-specific information) furnished by or on behalf of the Borrower and its Restricted Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder contains, when taken as a whole, as of the date furnished and after giving effect to all supplements and updates thereto from time to time, any material misstatement of fact or omits to state any material fact necessary in order to make the statements therein, taken as a whole in light of the circumstances under which they were made, not materially misleading; provided that, with respect to Forward Looking Information the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood and agreed that projections are not to be viewed as facts or a guarantee of financial performance, are subject to significant uncertainties and contingencies many of which are beyond the Loan Parties’ control, that actual results may differ from projected results and that such differences may be material).

(b) As of the Closing Date, if the Lenders are required to obtain a Beneficial Ownership Certification from the Borrower pursuant to the Beneficial Ownership Regulation, the information included in such Beneficial Ownership Certification is true and correct in all respects.

Section 4.13 Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Restricted Subsidiaries, or, to each Loan Party’s knowledge, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries, and no significant unfair labor practice charges or grievances are pending against the Borrower or any of its Restricted Subsidiaries, or, to each Loan Party’s knowledge, threatened in writing against any of them before any Governmental Authority, in each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All payments due from the Borrower or any of its Restricted Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Restricted Subsidiary, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 4.14 Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the type of each Subsidiary of the Borrower and the other Loan Parties and identifies each Subsidiary that is a Guarantor, in each case, as of the Closing Date.

Section 4.15 Solvency. As of the Closing Date and after giving effect to the Related Transactions and the incurrence of the Indebtedness and obligations being incurred in connection with this Agreement and the Related Transactions on the Closing Date, the Borrower and its Restricted Subsidiaries, taken as a whole, are Solvent.

Section 4.16 Deposit and Disbursement Accounts. Schedule 4.16 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts as of the Closing Date, and such Schedule correctly identifies the name of each financial institution, the name in which the account is held, the type of the account, and the complete account number therefor.

Section 4.17 Collateral Documents.

(a) The Guaranty and Security Agreement is effective to create in favor of the Administrative Agent a legal, valid and enforceable security interest in the Collateral (as defined therein), and when UCC financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Guaranty and Security Agreement, the Guaranty and Security Agreement shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of a UCC financing statement) on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case, prior and superior in right to any other Person, other than with respect to Liens permitted by Section 7.2. When the certificates evidencing all Capital Stock (to the extent certificated) pledged pursuant to the Guaranty and Security Agreement and the Parent Pledge Agreement are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens in such Capital Stock shall be fully perfected first priority security interests (subject to Liens permitted hereunder that are not consensual) perfected by “control” as defined in the UCC.

(b) When the filings in subsection (a) of this Section are made and when, if applicable, the Patent Security Agreements and the Trademark Security Agreements are filed in the United States Patent and Trademark Office and the Copyright Security Agreements are filed in the United States Copyright Office, the Guaranty and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Patents, Trademarks and Copyrights, if any, to the extent that a security interest may be perfected by making the filings in subsection (a) of this Section or by the filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (subject to Liens permitted hereunder that are not consensual).

Section 4.18 Subordinated Debt. This Agreement, and all amendments, modifications, extensions, renewals, refinancings and refundings hereof, constitute the “Senior Credit Agreement” or any similar term within the meaning of any indentures, agreements, notes, guaranties, instruments and other documents governing or evidencing any Junior Financing to the extent provided therein; and the Revolving Loans, the Term Loans and all other Obligations of the Borrower to the Lenders and the Administrative Agent under this Agreement and all other Loan Documents, and all amendments, modifications, extensions, renewals, refinancings or refundings of any of the foregoing, constitute “Senior Indebtedness” or “Senior Debt” or any similar term of the Borrower within the meaning of any indentures, agreements, notes, guaranties, instruments and other documents governing or evidencing any Junior Financing to the extent provided therein, and the holders thereof from time to time shall be entitled to all of the rights of a holder of “Senior Indebtedness”, “Senior Debt” or any similar term to the extent provided in any such documents.

Section 4.19 Sanctions and Anti-Corruption Laws. The Loan Parties have implemented and maintain in effect policies and procedures (written or otherwise) designed to promote compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Each Loan Party, and, to each Loan Party’s knowledge, its directors and agents, are in compliance with Anti-Corruption Laws in all material respects and with applicable Sanctions. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of each Loan Party, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

Section 4.20 Patriot Act. Neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither any Loan Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 4.21 EEA Financial Institution; Other Regulations. Neither the Borrower nor any Subsidiary is an EEA Financial Institution.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees until the payment in full of the Obligations:

Section 5.1 Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent for distribution to each Lender:

(a) within 90 days after the end of each Fiscal Year of the Borrower, commencing with the Fiscal Year ending December 31, 2019, (i) a copy of the annual audited report for such Fiscal Year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statement of income and statements of stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Grant Thornton LLP or other independent public accountants of nationally recognized standing (which audit shall not contain any “going concern”, scope of audit or other qualification other than a qualification resulting from any breach or anticipated breach of any financial covenant or the impending maturity of the Loans) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, (ii) a reasonably detailed management discussion and analysis with respect thereto and (iii) to the extent any Unrestricted Subsidiary exists on such date, company prepared consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements;

(b) within 45 days after the end of each Fiscal Quarter of the Borrower (other than the fourth Fiscal Quarter of each Fiscal Year of the Borrower), commencing with the Fiscal Quarter ending September 30, 2019, (i) an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Borrower’s previous Fiscal Year, (ii) a reasonably detailed management discussion and analysis with respect thereto and (iii) to the extent any Unrestricted Subsidiary exists on such date, consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements;

(c) concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a Compliance Certificate signed by the a Responsible Officer of the Borrower (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) to the extent applicable, setting forth in reasonable detail calculations demonstrating compliance with the Financial Covenant and (iii) listing each Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary, as of the end of such Fiscal Year or Fiscal Quarter (only to the extent that there have been any changes in the identity or status as a Restricted Subsidiary or Unrestricted Subsidiary of any such Subsidiaries since the Closing Date or the most recent Compliance Certificate previously delivered);

(d) within 45 days after the end of each Fiscal Year, commencing with the end of the Fiscal Year ending December 31, 2019, financial projections for the current Fiscal Year, including a business plan, monthly operations and cash flow budgets, and a capital expenditure budget for the Borrower and its Restricted Subsidiaries;

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials which the Borrower or any Restricted Subsidiary shall file with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, as the case may be; and

(f) promptly following any reasonable written request therefor, (i) such other information regarding the Collateral, results of operations and financial condition of the Borrower and its Restricted Subsidiaries as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request, except, in each case, (A) to the extent such disclosure is prohibited by contractual confidentiality obligations (and such contract was not entered into in contemplation of this clause (A)) or applicable law or (B) such information is subject to attorney-client privilege or constitutes attorney work product and (ii) information and documentation with respect to any change in the information provided in any Beneficial Ownership Certification.

Notwithstanding the foregoing, the obligations in Section 5.1(a)(i) and 5.1(b)(i) may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (I) the applicable financial statements of the Borrower (or any direct or indirect parent of the Borrower) or (II) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the Securities and Exchange Commission; provided that, with respect to clauses (I) and (II), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information (which may be set forth in footnotes to the financial information) that explains in reasonable detail the differences between the information relating to such parent and its Subsidiaries, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 5.1(a)(i), such materials are accompanied by a report and opinion of Grant Thornton LLP or other independent public accountants of nationally recognized standing (which report shall not contain any “going concern”, scope of audit or other qualification other than a qualification resulting from any breach or anticipated breach of any financial covenant or the impending maturity of the Loans) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower (or such parent entity) and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

Section 5.2 Notices of Material Events. The Borrower will furnish to the Administrative Agent for distribution to each Lender prompt written notice, after a Responsible Officer obtains knowledge thereof, of the following:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of, or any material development in, any action, suit or proceeding by or before any Governmental Authority against or, to the knowledge of any Loan Party, affecting the Borrower or any of its Restricted Subsidiaries, which in each case is reasonably likely to be adversely determined, and if so adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any event or any other development by which the Borrower or any of its Restricted Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives written notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability; in each case which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(d) except as would not reasonably be expected to result in a Material Adverse Effect, promptly and in any event within 15 days after (i) the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by the Borrower, such Restricted Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (ii) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans and Non-U.S. Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any (i) Non-U.S. Plan or (ii) Plan subject to Section 412 of the Code, by the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a (i) Non-U.S. Plan or (ii) Plan subject to Section 412 of the Code, which results in a material increase in contribution obligations of the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of the Borrower; and

(e) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

The Borrower will furnish to the Administrative Agent for distribution to each Lender the following:

(x) promptly and in any event no later than thirty (30) calendar days after (or such longer period as the Administrative Agent may permit), notice of any change (i) in any Loan Party’s legal name or corporate structure, (ii) in any Loan Party’s chief executive office, its principal place of business, or any office in which it maintains books or records, (iii) in any Loan Party’s federal taxpayer identification number or organizational number or (iv) in any Loan Party’s jurisdiction of organization; and

(y) within 30 days after receipt thereof, a copy of any material environmental report or material site assessment obtained by the Borrower or any of its Restricted Subsidiaries after the Closing Date with respect to any owned Real Estate.

Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer describing the event or development requiring such notice or other document in reasonable detail and any action taken or proposed to be taken with respect thereto.

Section 5.3 Existence; Conduct of Business. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its (i) legal existence and (ii) respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the absence of which would reasonably be expected to result in a Material Adverse Effect; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3 or any disposition permitted under Section 7.6.

Section 5.4 Compliance with Laws. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures (written or otherwise) designed to promote compliance by the Borrower, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.5 Payment of Taxes. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay and discharge all Taxes that could result in a statutory Lien before the same shall become delinquent or in default, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

Section 5.6 Books and Records. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrower in conformity with GAAP.

Section 5.7 Visitation and Inspection. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, permit any representative of the Administrative Agent to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its appropriate officers and with its independent certified public accountants, all at such reasonable times and after reasonable prior written notice to the Borrower, except, in each case, (i) to the extent such action or disclosure is prohibited by contractual confidentiality obligations (and such contract was not entered into in contemplation of this clause (i)) or applicable law or (ii) such information is subject to attorney-client privilege or constitutes attorney work product.

Section 5.8 Maintenance of Properties; Insurance. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted and except for property that, in each Loan Party’s reasonable business judgment, is no longer necessary for, used in, or useful for the conduct of such Loan Party’s business, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of the Borrower insurance with respect to its properties and business, and the properties and business of its Restricted Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations, and will, upon reasonable written request of the Administrative Agent, furnish to the Administrative Agent not more than once in any 12-month period an insurance certificate setting forth the nature and extent of all insurance maintained by the Borrower and its Restricted Subsidiaries in accordance with this Section, and (c) subject to any post-closing time period provided therefor under Section 5.17, at all times shall name the Administrative Agent as additional insured on all general liability policies of the Borrower and its Restricted Subsidiaries and as loss payee (pursuant to a loss payee endorsement reasonably approved by the Administrative Agent) on all casualty and property insurance policies of the Borrower and its Restricted Subsidiaries.

Section 5.9 Use of Proceeds; Margin Regulations. The Borrower will use the proceeds of (a) the Term Loan A advanced on the Closing Date to consummate the Related Transactions and (b) the First Amendment Incremental Term Loan to fund a portion of the purchase price of the Viking Acquisition, to repay all Revolving Loans outstanding as of the First Amendment Effective Date and to pay any fees, costs and expenses arising in connection with any of the foregoing. The Borrower will use the proceeds of the Revolving Loans (a) on the Closing Date, in an amount not to exceed $5,000,000, to consummate the Related Transactions and (b) after the Closing Date, to finance working capital needs, Permitted Acquisitions and capital expenditures and for other general corporate purposes of the Borrower and its Subsidiaries. The Borrower will use the proceeds of the Delayed Draw Term Loans after the Closing Date to finance Permitted Acquisitions and any earn-out obligations incurred in connection with Permitted Acquisitions (or for such other purposes as shall be approved by Required Delayed Draw Term Loan Lenders). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X. All Letters of Credit will be used for general corporate purposes.

Section 5.10 Non-U.S. Plans. The Borrower and its Restricted Subsidiaries shall ensure that all Non-U.S. Plans administered by any of them or into which any of them make payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws, except where the failure to do any of the foregoing would not be reasonably likely to result in a Material Adverse Effect.

Section 5.11 Cash Management. Each Loan Party shall, subject to any post-closing time period provided therefor under Section 5.17, maintain all cash management and treasury business with ~~SunTrust~~Truist Bank or a Permitted Third Party Bank, including, without limitation, all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than (i) payroll accounts, (ii) withholding tax, trust, and fiduciary accounts, (iii) zero-balance accounts, (iv) employee wage and benefits accounts, (v) escrow accounts, (vi) Excluded Merchant Reserve and Settlement Accounts and (vii) accounts holding cash or other amounts less than $1,000,000 individually or $3,000,000 in the aggregate (such accounts, the “Excluded Accounts”), all of which the Loan Parties may maintain without restriction) (each such deposit account, disbursement account, investment account and lockbox account, a “Controlled Account”); each Controlled Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which each Loan Party shall have granted a first priority Lien (subject to any Liens permitted by Sections 7.2(l)(i) and (ii), any other Liens that are the subject of an intercreditor agreement entered into in connection with this Agreement and Liens imposed by operation of law) in each such Controlled Account to the Administrative Agent, on behalf of the Secured Parties, perfected either automatically under the UCC (with respect to Controlled Accounts at the Administrative Agent) or subject to Control Account Agreements.

Section 5.12 Additional Subsidiaries and Collateral.

(a) In the event that, subsequent to the Closing Date, any Person becomes a Subsidiary (other than an Excluded Subsidiary) or an Unrestricted Subsidiary is designated as a Restricted Subsidiary or an Immaterial Subsidiary ceases to be an Immaterial Subsidiary, whether pursuant to formation, acquisition or otherwise, (x) the Borrower shall promptly notify the Administrative Agent thereof and (y) within 30 days (or such longer period as the Administrative Agent may permit) after such Person becomes a Subsidiary or is designated a Restricted Subsidiary or ceases to be an Immaterial Subsidiary, the Borrower shall cause such Subsidiary (i) to become a new Guarantor by executing and delivering to the Administrative Agent a joinder to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, (ii) to grant Liens in favor of the Administrative Agent in all of its personal property (other than Excluded Property) by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, executing and delivering a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, as applicable, and authorizing and delivering, at the request of the Administrative Agent, such UCC financing statements or similar instruments required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents and (iii) to deliver all such other documentation (including, without limitation, certified Organization Documents, resolutions, lien searches and customary legal opinions) and to take all such other actions as such Subsidiary would have been required to deliver and take on the Closing Date if such Subsidiary had been a Loan Party on the Closing Date. In addition, within 30 days (or such longer period as the Administrative Agent may permit) after the date any Person becomes a Domestic Subsidiary (other than a Domestic Foreign Holdco), to the extent such Domestic Subsidiary is owned directly by any Loan Party and constitutes a Restricted Subsidiary and does not constitute an Immaterial Subsidiary (to the extent such Immaterial Subsidiary is not a Guarantor), the applicable Loan Party shall (i) pledge all of the Capital Stock of such Domestic Subsidiary owned by such Loan Party to the Administrative Agent as security for the Obligations by executing and delivering a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent and (ii) deliver the original certificates, if any, evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank.

(b) In the event that, subsequent to the Closing Date, any Person becomes a Foreign Subsidiary or a Domestic Foreign Holdco, whether pursuant to formation, acquisition or otherwise, (x) the Borrower shall promptly notify the Administrative Agent thereof and (y) to the extent such Foreign Subsidiary or Domestic Foreign Holdco is owned directly by any Loan Party and constitutes a Restricted Subsidiary and does not constitute an Immaterial Subsidiary (to the extent such Immaterial Subsidiary is not a Guarantor), within 30 days (or such longer period as the Administrative Agent may permit) after such Person becomes a Foreign Subsidiary or Domestic Foreign Holdco, the applicable Loan Party shall (i) pledge all of the Capital Stock (but, in any event, not to exceed 65% of the issued and outstanding voting Capital Stock and 100% of the issued and outstanding non-voting Capital Stock) of such Foreign Subsidiary or Domestic Foreign Holdco, as applicable, owned by such Loan Party, to the Administrative Agent as security for the Obligations pursuant to a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent, and (ii) deliver the original certificates, if any, evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank.

(c) The Borrower agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section, the Administrative Agent shall have a valid and enforceable, first priority (subject to Liens permitted by Section 7.2) perfected Lien on the property required to be pledged pursuant to subsections (a) and (b) of this Section (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Collateral Documents or UCC financing statements, or, if required to be delivered, possession of such Collateral), free and clear of all Liens other than Liens permitted by Section 7.2. All actions to be taken pursuant to this Section shall be at the expense of the Borrower or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Administrative Agent.

(d) Notwithstanding anything herein to the contrary or in any other Loan Document, (i) the Borrower and the Guarantors shall not be required create or perfect a security interest under the laws of any non-U.S. jurisdiction or to create or perfect a security interest in assets located or titled outside the U.S. or to reimburse or indemnify the Administrative Agent for any costs or expenses incurred in connection with the taking of any of the foregoing actions in any non-U.S. jurisdiction and (ii) perfection shall not be required with respect to the following: (A) commercial tort claims with a claim value of less than $2,000,000; (B) letter-of-credit rights with a face amount less than $2,000,000 (other than those to which perfection of the security interest in such Collateral is accomplished solely by the filing of a UCC financing statement); provided that neither the Borrower nor any Guarantor shall be required to establish the Administrative Agent’s “control” (within the meaning of Section 9-107 of the UCC) over any letter-of-credit rights with a face amount greater than or equal to $2,000,000 except upon the Administrative Agent’s request during the existence of an Event of Default; (C) those assets as to which the Administrative Agent and the Borrower reasonably agree in writing that the costs of obtaining such perfection are excessive in relation to the value to the Lenders of the security to be afforded thereby and (D) any Excluded Account.

Section 5.13 [Reserved].

Section 5.14 Further Assurances. Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents, if any, related regulatory compliance), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.

Section 5.15 [Reserved].

Section 5.16 Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) after giving effect to such designation, on a pro forma basis, the Borrower and its Restricted Subsidiaries are in compliance with the Financial Covenant, measuring clause (a) of the Total Net Leverage Ratio as of the date of such designation and otherwise re-computing such covenant as of the last day of the most recently ended Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.1(a) or 5.1(b) (or, if the Borrower shall have provided the Administrative Agent with monthly financial statements for the Borrower and its Restricted Subsidiaries, re-computing such covenants as of the last day of the most recently ended twelve month period) as if such designation was in effect on the first day of the relevant period for testing compliance, (iii) an Unrestricted Subsidiary that has subsequently been designated as a Restricted Subsidiary cannot be redesignated as an Unrestricted Subsidiary, (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purposes of any Permitted Acquisition Debt, Permitted Ratio Debt, Incremental Equivalent Debt or Credit Agreement Refinancing Indebtedness,

and (v) no Unrestricted Subsidiary may own any Capital Stock or Indebtedness of, or hold any Lien on any property of, the Borrower or any Restricted Subsidiary of the Borrower. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Borrower of the Borrower’s or any applicable Subsidiary’s Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined in good faith by the Borrower at the date of such designation of such return. Notwithstanding the foregoing, the Borrower will not designate any Restricted Subsidiary that owns Material IP as an Unrestricted Subsidiary.

Section 5.17 Certain Post-Closing Matters. As promptly as practicable, and in any event within the time periods after the Closing Date specified in Schedule 5.17 or such later date as the Administrative Agent agrees to in writing, the Loan Parties shall deliver the documents or take the actions specified on Schedule 5.17, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.18 Government Regulation. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, (a) knowingly be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide reasonable documentary and other evidence of the identity of the Loan Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to reasonably verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

ARTICLE VI

FINANCIAL COVENANTS

Each Loan Party covenants and agrees until the payment in full of the Obligations:

Section 6.1 Total Net Leverage Ratio. The Borrower and its Restricted Subsidiaries, on a consolidated basis, will maintain, as of the end of each Fiscal Quarter set forth below, a Total Net Leverage Ratio of not greater than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter(s) Ending	Total Net Leverage Ratio
~~September 30, 2019~~	~~5.50:1.00~~
December 31, 2019	5.25:1.00
March 31, 2020 and June 30, 2020	5.50:1.00
September 30, 2020	5.25:1.00
~~March~~December 31, 2020	5.00:1.00

March 31, 2021	4.75:1.00
June 30, ~~2020~~2021	~~4.75~~4.50:1.00
~~September 30, 2020~~	~~4.50:1.00~~
September 30, 2021, December 31, ~~2020,~~2021 and March 31, ~~2021 and June 30, 2021~~2022	4.25:1.00
June 30, 2022 and September 30, ~~2021 and~~ 2022 December 31, ~~2021~~2022 and March 31, 2023	4.00:1.00 3.75:1.00
~~March 31, 2022 and June 30, 2022~~	~~3.75:1.00~~
~~September~~June 30, ~~2022~~2023 and each Fiscal Quarter ending thereafter	3.50:1.00

Section 6.2 Equity Cure. Notwithstanding anything to the contrary contained in this Article VI, for purposes of determining compliance with Section 6.1 as of the last day of any Fiscal Quarter, any cash equity contribution in the Borrower (which is funded with proceeds of equity issued by the Borrower not constituting Disqualified Capital Stock) received after the last day of such Fiscal Quarter and on or prior to the day that is fifteen (15) Business Days after the day on which financial statements are required to be delivered pursuant to Section 5.1(a) or 5.1(b), as applicable (the “Cure Period”), will, upon notice by the Borrower (which notice must be received by the Administrative Agent no later than the day on which financial statements are required to be delivered for the applicable Fiscal Quarter) (the “Cure Notice”), be included in the calculation of Consolidated EBITDA for purposes of determining compliance with Section 6.1 for the applicable Fiscal Quarter and applicable subsequent periods that include such Fiscal Quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) no Lender shall be required to make any extension of credit during the fifteen (15) Business Day period referred to above unless the Borrower has received the proceeds of such Specified Equity Contribution, (b) in each four Fiscal Quarter period, there shall be a period of two Fiscal Quarters in which no Specified Equity Contribution is made and only five Specified Equity Contributions may be made during the term of this Agreement, (c) the amount of any Specified Equity Contribution shall not exceed the amount required to cause the Borrower to be in compliance with Section 6.1, (d) all Specified Equity Contributions will be disregarded for purposes of determining the availability of any baskets with respect to the covenants contained in this Agreement and the other Loan Documents, and (e) there shall be no pro forma reduction in Indebtedness (through either netting of cash or prepayment of indebtedness) with the proceeds of any Specified Equity Contribution for determining compliance with Section 6.1. Upon the delivery by the Borrower of the Cure Notice, until the end of the Cure Period, neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Obligations or terminate the Commitments and none of the Administrative Agent, any Lender or any other Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy prior to the expiration of the Cure Period solely on the basis of an Event of Default having occurred and being continuing with respect to the breach of Section 6.1.

ARTICLE VII

NEGATIVE COVENANTS

Each Loan Party covenants and agrees until the payment in full of the Obligations:

Section 7.1 Indebtedness. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, issue any Disqualified Capital Stock or create, incur, assume or suffer to exist any Indebtedness, except:

(a) The Obligations and other Indebtedness created pursuant to the Loan Documents;

(b) Indebtedness of the Borrower and its Restricted Subsidiaries existing on the Closing Date and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) other than with respect to capitalization of interest, fees or similar costs (including original issue discount, premium and expenses) or shorten the maturity or the weighted average life thereof;

(c) Indebtedness of the Borrower and its Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and purchase money obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (provided that such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvements), and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) to an amount in excess of the aggregate principal amount of such Indebtedness permitted under this clause (c) or shorten the maturity or the weighted average life thereof; provided that the aggregate principal amount of such Indebtedness does not exceed $12,500,000 at any time outstanding;

(d) Indebtedness of the Borrower owing to any Restricted Subsidiary and of any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary; provided that any such Indebtedness that is owed by a Restricted Subsidiary that is not a Guarantor shall be subject to Section 7.4 and shall not exceed, when aggregated with (i) Permitted Acquisition Debt incurred by Restricted Subsidiaries that are not Loan Parties, (ii) Permitted Ratio Debt incurred by Restricted Subsidiaries that are not Loan Parties and (iii) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Guarantor in reliance on Section 7.1(e), $15,000,000 at any time outstanding;

(e) Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Restricted Subsidiary; provided that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Guarantor shall be subject to Section 7.4 and shall not exceed, when aggregated with (i) Permitted Acquisition Debt incurred by Restricted Subsidiaries that are not Loan Parties, (ii) Permitted Ratio Debt incurred by Restricted Subsidiaries that are not Loan Parties and (iii) Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor in reliance on Section 7.1(d), $15,000,000 at any time outstanding;

(f) [Reserved];

(g) Incremental Equivalent Debt;

(h) Hedging Obligations not for speculative purposes;

(i) Credit Agreement Refinancing Indebtedness;

(j) Indebtedness for customary indemnification, adjustment of purchase price or similar customary obligations of the Loan Parties arising under any documents relating to any Permitted Acquisition or any other Acquisition consummated pursuant to Section 7.4(i) or 7.4(m) or any other transaction approved by the Required Lenders;

(k) Indebtedness in respect of netting services or overdraft protections in connection with deposit accounts and other cash management obligations, in each case solely to the extent incurred in the ordinary course of business;

(l) Indebtedness in respect of Taxes, assessments or governmental charges to the extent that payment thereof shall not be required by Section 5.5;

(m) Indebtedness consisting of judgments not otherwise constituting an Event of Default under Section 8.1(l);

(n) Indebtedness incurred in the ordinary course of business relating to the financing of liability, casualty, hazard and other insurance premiums in which the Borrower or any Restricted Subsidiary is an insured;

(o) Indebtedness which may be deemed to exist pursuant to any bonds, guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business, or in connection with any letters of credit or bank guarantees posted to support any such bonds, or in connection with the enforcement of rights or claims of the Borrower or any Restricted Subsidiary or in connection with judgments that do not result in an Event of Default;

(p) unsecured Indebtedness of the Borrower or any Restricted Subsidiary owing to any then-existing or former director, officer or employee of the Borrower or any Restricted Subsidiary or their respective assigns, estates, heirs or their current or former spouses for the repurchase, redemption or other acquisition or retirement for value of any equity interest or equity equivalent of the Borrower (or its parent company) or its Subsidiaries held by them in an aggregate principal amount not to exceed, when aggregated with any Restricted Payment made in reliance on Section 7.5(c), (x) $3,000,000 incurred in any Fiscal Year or (y) $9,000,000 at any time outstanding;

(q) accretion or amortization of original issue discount and accretion of interest paid in kind, in each case, in respect of Indebtedness otherwise permitted by this Section 7.1;

(r) Permitted Ratio Debt;

(s) Permitted Acquisition Debt;

(t) other Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that, notwithstanding anything in this Section 7.1(t) to the contrary, any Indebtedness covered by this Section 7.1(t) that is secured debt shall not exceed $5,000,000 at any time outstanding;

(u) other unsecured Indebtedness in the form of (i) seller note obligations incurred in connection with a Permitted Acquisition in an aggregate principal amount not to exceed $15,000,000 at any time outstanding and (ii) earn-out obligations incurred in connection with a Permitted Acquisition; and

(v) Indebtedness and obligations of the Borrower under the Tax Receivable Agreement, as in effect on the Closing Date (or as amended with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed)).

Section 7.2 Liens. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a) Liens securing (i) the Obligations, (ii) Incremental Equivalent Debt, (iii) Credit Agreement Refinancing Indebtedness, (iv) Permitted Ratio Debt and (v) Permitted Acquisition Debt;

(b) Permitted Encumbrances;

(c) Liens on any property or asset of the Borrower or any Restricted Subsidiary existing on the Closing Date and set forth on Schedule 7.2 and any improvements, attachments thereto or proceeds thereof; provided that such Liens shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary;

(d) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) any such Lien secures Indebtedness permitted by Section 7.1(c), (ii) any such Lien attaches to such asset concurrently or within 120 days after the acquisition or the completion of the construction or improvements thereof, (iii) any such Lien does not extend to any other asset and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(e) any Lien (i) existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any Restricted Subsidiary, or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary; provided that (A) any such Lien was not created in the contemplation of any of the foregoing and (B) any such Lien secures only those obligations which it secures on the date that such Person becomes a Restricted Subsidiary or the date of such merger or the date of such acquisition;

(f) extensions, renewals, or replacements of any Lien referred to in subsections (b) through (e) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased other than with respect to the capitalization of interest, fees and other amounts as a result of such extensions, renewals, or replacements and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby and any improvements, attachments thereto or proceeds thereof;

(g) any interest or title of a lessor or sublessor under any lease of real estate or personal property permitted hereunder, in each case, relating only to such real estate or personal property;

(h) Liens on cash earnest money deposits made by the Borrower and its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in favor of the seller of any Property to be acquired in an Investment reasonably anticipated to be permitted pursuant to Section 7.4 to be applied against the purchase price for such Investment;

(i) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into the ordinary course of business;

(j) non-exclusive licenses or sublicenses of Patents, Trademarks, Copyrights and other intellectual property rights granted by the Borrower or any Restricted Subsidiary not interfering in any material respect with the ordinary conduct of the business of the Loan Parties;

(k) (i) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by the Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management, automated clearing house transfers and operating account arrangements, (ii) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (iii) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iv) Liens that are contractual rights of setoff or rights of pledge relating to purchase orders and other agreements entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(l) Liens on insurance policies and the proceeds thereof and premium refunds securing the financing of the premiums with respect thereto;

(m) Liens on any property of the Loan Parties securing any of their Indebtedness or their other liabilities; provided, however, that the aggregate outstanding principal amount of all such Indebtedness and other liabilities secured by such Liens shall not exceed $6,000,000 at any time.

(n) Liens for taxes, assessments or governmental charges or levies which are not required to be paid pursuant to Section 5.5;

(o) Liens imposed by law, which do not secure Indebtedness for borrowed money, such as carriers,’ warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens, in each case, arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the Borrower’s or any Restricted Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Restricted Subsidiary or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien and with respect to which adequate reserves are being maintained in accordance with GAAP;

(p) attachment and judgment Liens in respect of decrees and judgments to the extent, and for so long as, such judgments and decrees do not, individually or in the aggregate constitute an Event of Default under 8.1(l);

(q) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, public utilities or private utilities, leases and contracts in the ordinary course of business, statutory obligations, surety or appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), and obligations in respect of letters of credit or bank guaranties that have been posted to support payment of the Liens described in this Section 7.2(p);

(r) Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;

(s) Liens (i) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (ii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(t) (i) Liens on earnest money deposits of cash or Permitted Investments or cash advances made in connection with any Permitted Acquisition or other permitted Investments or in respect of any anticipated Permitted Acquisition or other permitted Investment or (ii) Liens consisting of an agreement to dispose of any property in a disposition permitted under Section 7.6;

(u) in the case of any non-wholly owned Restricted Subsidiary, any put and call arrangements or restrictions on disposition related to its Capital Stock set forth in its organizational documents, any related joint venture or similar agreement and not entered into in contemplation of this exception;

(v) (i) Liens granted under the Existing BIN/ISO Agreements as in effect on the Closing Date, and (ii) other Liens granted under BIN/ISO Agreements after the Closing Date solely to the extent such Liens do not extend to asset categories that are not subject to Liens under the Existing BIN/ISO Agreements, taken as a whole, as of the Closing Date; and

(w) Liens on the Excluded Merchant Reserve and Settlement Accounts.

Section 7.3 Fundamental Changes.

(a) The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided that (x)

Investments pursuant to Section 7.4(h) are permitted and (y) if, at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (i) the Borrower or any Restricted Subsidiary may merge with a Person if the Borrower (or a Restricted Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Restricted Subsidiary may merge into another Restricted Subsidiary; provided that if any party to such merger is a Guarantor, the Guarantor shall be the surviving Person, (iii) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Guarantor, and (iv) to the extent it has sold, transferred or otherwise disposed of all of its assets to the Borrower or to a Guarantor, any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, further, that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4; provided, further, that the Closing Date Merger shall be permitted.

(b) The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, engage in any business other than businesses of the type conducted by the Loan Parties and their Restricted Subsidiaries on the Closing Date and businesses reasonably related, ancillary or complementary thereto or a reasonable extension thereof.

Section 7.4 Investments, Loans. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person or a division or business unit of any other Person, except:

(a) Investments (other than Permitted Investments) existing on the Closing Date and set forth on Schedule 7.4 (including Investments in Subsidiaries);

(b) cash and Permitted Investments;

(c) Guarantees by the Borrower and Restricted Subsidiaries constituting Indebtedness permitted by Section 7.1; provided that the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Guarantors that is Guaranteed by any Loan Party shall be subject to the limitation set forth in subsection (d) of this Section;

(d) Investments made by any Loan Party or any Restricted Subsidiary in or to any Subsidiary; provided that the aggregate amount of Investments made after the Closing Date by the Loan Parties or any Restricted Subsidiary in or to, and Guarantees by the Loan Parties or any Restricted Subsidiary of Indebtedness of, any Subsidiary that is not a Guarantor shall not, together with the aggregate consideration paid for any Non-Guarantor Acquisition, exceed $15,000,000 at any time outstanding;

(e) loans or advances to employees, officers, directors or other service providers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; provided that the aggregate amount of all such loans and advances does not exceed $2,500,000 at any time outstanding;

(f) Hedging Transactions and Hedging Obligations permitted hereunder;

(g) [Reserved];

(h) (i) Permitted Acquisitions and (ii) Investments of a Person existing at the time it becomes a Restricted Subsidiary or consolidates, amalgamates or merges with the Borrower or a Restricted Subsidiary in connection with a Permitted Acquisition, provided that such Investments were not obtained in connection with, or in anticipation or contemplation of, such Permitted Acquisition;

(i) Investments (including Permitted Acquisitions) in an aggregate amount outstanding pursuant to this subsection (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed the Available Amount at such time, so long as (i) no Default or Event of Default shall exist or result therefrom, (ii) the Total Net Leverage Ratio shall not exceed 3.75:1.00 as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered (or, if the Borrower shall have provided the Administrative Agent with monthly financial statements for the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent, as of the most recently ended twelve month period), calculated on a pro forma basis as if such Investment had been made on the first day of the relevant testing period, (iii) Liquidity, measured on a pro forma basis as of the date of such payment, shall not be less than $5,000,000 and (iv) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer, together with all relevant financial information reasonably requested by the Administrative Agent, reasonably demonstrating the calculation of the Available Amount at such time;

(j) deposits required to be made to landlords in the ordinary course of business to secure or support obligations of a Loan Party under leases of real property;

(k) Investments received by Loan Parties in connection with a sale permitted pursuant to Section 7.6;

(l) Investments (i) taken in connection with the settlement of accounts or the bankruptcy or restructuring of account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business and consistent with past practice;

(m) other Investments which in the aggregate do not exceed $4,000,000 in any Fiscal Year;

(n) [Reserved];

(o) any payment that could have been made as a Restricted Payment under Section 7.5 may be made as an Investment in the form of a loan to the recipient of the Restricted Payment and made for the same purpose as such Restricted Payment;

(p) deposits of earnest money paid in connection with a transaction that is reasonably anticipated to be a Permitted Acquisition;

(q) the Borrower and its Restricted Subsidiaries may acquire and hold accounts receivables, notes receivable and other extensions of trade credit owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Restricted Subsidiary;

(r) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(s) the Borrower and its Restricted Subsidiaries may acquire and hold obligations of their officers, directors or employees in connection with such officers,’ directors’ and employees’ acquisition of Qualified Capital Stock of the Borrower (so long as, to the extent constituting voting Capital Stock, such Capital Stock is pledged as Collateral pursuant to the Parent Pledge Agreement or another pledge agreement in form and substance reasonably satisfactory to the Administrative Agent) or any direct or indirect parent company of the Borrower (so long as no cash is actually advanced by the Borrower or any Restricted Subsidiary in connection with the acquisition of such obligations);

(t) Investments consisting of (x) transactions permitted under Sections 7.3 and (y) repayments or other acquisitions of Indebtedness of the Borrower or any Restricted Subsidiary not prohibited by Section 7.12(b);

(u) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business; and

(v) Investments (including Permitted Acquisitions), so long as (i) no Default or Event of Default shall exist or result therefrom, and (ii) the Total Net Leverage Ratio shall not exceed 3.00:1.00 as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered (or, if the Borrower shall have provided the Administrative Agent with monthly financial statements for the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent, as of the most recently ended twelve month period), calculated on a pro forma basis as if such Investment had been made on the first day of the relevant testing period.

Section 7.5 Restricted Payments. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) dividends payable by the Borrower solely in interests of any class of its equity (other than Disqualified Capital Stock);

(b) Restricted Payments made by any Restricted Subsidiary to the Borrower or to another Restricted Subsidiary, on at least a pro rata basis with any other shareholders if such Restricted Subsidiary is not wholly owned by the Borrower and other wholly owned Restricted Subsidiaries of the Borrower;

(c) So long as no Event of Default under Section 8.1(a), 8.1(b), 8.1(d) (as a result of any failure to comply with Section 5.1(a), 5.1(b), 5.1(c) or 6.1), 8.1(h) or 8.1(i) shall exist or result therefrom, cash dividends and distributions paid and declared solely for the purpose of funding the redemption, purchase or other acquisition or retirement for value by the Parent, the Borrower or any Restricted Subsidiary of its Capital Stock from any present or former employee, director or officer (or the permitted assigns, estate, heirs or current or former spouses thereof) thereof pursuant to incentive plans in the ordinary course of business or upon the death, disability or termination of employment of such employee, director or officer; provided that the amount of such cash dividends and distributions shall not exceed, when aggregated with any Indebtedness incurred or outstanding, as applicable, in reliance on Section 7.1(p), (x) $3,000,000 in any Fiscal Year and (y) $9,000,000 in the aggregate over the term of this Agreement (in each case, net of proceeds received in connection with resales of any Capital Stock so purchased);

(d) for so long as the Borrower is classified as a “partnership” or a “disregarded entity” for purposes of the Code, the Borrower may make distributions to any direct or indirect parent entity or owner of the Borrower the proceeds of which shall be used (A) to pay, without duplication, any Taxes attributable to the income or activities of the Borrower or its Subsidiaries or (B) by the Borrower to make distributions to its members as permitted pursuant to Section 4.01(b) of the Second Amended and Restated Limited Liability Company Agreement of Hawk Parent dated as of, and as in effect on, the Closing Date;

(e) [Reserved];

(f) cash dividends and distributions paid and declared by the Borrower to Parent for the purpose of paying operating and overhead costs and expenses of Parent (or any direct or indirect parent) to the extent such costs and expenses (i) are incurred in the ordinary course of business, (ii) are attributable to the ownership or operations of the Borrower and its Subsidiaries and (iii) do not otherwise exceed $1,000,000 in the aggregate in any Fiscal Year;

(g) payments of (i) obligations under or in respect of director and officer insurance policies to the extent reasonably attributable to the ownership or operation of the Borrower and its Subsidiaries and (ii) expenses in connection with the Related Transactions;

(h) Restricted Payments in an aggregate amount not to exceed the Available Amount at such time, so long as (i) no Default or Event of Default shall exist or result therefrom, (ii) the Total Net Leverage Ratio shall not exceed 3.75:1.00 as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered (or, if the Borrower shall have provided the Administrative Agent with monthly financial statements for the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent, as of the most recently ended twelve month period), calculated on a pro forma basis as if such payment had been made on the first day of the relevant testing period and (iii) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer, together with all relevant financial information reasonably requested by the Administrative Agent, reasonably demonstrating the calculation of the Available Amount at such time;

(i) Restricted Payments, so long as (i) no Default or Event of Default shall exist or result therefrom, and (ii) the Total Net Leverage Ratio shall not exceed 2.50:1.00 as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered (or, if the Borrower shall have provided the Administrative Agent with monthly financial statements for the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent, as of the most recently ended twelve month period), calculated on a pro forma basis as if such payment had been made on the first day of the relevant testing period; and

(j) Restricted Payments to pay amounts required to be paid under (i) the Closing Date Merger Agreement and (ii) solely to the extent any proceeds of Permitted Tax Distributions are made to Parent in excess of the actual Taxes payable by Parent and attributable to the income or activities of the Borrower or its Subsidiaries are insufficient to pay such amounts, the Tax Receivable Agreement (other than the “Early Termination Payment” under and as defined in the Tax Receivable Agreement), in each case, as in effect on the Closing Date.

Section 7.6 Sale of Assets. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its assets, business or property or, in the case of any Restricted Subsidiary, any shares of such Restricted Subsidiary’s Capital Stock, in each case whether now owned or hereafter acquired, to any Person other than the Borrower or a Guarantor (or to qualify directors if required by applicable law), except:

(a) the sale or other disposition of immaterial, surplus, obsolete or worn out property or other property not necessary for operations;

(b) the sale or other disposition of (i) inventory in the ordinary course of business and (ii) Permitted Investments;

(c) non-exclusive licenses and sublicenses of Patents, Trademarks, Copyrights and other intellectual property rights granted by the Borrower or any Restricted Subsidiary not interfering in any material respect with the ordinary conduct of the business of the Loan Parties;

(d) the sale, assignment, transfer or lapse or abandonment of any registrations or applications for registration of any Patents, Trademarks, Copyrights and other intellectual property rights that are immaterial to the business of the Borrower and its Restricted Subsidiaries or no longer commercially practicable to maintain;

(e) a lease, sublease, license or other similar use or occupancy agreement of real property not constituting Indebtedness entered into in the ordinary course of business;

(f) any sale of any property (other than their own stock or stock equivalents) by any Restricted Subsidiary to any Loan Party to the extent any resulting Investment constitutes a Permitted Investment;

(g) settlements, write-offs, discount, sales or other dispositions in the ordinary course of business of extension of trade credit, including defaulted or past due receivables;

(h) disposition of assets as a result of a casualty loss or condemnation proceeding;

(i) Investments made in accordance with Section 7.4;

(j) Restricted Payments permitted under Section 7.5;

(k) sales and other dispositions of assets by the Borrower and its Restricted Subsidiaries which are made for fair market value (as reasonably determined by the Borrower), so long (i) no Event of Default shall exist or result therefrom, (ii) not less than 75% of the aggregate sales price for such sale or other disposition shall be paid in cash, and (iii) to the extent required under Section 2.12(a), the proceeds of such sale or other disposition shall be applied as a mandatory prepayment of the Loans;

(l) Liens permitted under Section 7.2;

(m) (i) any sale or issuance by the Borrower of its own Qualified Capital Stock to Parent (so long as, to the extent constituting voting Capital Stock, such Capital Stock is pledged as Collateral pursuant to the Parent Pledge Agreement), (ii) any sale or issuance by any Restricted Subsidiary of the Borrower of its own Qualified Capital Stock to any Loan Party (so long as, except to the extent constituting Excluded Property, such Capital Stock is pledged as Collateral pursuant to the Guarantee and Security Agreement) and (iii) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Restricted Subsidiary or the Borrower, any sale or issuance by such Person of its own Qualified Capital Stock constituting directors’ qualifying shares or nominal holdings;

(n) dispositions by a Loan Party to another Loan Party;

(o) trade-ins or other exchanges of tangible assets for other tangible assets of comparable or greater value useful to the business of the Loan Parties or, in the case of any such trade-ins or exchanges of assets of any Restricted Subsidiary that is not a Loan Party, useful to the business of such Restricted Subsidiary;

(p) the Borrower and its Restricted Subsidiaries may terminate or unwind any Hedging Transaction in accordance with its terms;

(q) the sale or other disposition for fair market value of Real Estate pursuant to a Sale and Leaseback Transaction in an aggregate amount not exceed $20,000,000 during the term of this Agreement;

(r) the Borrower and its Restricted Subsidiaries may issue or sell any Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

(s) the Borrower and its Restricted Subsidiaries may terminate leases, subleases, licenses and sublicenses in the ordinary course of business.

To the extent the Required Lenders (or all Lenders, if required under Section 10.2) waive the provisions of this Section 7.6 with respect to the conveyance, sale, lease, assignment or other disposition of any Collateral, or any Collateral is sold as permitted by this Section 7.6 (other than to a Loan Party), such Collateral shall automatically be deemed sold free and clear of the Liens created by the Collateral Documents, and the Administrative Agent is authorized to take and shall take any actions reasonably requested by the Borrower in order to effect and/or evidence the foregoing, so long as the Borrower or applicable Loan Party shall have provided the Administrative Agent a certificate confirming compliance with this Agreement. Notwithstanding the foregoing or anything else to the contrary in the Loan Documents, the Borrower will not, and will not permit any Subsidiary to, permit any transfer of Material IP owned by a Loan Party to a Subsidiary that is not a Loan Party (including any Unrestricted Subsidiary).

Section 7.7 Transactions with Affiliates. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Loan Party or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b) usual and customary compensation, and expense reimbursements for travel expenses and fees paid to directors (including, without limitation, the lead director) of Parent (to the extent attributable to the ownership of Borrower and Borrower’s Subsidiaries) and Borrower and Borrower’s Subsidiaries permitted under this Agreement;

(c) usual and customary indemnifications of directors of Parent (to the extent attributable to the ownership of Borrower and Borrower’s Subsidiaries) and Borrower and Borrower’s Subsidiaries permitted under this Agreement;

(d) salaries and other reasonable employee compensation and indemnification to officers of Parent (to the extent attributable to the ownership of Borrower and its Restricted Subsidiaries) and the Loan Parties;

(e) transactions between or among Loan Parties not involving any other Affiliates;

(f) any Investments permitted under Section 7.4(a), 7.4(e), 7.4(o) or 7.4(s) and any Restricted Payments permitted under Section 7.5;

(g) the Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, other similar compensatory arrangements and severance agreements with officers, employees, consultants and directors of Parent (to the extent attributable to the ownership of Borrower and Borrower’s Subsidiaries) and Borrower and Borrower’s Subsidiaries;

(h) the Related Transactions and the payment of fees and expenses as part of or in connection with the Related Transactions;

(i) the Borrower and its Restricted Subsidiaries may enter into transactions pursuant to the Closing Date Merger Agreement and other agreements in existence on the Closing Date and set forth on Schedule 7.7, in each case, as in effect on the Closing Date; and

(j) Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and, to the extent not required to be cancelled hereunder, the holding of such Loans or Commitments to the extent permitted hereunder and the payments and other transactions contemplated herein in respect thereof.

Section 7.8 Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any of its Restricted Subsidiaries to create, incur or permit any Lien upon any of its assets or properties to secure the Obligations, whether now owned or hereafter acquired, or (b) the ability of any of its Restricted Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to any Loan Party or any Restricted Subsidiary, to Guarantee Indebtedness of any Loan Party or any Restricted Subsidiary or to transfer any of its property or assets to any Loan Party or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law, by any Loan Document or by any agreement related to any Credit Agreement Refinancing Indebtedness, Incremental Equivalent Debt, Permitted Acquisition Debt or Permitted Ratio Debt, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets permitted to secure such Indebtedness, (iv) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof so long as such restriction was not entered into in contemplation of this exception, (v) the foregoing shall not apply to any agreement or instrument governing Indebtedness acquired in connection with a Permitted Acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition or Investment and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition or Investment, (vi) the foregoing shall not apply to restrictions applicable to any Unrestricted Subsidiary or any joint venture (or the Capital Stock thereof), (vii) the foregoing shall not apply to encumbrances or restrictions on assignment on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (viii) the foregoing shall not apply to contractual obligations which (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.8) are listed on Schedule 7.8 hereto and (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, or any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing is not (taken as a whole) materially less favorable to the Lenders and (ix) the foregoing shall not apply to an agreement effecting a refinancing, replacement or substitution, extension, renewal or restructuring of Indebtedness issued, assumed or incurred pursuant to an agreement or instrument referred to in clause (i) through (viii) above, provided, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement (taken as a whole) are no less favorable to the Borrower or the Lenders in any material respect than the provisions relating to such encumbrance or restriction contained in the agreements or instruments referred to in such clauses (i) through (viii).

Section 7.9 Sale and Leaseback Transactions. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (each, a “Sale and Leaseback Transaction”), except (i) to the extent such transactions are solely between Loan Parties, (ii) as permitted by Section 7.6(q) or (iii) as set forth on Schedule 7.9 hereto.

Section 7.10 Sanctions and Anti-Corruption Laws. The Loan Parties will not, and will not permit any Subsidiary to, request any Loan or Letter of Credit or, directly or, to the Borrower’s knowledge, indirectly, use the proceeds of any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, except to the extent permissible for a Person to comply with Sanctions, (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as an arranger, the Administrative Agent, any Lender (including a Swingline Lender), the Issuing Bank, underwriter, advisor, investor or otherwise), or (c) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value to any Person in violation of applicable Anti-Corruption Laws.

Section 7.11 Amendment to Organization Documents. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, amend, modify or waive any of its rights under its Organization Documents in any manner that could reasonably be expected to be materially adverse to the Lenders, the Administrative Agent, the Borrower or any of its Subsidiaries (as reasonably determined by the Borrower).

Section 7.12 Material Indebtedness; Junior Financing.

(a) The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, agree to or permit any amendment, modification or waiver of the terms of the documentation with regard to (i) any Material Indebtedness in a manner that would be materially adverse to the interests of the Lenders or the Administrative Agent taken as a whole as reasonably determined by the Borrower (except to the extent such amendment, modification or waiver would have been permitted under this Agreement on the date such Indebtedness was incurred or, in the case of any Material Indebtedness that is Junior Financing, to the extent such amendments, modifications or waivers are otherwise permitted by any subordination or intercreditor agreements or provisions applicable thereto) or (ii) any Junior Financing to the extent such amendments, modifications or waivers are prohibited by any subordination or intercreditor agreements or provisions applicable thereto.

(b) The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, (i) prepay, redeem, repurchase or otherwise acquire for value any Indebtedness that is (x) expressly subordinated in right of payment to the Obligations, (y) secured on a junior priority basis relative to the Obligations by some or all of the Collateral or (z) unsecured (collectively, “Junior Financing”) or (ii) make any principal, interest or other payments on any Junior Financing, in each case, except to the extent not prohibited in any subordination or intercreditor agreements or provisions applicable thereto; provided that the Borrower and its Restricted Subsidiaries may (and the applicable documents and agreements governing or evidencing any other Junior Financing or executed in connection therewith shall provide that that the Borrower and their Restricted Subsidiaries may) (A) prepay, redeem, repurchase or otherwise acquire for value, or make any principal, interest or other payments on, any Junior Financing in an aggregate amount not to exceed the Available Amount at such time, so long as (i) no Default or Event of Default shall exist or result therefrom, (ii) the Total Net Leverage Ratio shall not exceed 3.75:1.00 as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered (or, if the Borrower shall have provided the Administrative Agent with monthly financial statements for the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent, as of the most recently ended twelve month period), calculated on a pro forma basis as if such prepayment, redemption, repurchase, acquisition or payment had been made on the first day of the relevant testing period and (iii) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer, together with all relevant financial information reasonably requested by the Administrative Agent, reasonably demonstrating the calculation of the Available Amount at such time, and (B) prepay, redeem, repurchase or otherwise acquire for value, or make any principal, interest or other payments on, any Junior Financing, so long as (i) no Default or Event of Default shall exist or result therefrom, and (ii) the Total Net Leverage Ratio shall not exceed 2.75:1.00 as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered (or, if the Borrower shall have provided the Administrative Agent with monthly financial statements for the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent, as of the most recently ended twelve month period), calculated on a pro forma basis as if such prepayment, redemption, repurchase, acquisition or payment had been made on the first day of the relevant testing period.

Section 7.13 Change in Fiscal Year. Without the Administrative Agent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), the Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, change the Fiscal Year of the Borrower and its Restricted Subsidiaries, except to change the Fiscal Year of a Restricted Subsidiary to conform its Fiscal Year to that of the Borrower.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b) the Borrower shall fail to pay (i) any interest on any Loan, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days or (ii) any fee or any other amount (other than an amount payable under subsections (a) and (b)(i) of this Section or an amount related to a Bank Product Obligation) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Restricted Subsidiaries in this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, notice, report or other document required to be submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or

(d) any Loan Party shall fail to observe or perform any covenant or agreement contained in Section 5.1(a), (b) or (c) or 5.2(a) (provided that delivery of notice pursuant to Section 5.2(a) shall cure any Event of Default resulting from a failure to timely deliver any such notice), 5.3 (solely with respect to any Loan Party’s legal existence), 5.9 or Article VI (subject to the equity cure right provided under Section 6.2) or VII; or

(e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b) and (d) of this Section) or any other Loan Document, and such failure shall remain unremedied for 30 days after the earlier of the date that (i) a Responsible Officer of any Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(f) [Reserved]; or

(g) the Borrower or any of its Restricted Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any Material Indebtedness shall be permitted to and actually declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or

(h) any Loan Party, any Restricted Subsidiary (other than an Immaterial Subsidiary) or Parent shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this subsection, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for such Loan Party or Restricted Subsidiary (other than an Immaterial Subsidiary) or Parent or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors; or

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party, any Restricted Subsidiary (other than an Immaterial Subsidiary) or Parent or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for such Loan Party or Restricted Subsidiary (other than an Immaterial Subsidiary) or Parent or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(j) [Reserved]; or

(k) (i) an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans or Non-U.S. Plans with negative Unfunded Pension Liability) would reasonably be expected to result in a Material Adverse Effect, or (iii) there is or arises any Withdrawal Liability would reasonably be expected to result in a Material Adverse Effect; or

(l) any judgment or order for the payment of money in excess of $12,000,000 in the aggregate (to the extent not covered by either (i) independent third-party insurance as to which the insurer has not denied coverage or (ii) another creditworthy (as reasonably determined by the Administrative Agent) indemnitor) shall be rendered against the Borrower or any of its Restricted Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(m) [Reserved]; or

(n) a Change in Control shall occur or exist; or

(o) any material provision of the Guaranty and Security Agreement, the Parent Pledge Agreement or any other Collateral Document (including, in each case, any provision that creates or perfects a security interest in the Collateral or establishes a right or remedy of the Administrative Agent or any Lender) shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party or, in the case of the Parent Pledge Agreement, Parent (other than to the extent resulting from the action or inaction of the Administrative Agent or Lenders), or any Responsible Officer of any Loan Party or Parent shall so state in writing, or any Loan Party or Parent shall bring an action to terminate any of its obligations (prospective or otherwise) under the Guaranty and Security Agreement, the Parent Pledge Agreement or any other Collateral Document (other than the release of any guaranty or collateral to the extent permitted pursuant to Section 9.11), in each case, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents or (B) file Uniform Commercial Code continuation statements, or (iii) as a result of acts or omissions of the Administrative Agent or any Lender; or

(p) any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party or Parent not to be, a valid and perfected Lien on a material portion of the Collateral subject thereto, with the priority required by the applicable Collateral Documents (other than to the extent resulting from the action or inaction of the Administrative Agent or Lenders); or

(q) any material provision contained in any subordination or intercreditor agreement (including any provision relating to the priority or permissibility of payments or Liens securing Indebtedness of the Loan Parties) governing any Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Permitted Acquisition Debt, Permitted Ratio Debt or Junior Financing, to the extent required to be in place by the terms of this Agreement, shall cease to be in full force and effect (other than as a result of any action or inaction on the part of the Administrative Agent or any Lender) or the validity or enforceability of any such provision is disaffirmed in writing by or on behalf of any Loan Party party or subject thereto; or

then, and in every such event (other than an event with respect to any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) described in subsection (h) or (i) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by written notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party.

Section 8.2 Application of Proceeds from Collateral. All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows:

(a) first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(b) second, to the fees and other reimbursable expenses of the Administrative Agent, the Swingline Lender and the Issuing Bank then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c) third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d) fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;

(e) fifth, to the aggregate outstanding principal amount of the Loans, the LC Exposure, the Bank Product Obligations and the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, LC Exposure, Bank Product Obligations and Hedging Obligations;

(f) sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is at least 103% of the LC Exposure after giving effect to the foregoing clause fifth; and

(g) seventh, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clauses fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Bank and the Lenders as cash collateral for the LC Exposure, such account to be administered in accordance with Section 2.22(g). All cash collateral for LC Exposure shall be applied to satisfy drawings under the Letters of Credit as they occur; if any amount remains on deposit on cash collateral after all letters of credit have either been fully drawn or expired, such remaining amount shall be applied as set forth above.

Notwithstanding the foregoing, Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be. Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1 Appointment of the Administrative Agent.

(a) Subject to Section 9.7, each Lender irrevocably appoints Truist Bank, as successor by merger to SunTrust Bank, as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

(b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

Section 9.2 Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

Section 9.3 Lack of Reliance on the Administrative Agent. Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder. Each of the Lenders acknowledges and agrees that outside legal counsel to the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration (including any amendments, waivers and consents) of this Agreement and the other Loan Documents is acting solely as counsel to the Administrative Agent and is not acting as counsel to any Lender (other than the Administrative Agent and its Affiliates) in connection with this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby.

Section 9.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (a) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders, and/or (b) provide the DQ List to each Lender requesting the same.

Section 9.5 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6 The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 9.7 Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower (such approval not to be unreasonably withheld or delayed); provided that no Event of Default under Section 8.1(a), 8.1(b), 8.1(d) (as a result of any failure to comply with Section 5.1(a), 5.1(b), 5.1(c), or 6.1), 8.1(h) or 8.1(i) shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, and in consultation with the Borrower, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000; provided that in no event shall any such successor Administrative Agent be a Disqualified Institution (unless an Event of Default has occurred and is continuing under Section 8.1(h) or 8.1(i)).

(b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

(c) In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.26(a), then the Issuing Bank and the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank or as Swingline Lender, as the case may be, effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).

Section 9.8 Withholding Tax.

(a) To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

(b) Without duplication of any indemnity provided under subsection (a) of this Section, each Lender shall also indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.

Section 9.9 The Administrative Agent May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10 Authorization to Execute Other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Collateral Documents and any subordination and intercreditor agreements contemplated by this Agreement) other than this Agreement.

Section 9.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the payment in full of all Obligations, (ii) that is sold or to be sold or otherwise disposed of as part of or in connection with any transaction permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2;

(b) to release any Loan Party from its obligations under the applicable Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to release any Guarantor from its obligations under the Guaranty and Security Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder.

Upon request by the Administrative Agent or the Borrower at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section. In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.

Section 9.12 Syndication Agents; Documentation Agent. Each Lender hereby designates each of Regions Bank and MUFG Union Bank, N.A. as Syndication ~~Agent~~Agents and agrees that the Syndication ~~Agent~~Agents shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party. Each Lender hereby designates each of HSBC Bank USA, National Association and Fifth Third Bank as Documentation Agents and agrees that the Documentation Agents shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party.

Section 9.13 Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 9.14 Secured Bank Product Obligations and Hedging Obligations. No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices.

(a) Written Notices.

(i) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To any Loan Party:	c/o Hawk Parent Holding LLC 3 West Paces Ferry Road, Suite 200 Atlanta, GA 30305 Attention: Tim Murphy, Chief Financial Officer Telecopy Number: (404) 504-7471 E-Mail: tmurphy@repayonline.com

With a copy to:	Chapman and Cutler LLP 111 West Monroe Street Chicago, IL 60603 Attention: Nathan H. B. Odem Telecopy Number: (312) 516-1982 E-Mail: naodem@chapman.com

To the Administrative Agent:	~~SunTrust~~Truist Bank 3333 Peachtree Road Atlanta, Georgia 30326 Attention: Portfolio Manager – REPAY Telecopy Number: (404) 588-8025 E-mail: David.Bennett@SunTrust.com

With a copy to:

~~SunTrust~~Truist Bank

Agency Services

303 Peachtree Street, N.E. / 25th Floor

Atlanta, Georgia 30308

Attention: Manager

Telecopy Number: (404) 495-2170

E-mail: Agency.Services@SunTrust.com

and

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

Attention: Chadwick M. Werner

Telecopy Number: (404) 572-5135

E-mail: cwerner@kslaw.com

To the Issuing Bank:

~~SunTrust~~Truist Bank

25 Park Place, N.E. / Mail Code 3706 / 16th Floor

Atlanta, Georgia 30303

Attention: Standby Letter of Credit Dept.

Telecopy Number: (404) 588-8129

E-mail: LCandTradeServices@SunTrust.com

To the Swingline Lender:	~~SunTrust~~Truist Bank Agency Services 303 Peachtree Street, N.E. / 25th Floor Atlanta, Georgia 30308 Attention: Manager Telecopy Number: (404) 495-2170 E-mail: Agency.Services@SunTrust.com

To any other Lender:	the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section.

(ii) Any agreement of the Administrative Agent, the Issuing Bank or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, the Issuing Bank and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Bank and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank and such Lender to be contained in any such telephonic or facsimile notice.

(b) Electronic Communications.

(i) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II unless such Lender, the Issuing Bank, as applicable, and the Administrative Agent have agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Certification of Public Information. The Borrower and each Lender acknowledges that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to Section 5.1 or Section 5.2 (collectively, “Borrower Materials”) otherwise are being distributed through Syndtrak, Intralinks or any other Internet or intranet website or other information platform (the “Platform”), any document or notice that the

Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lenders shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

(d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT (INCLUDING ANY SUB-AGENT THEREOF), NOR ANY LENDER, THE ISSUING BANK, OR ANY RELATED PARTY OF ANY OF THE FOREGOING PERSONS WARRANTS THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND THE ADMINISTRATIVE AGENT, LENDER, ISSUING BANK AND ANY RELATED PARTY OF THE FOREGOING PERSONS EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent (or any sub-agent thereof), any Lender or the Issuing Bank, or any Related Party of any of the foregoing Persons have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet or the use by others of any information or other materials obtained through any Platform.

(e) Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including Unites States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to the Borrower, its Affiliates or any of their securities or loans for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself not to access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Administrative Agent nor the Borrower has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.

Section 10.2 Waiver; Amendments.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between any Loan Party and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) No amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee Letter and the Engagement Letter), nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, or the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in lieu of the consent of the Required Lenders, no amendment, waiver or consent shall:

(i) increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (provided that a waiver of Default Interest, any condition precedent set forth in Section 3.1 or 3.2, any Default or Event of Default or any mandatory prepayment shall not constitute an increase in any Commitment);

(ii) reduce the principal amount of any Loan or reimbursement obligation with respect to a LC Disbursement or reduce the rate of interest thereon (except pursuant to Section 2.16(b)), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (provided that a waiver of Default Interest, any Default or Event of Default, any mandatory prepayment or any change to a financial ratio or the components thereof or calculation conventions with respect thereto shall not constitute such a reduction);

(iii) postpone the date scheduled for any payment of any principal of any Loan or postpone the scheduled date for the termination of any Commitment, without the written consent of each Lender directly and adversely affected thereby (provided that a waiver or postponement, as applicable, of Default Interest, any Default or Event of Default, any mandatory prepayment, any condition precedent set forth in Section 3.1 or 3.2 or any change to a financial ratio or the components thereof or calculation conventions with respect thereto shall not constitute such a postponement, reduction, waiver or excuse);

(iv) change Section 2.21(b), 2.21(c) or 8.2, in each case, in a manner that would alter the pro rata sharing of payments by the Lenders or the order or priority of payments required thereby, without the written consent of each Lender directly and adversely affected thereby;

(v) change any of the provisions of this subsection (b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vi) except as otherwise permitted under the Loan Documents, release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender; or

(vii) except as otherwise permitted under the Loan Documents, release (or subordinate the Lien of the Administrative Agent on) all or substantially all Collateral (if any) securing any of the Obligations, without the written consent of each Lender;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or the Issuing Bank without the prior written consent of such Person.

(c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender).

(d) Notwithstanding anything to the contrary herein, this Agreement may be amended (or amended and restated) without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

(e) Notwithstanding anything to the contrary herein, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower and the other Loan Parties (i) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Credit Exposure and any Incremental Facility and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (ii) to change, modify or alter Section 2.21(b) or (c) or any other provision hereof relating to pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in subsection (d), (e)(i) or (f) of this Section.

(f) Notwithstanding anything to the contrary herein, but subject to the rights of each Lender described in Section 10.2(b) above, any amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, that by its express terms amends or modifies the rights or duties under this Agreement or such other Loan Document of one or more Classes of Lenders (but not of one or more other Classes of Lenders) may be effected by an agreement or agreements in writing signed by the Borrower or the applicable Loan Party, as the case may be, and the requisite percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if all such affected Classes of Lenders were the only Lenders hereunder at the time (including, for the avoidance of doubt, in the case of any amendment, waiver or consent in respect of conditions to extensions of Revolving Loans and Delayed Draw Term Loans, which shall only require the consent of such requisite percentage of the Revolving Lenders and Delayed Draw Term Loan Lenders, respectively).

(g) Notwithstanding anything to the contrary contained herein, guarantees, collateral security documents and related documents executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

(h) Notwithstanding anything to the contrary contained herein, if at any time after the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.

(i) Notwithstanding anything to the contrary contained herein, the Administrative Agent and the Borrower may amend or modify this Agreement and any other Loan Document to adopt an alternate rate of interest pursuant to, and in accordance with, Section 2.16(b), without any further action or consent of any other party to any Loan Document.

Section 10.3 Expenses; Indemnification.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Lead Arranger and the Issuing Bank in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents and, with respect to the Administrative Agent and the Issuing Bank only, any amendments, modifications or waivers thereof, limited in each case with respect to legal counsel to the reasonable fees, charges and disbursements of a single outside counsel for all of the Administrative Agent, the Lead Arranger and the Issuing Bank taken as a whole and, if reasonably necessary, one other local counsel in each applicable jurisdiction, (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented or invoiced out-of-pocket costs and expenses (limited in each case with respect to legal counsel to the fees, charges and disbursements of a single outside counsel for all of the Administrative Agent, the Issuing Bank and then Lenders taken as a whole and, if reasonably necessary, one other local counsel in each applicable jurisdiction and, in the event of a conflict of interest, one additional counsel to each group of similarly situated affected parties) incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Loan Parties shall indemnify the Administrative Agent, the Lead Arranger, each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from and against, any and all losses, claims, damages, liabilities, costs and expenses (including the reasonable fees, charges and disbursements of a single outside counsel for the Indemnitees taken as a whole and, in the event of a conflict of interest, one additional counsel to each group of similarly situated affected Indemnitees) incurred by any Indemnitee or asserted against any Indemnitee by any third party, by the Borrower or any other Loan Party or by any other Person arising out of or relating to (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of Subsidiaries, or any Environmental Liability of any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party, by the Borrower or any other Loan Party or by any other Person, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or its or any of its Affiliates, officers, directors, employees, agents, advisors, members or (y) a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document or (2) arise from any disputes solely among Indemnitees unrelated to any disputes involving, or claims against, any Loan Party (other than disputes involving the Administrative Agent, the Lead Arranger, the Issuing Bank or the Swingline Lender in its capacity as such).

(c) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under subsection (a), (b), or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or Revolving Credit Exposure, as applicable), Delayed Draw Term Loan Commitment, if applicable, and Term Loan determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, each party hereto agrees that it shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

(f) This Section 10.3 shall apply with respect to Taxes only to the extent they represent losses, claims, damages, etc., arising from any non-Tax claim.

Section 10.4 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (which consent shall not be unreasonably withheld, conditioned or delayed), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade

Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $1,000,000 with respect to Delayed Draw Term Loan Commitments and/or Term Loans and $2,500,000 with respect to Revolving Commitments and/or Revolving Loans and in minimum increments of $1,000,000 and $2,500,000, respectively, unless either (x) each of the Administrative Agent and, so long as no Event of Default under Section 8.1(a), 8.1(b), 8.1(h) or 8.1(i) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) or (y) such assignment is of the full amount of such assigning Lender’s remaining Commitment.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned, except that this subsection (b)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Commitments on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.1(a), 8.1(b), 8.1(h) or 8.1(i) has occurred and is continuing at the time of such assignment, (2) such assignment is in respect of a Term Loan and is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender, (3) such assignment is in respect of a Revolving Commitment and is to a Revolving Lender or (4) such assignment is in respect of a Delayed Draw Term Loan Commitment and is to another Lender with an existing Delayed Draw Term Loan Commitment; provided that the Borrower shall be deemed to have provided consent if they fail to approve or disapprove of such assignment by written notice to the Administrative Agent within ten (10) Business Days after the date on which it receives notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) such assignment is in respect of a Term Loan (but, for the avoidance of doubt, not a Delayed Draw Term Loan Commitment) and is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender, (2) such assignment is in respect of a Revolving Commitment and is to a Revolving Lender or (3) such assignment is in respect of a Delayed Draw Term Loan Commitment and is to another Lender with an existing Delayed Draw Term Loan Commitment; and

(C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), and the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Swingline Loans (whether or not then outstanding).

(iv) Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500 (unless waived or reduced by Agent in connection with any assignment to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender), (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20(f).

(v) No Assignment to Disqualified Institutions. Notwithstanding any to the contrary herein, no assignment or participation shall be made to any Person that was a Disqualified Institution as of the date on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in their sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation).

(vi) No Assignment to the Borrower or its Affiliates. Except as specifically set forth in Section 10.4(g), no such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vii) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(viii) Tax Forms. The assignee shall execute and deliver to the Administrative Agent and the Borrower the forms described in Section 2.20(f)(ii) applicable to it.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No assignment shall be effective unless it has been recorded in the Register as provided in this Section 10.4(c). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. This Section shall be construed so that the Loans are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions). Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Lender or the Issuing Bank, sell participations to any Person (other than a natural person, a Disqualified Institution, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or reimbursement obligation with respect to a LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) except as otherwise permitted under the Loan Documents, release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations; or (v) except as otherwise permitted under the Loan Documents, release all or substantially all collateral (if any) securing any of the Obligations in each case subject to the exceptions, limitations and qualifications applicable to Lenders in the corresponding provisions in Section 10.2(b). Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to Section 2.24 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e) A Participant shall not be entitled to receive any greater payment under Sections 2.18 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.20 unless the Borrower id notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.20(f) and (g) as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender or its Parent Company; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Affiliated Lenders.

(i) Notwithstanding anything to the contrary contained herein, in addition to the other rights provided in this Section 10.4, each Lender may assign all or a portion of any one or more of its Term Loans (but, for the avoidance of doubt, not any Delayed Draw Term Loan Commitment) to any Person who, after giving effect to such assignment, would be an Affiliated Lender (including a Debt Fund Affiliate) (without the consent of any Person but subject to acknowledgment by the Administrative Agent (which acknowledgment shall be provided promptly after request therefor)); provided that:

(A) the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit C hereto (an “Affiliated Lender Assignment and Assumption”), which, among other things, shall provide for a power of attorney in favor of the Administrative Agent to vote the claims in respect of such Term Loans held by such Affiliated Lender in an Insolvency Proceeding as provided in clause (iv) of this Section 10.4(g), but which shall not require such Affiliated Lender to make any representation that it is not in possession of any Non-Public Information or to render customary “big boy” disclaimer letters;

(B) for the avoidance of doubt, Lenders shall not be permitted to assign any Delayed Draw Term Loan Commitments, Revolving Commitments or Revolving Loans (or grant any participation therein) to an Affiliated Lender, and any purported assignment of or participation in any Delayed Draw Term Loan Commitments, Revolving Commitments or Revolving Loans to an Affiliated Lender shall be null and void;

(C) at all times, including at the time of such assignment and after giving effect to such assignment, (1) the aggregate principal amount of all Term Loans and other Indebtedness secured by Liens that are pari passu with the Term Loans held by all Affiliated Lenders (excluding Debt Fund Affiliates) shall not exceed twenty percent (20%) of all Term Loans outstanding under this Agreement plus all such other Indebtedness, (2) the aggregate principal amount of all Term Loans and other Indebtedness secured by Liens that are pari passu with the Term Loans held by all Affiliated Lenders (including Debt Fund Affiliates) shall not exceed thirty percent (30%) of all Term Loans outstanding under this Agreement plus all such other Indebtedness, and (3) the number of Affiliated Lenders (including Debt Fund Affiliates) in the aggregate shall at no time exceed the lesser of (x) two and (y) forty-nine percent (49%) of the aggregate number of Lenders included in determining whether the Required Lenders have consented to any amendment, waiver or other action;

(D) no assignment of Term Loans to an Affiliated Lender may be purchased with the proceeds of any Revolving Loan or Swingline Loan; and

(E) no Event of Default shall have occurred and be continuing.

(iii) Notwithstanding anything to the contrary in this Agreement, no Affiliated Lender (excluding Debt Fund Affiliates) shall have any right to (A)(1) attend (including by telephone) or receive notice of any meeting, conference call or discussions (or portion thereof) among the Administrative Agent, the Lead Arranger or any Lender to which representatives of the Loan Parties are not invited, (2) receive any information or material prepared by the Administrative Agent, the Lead Arranger or any Lender or any communication by or among the Administrative Agent, the Lead Arranger and/or one or more Lenders, except to the extent such information, materials or communication have been made available to any Loan Party or any representative of any Loan Party or (3) receive advice of counsel to the Administrative Agent, the Lead Arranger and the Lenders or (B) access the Platform (including, without limitation, that portion of the Platform that has been designated for “Private Side” Lenders).

(iv) Notwithstanding anything in Section 10.2 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, an Affiliated Lender (excluding Debt Fund Affiliates) shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders (excluding Debt Fund Affiliates) unless such amendment, modification, waiver, consent or other action shall (x) require the consent of all Lenders or each Lender directly and adversely affected thereby and (y) adversely affect such Affiliated Lender (excluding Debt Fund Affiliates) more than other Term Lenders (who are not Affiliated Lenders (excluding Debt Fund Affiliates)) in any material respect.

(v) Notwithstanding anything to the contrary in this Agreement, each Affiliated Lender, solely in its capacity as a holder of any Class of Term Loans, hereby agrees, and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if any Loan Party shall be subject to any Insolvency Proceeding, (A) such Affiliated Lender (in its capacity as such) shall not take any step or action in such Insolvency Proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that is supported by the Administrative Agent) in relation to such Affiliated Lender’s claim with respect to its Loans (including, without limitation, objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise, or plan of reorganization) so long as such Affiliated Lender is treated in connection with such exercise or action on the same or better terms as the other Lenders with Term Loans, (B) with respect to any matter requiring the vote of holders of any such Term Loans during the pendency of any such Insolvency Proceeding (including voting on any plan of reorganization pursuant to 11 U.S.C. §1126), such Term Loans held by such Affiliated Lender (and any claim with respect thereto) shall be deemed to have voted in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders and (C) each Affiliated Lender hereby irrevocably appoints the Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of such Loans therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Agent’s discretion to take any action and to execute any instrument that the Agent may deem reasonably necessary or appropriate to carry out the provisions of this clause (iv), including to ensure that any vote of such Affiliated Lender with respect to such Loans on any plan of reorganization or plan of liquidation is withdrawn or otherwise not counted. For the avoidance of doubt, the Lenders and each Affiliated Lender agree and acknowledge that the provisions set forth in this clause (iv), and the related provisions set forth in each Affiliated Lender Assignment and Assumption, constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where a Loan Party has filed for protection under the Bankruptcy Code.

Notwithstanding anything to the contrary herein, any Affiliated Lender that has purchased Term Loans pursuant to this Section 10.4(g) may in its sole discretion, contribute, directly or indirectly, the principal amount of such Term Loans or any portion thereof, plus all accrued and unpaid interest thereon, to the Borrower for the purpose of cancelling and extinguishing such Term Loans. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Term Loans shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(h) Other Affiliated Assignments. Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans hereunder to Parent, the Borrower or any of its Subsidiaries, but only if:

(i) (A) such assignment is made pursuant to a Dutch Auction open to all Lenders holding Term Loans of the specified Class on a pro rata basis or (B) such assignment is made as an open market purchase on a non-pro rata basis;

(ii) no Event of Default has occurred and is continuing;

(iii) (A) any such Term Loans acquired by the Borrower shall be automatically and permanently cancelled immediately upon acquisition thereof and (B) any such Term Loans acquired by Parent or any of its Subsidiaries (other than the Borrower) shall be contributed or distributed, as applicable, to the Borrower and, immediately after such contribution or distribution, such Term Loans shall be automatically and permanently cancelled; and

(iv) the Borrower and its Subsidiaries do not use the proceeds of Revolving Loans to acquire such Term Loans.

Section 10.5 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of New York.

(b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) Each party hereto irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7 Right of Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default under Sections 8.1(a), (b), (h) or (i), without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final but excluding all trust, payroll, tax withholding, employee benefit and other accounts relating to insurance premiums and payments of claims which are required by applicable law or contract to be segregated from the Loan Parties’ other funds) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender or the Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and the Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender or the Issuing Bank.

Section 10.8 Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.9 Survival. All covenants, agreements, representations and warranties made by the Borrower herein, in the other Loan Documents and in the certificates and notices delivered in connection herewith or therewith shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender

may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.18, 2.19, 2.20, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.10 Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of any information relating to the Borrower or any of its Subsidiaries or any of their respective businesses (in the case of any such information provided after the Closing Date, to the extent designated in writing as confidential and provided to it by the Borrower or any of its Subsidiaries), other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender including, without limitation, accountants, legal counsel and other advisors, in each case, to the extent they are informed of the confidential nature of the information provided to them and instructed to keep such information confidential, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent, the Issuing Bank and the Lenders agree, to the extent permitted by applicable law, to provide prompt written notice thereof, such notice to be provided in advance to the extent commercially reasonable and permitted by applicable law), (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners (in which case the Administrative Agent, the Issuing Bank and the Lenders agree, other than in connection with customary regulatory disclosures or in connection with audits or examinations conducted by such auditors, to the extent permitted by applicable law or regulation, to provide prompt written notice thereof, such notice to be provided in advance to the extent commercially reasonable and permitted by applicable law or regulation), (iv) to the extent that such information becomes publicly available other than as a result of a breach of any Loan Document (including this Section), or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries who did not acquire such information as a result of a breach of any Loan Document (including this Section), (v) to the extent required in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, including in connection with any financing that any Lender or its Affiliates may obtain, (viii) to the CUSIP Service Bureau or any similar organization, (ix) to any financing source, investor or prospective investor in connection with any financing that any Lender or its Affiliates may obtain who is informed of the confidential nature of this information and agrees to keep the information confidential on terms substantially the same as those contained in this Section or (x) with the written consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation or Loan Document entered into with any Loan Party, the terms of this Section shall govern.

Section 10.12 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

Section 10.13 Waiver of Effect of Corporate Seal. Each Loan Party represents and warrants that it is not required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law or any of its Organization Documents, agrees that this Agreement is delivered by such Loan Party under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 10.14 Patriot Act. The Administrative Agent and each Lender hereby notifies the Loan Parties that (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate.

Section 10.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and

their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.16 Location of Closing. Each Lender and the Issuing Bank acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement to the Administrative Agent, c/o King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036. Each Loan Party acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 3.1, to the Administrative Agent, c/o King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036. All parties agree that the closing of the transactions contemplated by this Agreement has occurred in New York.

Section 10.17 Swaps. Nothing herein constitutes an offer or recommendation to enter into any “swap” or trading strategy involving a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. Any such offer or recommendation, if any, will only occur after the Administrative Agent has received appropriate documentation from the applicable Loan Party regarding whether such Loan Party is qualified to enter into a swap under applicable law.

Section 10.18 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any ~~EEA~~the applicable Resolution Authority.

Section 10.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

TB ACQUISITION MERGER SUB LLC, as the
Borrower prior to the consummation of the Closing Date
Merger

By:
Name: Gary A. Simanson
Title: President

HAWK PARENT HOLDINGS LLC, as the Borrower following the consummation of the Closing Date Merger

By:
Name: Timothy Murphy
Title: Chief Financial Officer

OTHER LOAN PARTIES:

HAWK INTERMEDIATE HOLDINGS LLC

By:
Name: Timothy Murphy
Title: Chief Financial Officer

HAWK BUYER HOLDINGS LLC

By:
Name: Timothy Murphy
Title: Chief Financial Officer

Signature Page to

Revolving Credit and Term Loan Agreement

REPAY HOLDINGS, LLC

By:
Name: Timothy Murphy
Title: Chief Financial Officer

M&A VENTURES, LLC

By:
Name: Timothy Murphy
Title: Chief Financial Officer

SIGMA ACQUISITION LLC

By:
Name: Timothy Murphy
Title: Chief Financial Officer

WILDCAT ACQUISITION LLC

By:
Name: Timothy Murphy
Title: Chief Financial Officer

MARLIN ACQUIRER LLC

By:
Name: Timothy Murphy
Title: Chief Financial Officer

REPAY MANAGEMENT HOLDCO INC.

By:
Name: Timothy Murphy
Title: Treasurer and Secretary

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Revolving Credit and Term Loan Agreement

REPAY MANAGEMENT SERVICES LLC

By:
Name: Timothy Murphy
Title: Chief Financial Officer

TRISOURCE SOLUTIONS, LLC

By:
Name: Timothy Murphy
Title: Chief Financial Officer

MESA ACQUIRER, LLC

By:
Name: Timothy Murphy
Title: Chief Financial Officer

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Revolving Credit and Term Loan Agreement

~~SUNTRUST~~TRUIST BANK, as successor by merger to SunTrust Bank, as the Administrative Agent, as the
Issuing Bank, as the Swingline Lender and as a Lender

By:
Name:
Title:

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REGIONS BANK, as a Lender

By:
Name:
Title:

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Revolving Credit and Term Loan Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

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Revolving Credit and Term Loan Agreement

FIFTH THIRD BANK, as a Lender

By:
Name:
Title:

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Revolving Credit and Term Loan Agreement

BMO HARRIS BANK N.A., as a Lender

By:
Name:
Title:

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Revolving Credit and Term Loan Agreement

CITIZENS BANK, N.A., as a Lender

By:
Name:
Title:

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Revolving Credit and Term Loan Agreement

CIT BANK, N.A., as a Lender

By:
Name:
Title:

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Revolving Credit and Term Loan Agreement

ATLANTIC CAPITAL BANK, N.A., as a Lender

By:
Name:
Title:

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Revolving Credit and Term Loan Agreement

CADENCE BANK, N.A., as a Lender

By:
Name:
Title:

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Revolving Credit and Term Loan Agreement

FIRST ~~TENNESSEE~~HORIZON BANK, ~~N.A.,~~ as a Lender

By:
Name:
Title:

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Revolving Credit and Term Loan Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:
Name:
Title:

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Revolving Credit and Term Loan Agreement

MUFG UNION BANK, N.A., as a Lender

By:

Name:
Title:

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Revolving Credit and Term Loan Agreement